UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Aaron’s Company, Inc.

(Name of Registrant as Specified in its Charter)

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☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

400 Galleria Parkway, S.E., Suite 300

Atlanta, Georgia 30339

[   ], 2024

Dear Shareholder:

A special meeting of shareholders of The Aaron’s Company, Inc., a Georgia corporation (“The Aaron’s Company” or the “Company”), will be held on [  ], 2024, at [  ] a.m. local time, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361. (the “special meeting”). You are cordially invited to attend.

On June 16, 2024, The Aaron’s Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”) with IQVentures Holdings, LLC, an Ohio limited liability company (“IQV”), and Polo Merger Sub, Inc., a Georgia corporation that is a wholly-owned direct subsidiary of IQV (“Merger Sub”), providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of The Aaron’s Company by IQV at a price of $10.10 per share in cash. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into The Aaron’s Company (the “merger”), with The Aaron’s Company surviving the merger as a wholly-owned direct subsidiary of IQV. At the special meeting, The Aaron’s Company will ask you to approve certain proposals, including a proposal to approve the merger agreement.

At the effective time of the merger, each share of The Aaron’s Company common stock, par value $0.50 per share (“Company common stock”), issued and outstanding immediately prior to the effective time (other than shares owned by The Aaron’s Company as treasury stock, shares owned by IQV or any direct or indirect wholly owned subsidiary of IQV and shares owned by shareholders who have properly exercised dissenters’ rights under Georgia law), will be converted into the right to receive $10.10 in cash, without interest. This represents a premium of 34.0% over the Company’s closing share price of $7.54 on June 14, 2024 (the last trading day prior to the announcement of the merger) and a premium of 35.6% over the Company’s 90-day volume-weighted average share price as of such date.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of The Aaron’s Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously adopted the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of The Aaron’s Company’s shareholders, directed that the merger agreement be submitted to The Aaron’s Company’s shareholders for approval at a duly held meeting and resolved to recommend that The Aaron’s Company’s shareholders vote to approve the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement described in the accompanying proxy statement. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal described in the accompanying proxy statement and “FOR” the adjournment proposal, if necessary or appropriate, described in the accompanying proxy statement.

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to approve the merger agreement is important and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is approved by shareholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on [ ], 2024. The failure to vote will have the same effect as a vote AGAINST the proposal to approve the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares by promptly voting electronically or telephonically as described in the accompanying proxy statement, or by completing, dating, signing and returning your proxy card, or attending the special meeting in person. Instructions regarding the methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from it to vote your shares. If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated, The Aaron’s Company’s proxy solicitor for the special meeting, toll-free at (877) 800-5194 (banks and brokers may call (212) 750-5833).

We encourage you to join us in voting to approve the merger that our management team and the Board view as highly beneficial to our shareholders.

Very truly yours,

John W. Robinson III
Chairman of the Board of Directors

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [ ], 2024 and is first being mailed to our shareholders on or about [ ], 2024.

400 Galleria Parkway, S.E., Suite 300

Atlanta, Georgia 30339

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Time and Date:	[ ] a.m. local time, on [ ], 2024

Place:	Jones Day, 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361

Purpose:

1.  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated June 16, 2024 (as it may be amended from time to time, the “merger agreement”), by and among IQVentures Holdings, LLC, an Ohio limited liability company (“IQV”), Polo Merger Sub, Inc., a Georgia corporation that is a wholly-owned direct subsidiary of IQV (“Merger Sub”), and The Aaron’s Company, Inc., a Georgia corporation (“The Aaron’s Company” or the “Company”), which we refer to as the “proposal to approve the merger agreement”.

2.  To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal.”

3.  To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the “adjournment proposal.”

Your vote is very important. The merger cannot be completed unless the proposal to approve the merger agreement receives the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date.

Record Date:	Only shareholders of record as of the close of business on [ ], 2024 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

General:

For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

Holders of record of Company common stock are entitled to dissenters’ rights under the Georgia Business Corporation Code (the “GBCC”) in connection with the merger if they meet certain conditions. See “Dissenters’ Rights of Shareholders” beginning on page [●]. A copy of Article 13 of the GBCC is attached as Annex C to the proxy statement.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously adopted the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, directed that the merger agreement be submitted to the Company’s shareholders for approval at a duly held meeting and resolved to recommend that the Company’s shareholders vote to approve the merger agreement.

The Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment proposal, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Please vote telephonically or electronically for the matters before our shareholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the special meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

By Order of the Board of Directors,

Rachel G. George
Executive Vice President, General Counsel, Corporate Secretary, Chief Compliance Officer & Chief Corporate Affairs Officer

-i-

(continued)

-ii-

(continued)

ANNEXES

Annex A – Agreement and Plan of Merger, dated June 16, 2024, by and among IQVentures Holdings, LLC, Polo Merger Sub, Inc. and The Aaron’s Company, Inc.

Annex B – Opinion Letter of J.P. Morgan Securities LLC, dated June 16, 2024

Annex C – Article 13 of the Georgia Business Corporation Code

-iii-

400 Galleria Parkway, S.E., Suite 300

Atlanta, Georgia 30339

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of shareholders (the “special meeting”) of The Aaron’s Company, Inc., which we refer to as “The Aaron’s Company”, the “Company”, “we”, “us” or “our”. The special meeting will be held on [ ], 2024, at [  ] a.m. local time, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361. We are furnishing this proxy statement to shareholders of the Company as part of the solicitation of proxies by the Company’s board of directors, which we refer to as the “Board”, for use at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated [  ], 2024 and is first being mailed to our shareholders on or about [ ], 2024.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page [●].

The Parties

(page [●])

The Aaron’s Company. The Aaron’s Company is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of furniture, electronics, appliances, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven Furniture Industries (“Woodhaven”). Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,200 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 12 retail stores in Florida and Georgia. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company’s furniture manufacturing division.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AAN.” Our principal executive office is located at 400 Galleria Parkway SE, Suite 300 Atlanta, Georgia 30339, and our telephone number is (678) 402-3000.

IQVentures Holdings, LLC. IQVentures Holdings, LLC, which we refer to as “IQV”, invests in and builds the next generation of technology and companies that help shape the future. IQV has substantial experience and expertise in all aspects of consumer and business financing and leverages proprietary technology and shared services to help drive value for the companies it acquires. IQV’s address is 5165 Emerald Pkwy, Suite 110, Dublin, Ohio 43017, and its telephone number is (888) 983-4478.

Polo Merger Sub, Inc. Polo Merger Sub, Inc., which we refer to as “Merger Sub”, is a wholly-owned direct subsidiary of IQV formed solely for the purpose of effecting the merger and was formed on May 30, 2024. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s address is 1180 Peachtree St. NE, Suite 1600, Atlanta, GA 30309, and its telephone number is (888) 983-4478.

The Merger

(page [●])

The Company, IQV and Merger Sub entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement”, on June 16, 2024. A copy of the merger agreement is attached as Annex A to this proxy statement. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger.” The Company will survive the merger as a wholly-owned direct subsidiary of IQV. We refer to the merger and the other transactions contemplated by the merger agreement (other than the Financing, as defined below) as the “transactions.”

Upon the consummation of the merger, each share of the Company’s common stock, par value $0.50 per share, which we refer to as “Company common stock”, that is issued and outstanding immediately prior to the effective time of the merger, which we refer to as the “effective time” (other than shares owned by The Aaron’s

Company as treasury stock, shares owned by IQV or any direct or indirect wholly owned subsidiary of IQV and shares owned by shareholders who have properly exercised dissenters’ rights under the Georgia Business Corporation Code, which we refer to as the “GBCC”), will be converted into the right to receive $10.10 in cash, without interest, which we refer to as the “merger consideration.”

The Special Meeting

(page [●])

Date, Time and Place. The special meeting will be held on [   ], 2024, at [   ] a.m. local time, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361.

Purpose. At the special meeting, you will be asked to, among other things, vote for the approval of the merger agreement, the nonbinding compensation proposal (as described below under “Questions and Answers About the Special Meeting and the Merger—What proposals will be considered at the special meeting?”) and, if necessary or appropriate, the adjournment proposal. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.

Shareholders Entitled to Vote; Vote Required to Approve the Merger Agreement

(page [●])

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on [  ], 2024, the record date for the special meeting. As of the close of business on the record date, there were [ ] shares of Company common stock outstanding and entitled to vote, held by [  ] shareholders of record. You may cast one vote for each share of Company common stock that you held on the record date on each of the proposals presented in this proxy statement. The approval of the merger agreement by the Company’s shareholders requires the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date.

Recommendation of the Board; Reasons for Recommending the Approval of the Merger Agreement

(page [●])

After careful consideration, the Board unanimously adopted the merger agreement and resolved to recommend that the Company’s shareholders vote to approve the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment proposal, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

The Board has determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders. For a discussion of the material factors that the Board considered in resolving to recommend that the Company’s shareholders vote to approve the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Approval of the Merger Agreement” beginning on page [●].

Opinion of Financial Advisor

(page [●] and Annex B)

J.P. Morgan Securities LLC, which we refer to as “J.P. Morgan”, rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its June 16, 2024 oral opinion by delivering its written opinion, dated June 16, 2024, to the Board that, as of such date, the merger consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated June 16, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. J.P. Morgan’s opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter.

For a more complete description, please see the section of this proxy statement entitled “The Merger—Opinion of J.P. Morgan” beginning on page [●].

Certain Effects of the Merger

(page [●])

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly-owned direct subsidiary of IQV.

Following the consummation of the merger, shares of Company common stock will no longer be listed on the New York Stock Exchange, which we refer to as the “NYSE”, or any other public market, and the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, will be terminated.

Effects on the Company if Merger is Not Completed

(page [●])

In the event that the proposal to approve the merger agreement does not receive the required approval from the Company’s shareholders, or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and shareholders will continue to own their shares of Company common stock, and shares of Company common stock will remain listed on the NYSE.

Upon termination of the merger agreement under certain specified circumstances, the Company will be required to pay IQV a termination fee of $12,500,000 (the “Company Termination Fee”). Upon termination of the merger agreement under certain other specified circumstances, IQV will be required to pay the Company a reverse termination fee of $22,000,000 (the “IQV No-Close Termination Fee”) or, alternatively, a regulatory reverse termination fee of $12,500,000 (the “IQV Regulatory Termination Fee”), depending on the circumstances upon which such termination occurs. However, in no event will IQV be required to pay to the Company both the IQV No-Close Termination Fee and the IQV Regulatory Termination Fee. For a more complete description, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reverse Termination Fee” beginning on page [●].

Treatment of Equity and Long-Term Cash Awards

(page [●])

Outstanding equity and long-term cash awards will be treated as follows in connection with the merger, provided that any cash payment will be subject to applicable tax withholding and will not include interest:

Stock Options

As of the effective time, each outstanding Company stock option granted under a Company equity incentive plan, will accelerate and become fully vested (to the extent not yet vested) and cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company common stock subject to such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the applicable exercise price per share, provided that each Company stock option that has an exercise price per share that is equal to or greater than the merger consideration will be cancelled for no consideration.

Restricted Stock Unit Awards

As of the effective time, each outstanding Company restricted stock unit granted under a Company equity incentive plan will become fully vested (to the extent not yet vested) and will be cancelled and converted into the right to receive a cash payment equal to the merger consideration.

Restricted Stock Awards

As of the effective time, each outstanding restricted share of Company common stock granted under a Company equity incentive plan that is:

•	vested will be cancelled and converted into the right to receive a cash payment equal to the merger consideration; or

•

unvested will be modified to reflect an award of restricted cash in an amount equal to the merger consideration, having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the transactions and certain administrative changes), except that the period following a change in control of the Company during which such award is subject to vesting on a termination without “cause” or for “good reason,” as applicable (the “Protection Period”), will be extended if and to the extent necessary so that it covers the entire vesting period of such award.

Restricted Cash Awards

As of the effective time, each outstanding Company time-based restricted cash award granted under a Company equity incentive plan will be modified to reflect an award of restricted cash of an equal dollar amount, having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the transactions and certain administrative changes), except that the Protection Period with respect to each such award (if any) will be extended if and to the extent necessary so that it covers the entire vesting period of such award.

Performance Share Awards

As of the effective time, each outstanding award of Company performance shares granted under a Company equity incentive plan will become vested with respect to the “target” number of performance shares subject to such award, and each vested Company performance share will be cancelled and converted into the right to receive a cash payment equal to the merger consideration.

Performance Unit Awards

As of the effective time, each outstanding award of Company cash performance units granted under a Company equity incentive plan will become vested with respect to the “target” number of performance units subject to such award, and each vested award of Company performance units will be cancelled and converted into the right to receive cash in an amount equal to that number of vested units covered by such award multiplied by $1.00 per unit.

For more information, please see “The Merger Agreement—Treatment of Equity and Long-Term Cash Awards” beginning on page [●].

Treatment of Employee Stock Purchase Plan

(page [●])

As provided in the merger agreement, the Company has taken all actions necessary to treat The Aaron’s Company, Inc. Amended and Restated Employee Stock Purchase Plan (the “Company ESPP”) as follows: (i) no offering period will commence after the date of the merger agreement, (ii) no new participants may commence participation after the date of the merger agreement, (iii) no existing participant may increase his or her rate of contribution after the date of the merger agreement, (iv) each purchase right issued pursuant to the Company ESPP for an offering period commencing before the date of the merger agreement will be fully exercised in accordance with the terms of the Company ESPP on the earlier of (A) the scheduled purchase date for the applicable offering period and (B) a date prior to the effective time determined by the Company and consistent with the ESPP and the applicable offering period (with any participant payroll deductions not applied to the purchase of Company shares returned to the participant without interest) and (v) the Company ESPP will terminate effective immediately prior to the effective time.

Interests of Directors and Executive Officers in the Merger

(page [●])

Details of the beneficial ownership of Company common stock of the Company’s directors and executive officers are set out in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●]. In addition to their interests in the merger as shareholders, certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The Board was aware of and considered these interests, among other matters, in evaluating and reaching its decision to adopt the merger agreement and determining that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, and in resolving to recommend that the Company’s shareholders vote to approve the merger agreement.

The Company’s directors and executive officers also have the right to indemnification and insurance coverage following the closing of the merger. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●].

Financing of the Merger

(page [●])

In connection with the execution of the merger agreement, IQV has obtained debt financing and equity financing commitment letters to finance the merger and the other transactions and to pay related fees and expenses (the “Financing”), subject to certain terms and conditions set forth in the commitment letters. However, neither the Financing nor the availability of any funds or other financing to IQV or any of its affiliates is a condition to the merger or the other transactions. For more information, please see the section of this proxy entitled “The Merger—Financing of the Merger” beginning on page [●].

Conditions to the Merger

(page [●])

Each party’s obligation to effect the merger is subject to the satisfaction at or prior to the effective time of the merger of each of the following conditions:

•	the approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date;

•

(i) the waiting period (and any extension thereof) applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act”, will have expired or been terminated, and (ii) the Company will have provided notice to the Federal Trade Commission (“FTC”) pursuant to the two outstanding consent orders issued by the FTC and binding on Aaron’s, LLC (collectively, the “regulatory approvals”);

•

the absence of any law, regulation, rule, order, judgment, ruling, injunction, decree or other determination of a governmental entity making illegal, enjoining or otherwise prohibiting the consummation of the transactions;

•	subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

•	performance in all material respects by the other party of its covenants and agreements contained in the merger agreement to be performed or complied with prior to or on the closing date.

In addition, the obligation of IQV and Merger Sub to consummate the merger is also subject to no Company material adverse effect (as defined below) occurring since the date of the merger agreement.

At or prior to the effective time, the Company on the one hand and IQV and Merger Sub on the other hand may waive any of the conditions to its respective obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Approvals

(page [●])

To complete the merger, the Company and IQV must obtain certain authorizations, approvals or consents from certain governmental and regulatory authorities. The required regulatory approvals will include expiration or termination of the waiting period (or any extension thereof) under the HSR Act. The waiting period under the HSR Act expired on July 29, 2024.

The merger agreement generally requires each party to use reasonable best efforts to resolve any objections that may be asserted under any law or any impediments that would delay, prevent, enjoin or otherwise prohibit the transactions contemplated by the merger agreement, subject to certain limitations (as described under “The Merger Agreement—Reasonable Best Efforts; Regulatory Approvals”).

Subject to certain limitations, either party may terminate the merger agreement if the merger is not consummated at or prior to 11:59 p.m. (Atlanta, Georgia time) on November 30, 2024 (the “outside date”). If the merger agreement is so terminated by either party and all conditions have been satisfied other than the attainment of the regulatory approvals or if any laws are enacted, enforced or adopted or final governmental order is issued enjoining or otherwise prohibiting the consummation of the transactions (to the extent such restraint arises under any antitrust law), IQV will be required to pay to the Company a termination fee of $12,500,000, subject to certain additional terms (as described under “The Merger Agreement—Termination Fee and Reverse Termination Fee”).

No Solicitation by the Company

(page [●])

The merger agreement generally restricts the Company’s ability to initiate, solicit or knowingly facilitate or encourage alternative acquisition proposals. However, at any time prior to receipt of the approval of the merger agreement by the Company’s shareholders, the Company may provide information to and negotiate with third parties who submit an alternative acquisition proposal that the Board (or any authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes (or would reasonably be expected to lead to) a superior proposal (as defined below under “The Merger Agreement—No Solicitation by the Company”), provided that such alternative acquisition proposal did not result from a breach of the Company’s restrictions and subject to certain requirements being met before such action. Further, subject to certain limitations, at any time prior to receipt of the approval of the merger agreement by the Company’s shareholders, the Board may withdraw or change its recommendation of the merger in response to a superior proposal (as described below under “The Merger Agreement—Changes in the Board’s Recommendation”) and the Company may terminate the merger agreement in order to enter into a definitive agreement with respect to such superior proposal, provided the Company has given IQV an opportunity to present revised terms that would cause such superior proposal to no longer constitute a superior proposal and subject to the payment by the Company to IQV of a termination fee of $12,500,000 (as described under “The Merger Agreement—Termination Fee and Reverse Termination Fee”).

Termination of the Merger Agreement

(page [●])

The merger agreement may be terminated at any time prior to the effective time of the merger in the following circumstances:

•	by mutual written agreement of the Company and IQV;

•	by either the Company or IQV:

•

if the merger is not consummated by the outside date, provided that such termination right will not be available (i) to any party whose breach of the merger agreement materially contributed to or resulted in the failure of the closing to occur prior to the outside date or (ii) to IQV during the pendency of any action by the Company for specific performance or for the 30-day period following any final resolution of any such action;

•

if any laws are enacted, enforced or adopted or final governmental order is issued enjoining or otherwise prohibiting the consummation of the transactions, except that such termination right will not be available to any party whose breach of any obligation under the merger agreement has been the cause of or resulted in the issuance of such governmental order;

•

if Company shareholder approval of the merger agreement is not obtained at the special meeting, except that such termination right will not be available to the Company if the failure to obtain such approval was primarily caused by any action or inaction of the Company that constitutes a material breach by the Company of its obligations under the merger agreement; or

•

for any breach of any covenant, representations or warranties on the part of the other party, which breach (i) would result in a failure of a condition to the obligation of the terminating party to consummate the merger and (ii) is not cured within the earlier of the outside date and 30 days following written notice thereof to the other party, except that such termination right will not be available to any party who is then in knowing material breach of its representations and warranties or willful and material breach of any covenant or agreement contained in the merger agreement.

•	by the Company:

•	prior to the receipt of the Company shareholder approval, if concurrently with the termination of the merger agreement, the Company enters into a definitive agreement with respect to a superior proposal, provided that the Company has given IQV an opportunity to present revised terms that would cause such superior proposal to no longer constitute a Company Superior Proposal and subject to the payment by the Company to IQV the Company Termination Fee (as described below under “The Merger Agreement—Termination Fee and Reverse Termination Fee”); or

•

if (i) all of the conditions to the obligations of IQV to consummate the merger have been satisfied (other than conditions that are to be satisfied by actions taken at the closing), (ii) the Company has irrevocably notified IQV in writing that the Company is ready, willing and able to consummate the merger and (iii) IQV fails to consummate the merger within two business days of such notice, it being understood that such right of termination by the Company will continue during the pendency of any action by the Company for specific performance and for the 30-day period following any final resolution of any such action; or

•	by IQV:

•

prior to the special meeting, if the Board has made a change of recommendation, provided that such termination right will expire on the 10th business day following the date on which such termination right arose (as described below under “The Merger Agreement—Changes in the Board’s Recommendation”).

Termination Fee and Reverse Termination Fee

(page [●])

If the merger agreement is terminated under certain specified circumstances, the Company will be required to pay to IQV a termination fee of $12,500,000.

If the merger agreement is terminated under certain other specified circumstances, IQV will be required to pay to the Company a termination fee of either $22,000,000 (the IQV No-Close Termination Fee) or $12,500,000 (the IQV Regulatory Termination Fee), depending on the applicable circumstance, but in no event will IQV be required to pay to the Company both the IQV No-Close Termination Fee and the IQV Regulatory Termination Fee.

For more information, please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reverse Termination Fee” beginning on page [●].

Dissenters’ Rights

(page [●] and Annex C)

Under the GBCC, any holder of record of Company common stock who objects to the merger, and who exercises their dissenters’ rights and fully complies with all of the provisions of Article 13 of the GBCC (but not otherwise), will be entitled to demand and receive payment of the “fair value” for all (but not less than all) of their shares of Company common stock if the merger is completed. See “Dissenters’ Rights of Shareholders” on page [●]. A copy of Article 13 of the GBCC is attached as Annex C to this proxy statement.

Material U.S. Federal Income Tax Consequences

(page [●])

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in the shares of

Company common stock converted into cash pursuant to the merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

(page [●])

You can find more information about the Company in the periodic reports and other information we file with the Securities and Exchange Commission (“SEC”). The information is available at our website at www.aarons.com and the website maintained by the SEC at www.sec.gov. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See “Where You Can Find Additional Information” beginning on page [●].

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all the questions that may be important to you as a shareholder. Accordingly, you should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A: On June 16, 2024, the Company entered into the merger agreement with IQV and Merger Sub. You are receiving this proxy statement as a shareholder of the Company in connection with the solicitation of proxies by the Board in favor of the proposal to approve the merger agreement and the other matters to be voted on at the special meeting described below under “—What proposals will be considered at the special meeting?” beginning on page [●]. The merger cannot be completed unless the merger agreement is approved by shareholders holding at least a majority of the outstanding shares of Company common stock as of the record date.

Q:	As a shareholder, what will I receive in the merger?

A: If the merger is completed, you will be entitled to receive $10.10 in cash, without interest, for each share of Company common stock that you own immediately prior to the effective time of the merger.

Q:	What are the U.S. federal income tax consequences of the merger?

A: The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local or non-U.S. taxes.

Q:	What will happen to outstanding Company equity compensation and long-term cash awards in the merger?

A: For information regarding the treatment of the Company’s equity compensation and long-term cash awards, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity and Long-Term Cash Awards” beginning on page [●].

Q:	What will happen to the Company ESPP?

A: For information regarding the treatment of the Company ESPP, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Employee Stock Purchase Plan” beginning on page [●].

Q:	When and where is the special meeting of our shareholders?

A: The special meeting will be held on [   ], 2024, at [   ] a.m. local time, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361.

If you are a shareholder of record and wish to attend the special meeting, you must provide valid picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record shareholders as of [ ], 2024 to be admitted to the special meeting.

If you hold your shares through a bank, broker, or other nominee, more commonly known as holding shares in “street name,” and desire to vote at the special meeting, you must inform your bank, broker, or other nominee and request a “legal” proxy from the bank, broker, or nominee. You will need to bring the legal proxy to the special meeting along with valid picture identification. If you do not have a legal proxy, you will not be able to vote at the special meeting. You are, however, still welcome to attend the special meeting, but you must bring your most recent brokerage account statement showing that you owned the Company’s common stock as of the record date along with valid picture identification to be admitted to the special meeting. You are advised that if you own shares in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the special meeting and vote in person or legally appoint another proxy to vote on your behalf.

Q:	Who is entitled to vote at the special meeting?

A: Only holders of record of Company common stock as of the close of business on [   ], 2024, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [  ] shares of Company common stock outstanding and entitled to vote, held by [  ] shareholders of record. Each shareholder is entitled to one vote for each share of Company common stock held by such shareholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the special meeting?

A: At the special meeting, you will be asked to consider and vote on the following proposals:

•	a proposal to approve the merger agreement;

•

a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the “adjournment proposal.”

Q:	Why am I being asked to consider and vote on the nonbinding compensation proposal?

A: Under Section 14A of the Exchange Act, the SEC requires the Company to conduct a nonbinding, advisory vote of shareholders regarding the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger.

Q:	What will happen if the Company’s shareholders do not approve the nonbinding compensation proposal?

A: Approval of the compensation that will or may become payable by the Company to its named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement is not a condition to the consummation of the merger. The vote is an advisory vote and will not be binding on the Company. The arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to approval.

Accordingly, if the merger agreement is approved by Company’s shareholders and the merger is consummated, such compensation will or may be paid to the Company’s named executive officers regardless of the outcome of this advisory vote.

Q:	What constitutes a quorum for purposes of the special meeting?

A: Pursuant to the Company’s amended and restated bylaws (the “bylaws”), the holders of a majority of the outstanding shares of Company common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the special meeting. On the record date, [  ] shares of Company common stock were issued and outstanding, including shares of restricted stock still subject to vesting requirements entitled to vote at the special meeting. Shares represented by valid proxies received but marked as abstentions, and shares reflecting broker non-votes, will be counted as present at the special meeting for purposes of establishing a quorum.

Q:	What vote of our shareholders is required to approve each of the proposals?

A: The approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Abstentions, failures to vote and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present and entitled to vote at the special meeting. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Q:	How does the Board recommend that I vote?

A: The Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment proposal.

For a discussion of the factors that the Board considered in resolving to recommend that the Company’s shareholders vote to approve the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Approval of the Merger Agreement” beginning on page [●]. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s shareholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●].

Q:	How do the Company’s directors and executive officers intend to vote?

A: The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our shareholders as described in this proxy statement. Details of the beneficial ownership of Company common stock of the Company’s directors and executive officers are set out in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●].

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a shareholder?

A: In considering the proposals to be voted on at the special meeting, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder. The Board was aware of and considered these interests, among other matters, in evaluating and reaching its decision to adopt the merger agreement and in determining that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, and in resolving to recommend the Company’s shareholders vote to approve the merger agreement.

The Company’s directors and executive officers also have the right to indemnification and insurance coverage following the closing of the merger. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●].

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A: The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Company common stock on the record date, but transfer your shares after the record date but before the effective time of the merger, you will retain your right to vote such shares at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:	How do I cast my vote if I am a shareholder of record?

A: If you are a shareholder with shares of Company common stock registered in your name, you may vote in person at the special meeting or by submitting a proxy for the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page [●].

If you are a shareholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to approve the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker?

A: If you are a shareholder with shares of Company common stock held in “street name”, which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Unless you follow those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A: If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Q:	Can I change my vote after I have delivered my proxy?

A: Yes. If you are a shareholder of record, your proxy can be revoked in several ways:

•	by submitting a new vote by telephone or the Internet;

•	by delivering a written revocation to the Company’s Corporate Secretary at 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339 prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker, nominee, fiduciary or other custodian, you must contact your broker, nominee, fiduciary or other custodian to determine how to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a shareholder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares are voted.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A: No. Promptly after the effective time of the merger, each holder of record (other than the Depository Trust Company) of (1) a certificate representing any Company common stock or (2) shares of Company common stock in non-certificated book-entry form, in each case that is entitled to receive the merger consideration, will be sent a letter of transmittal and instructions for use in effecting the surrender of such holder’s shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment upon surrender of your certificates, together with your duly executed letter of transmittal and any other documents requested in the instructions. You should not return your certificates with the enclosed proxy card, and you should not forward your certificates to the paying agent without a letter of transmittal. If you hold shares of Company common stock in non-certificated book-entry form, you will not be required to deliver a certificate, and you will receive your cash payment after the paying agent has received your duly executed letter of transmittal and any other documents requested in the instructions.

Q:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?

A: Yes. Under the GBCC, the holders of record of Company common stock are entitled to assert dissenters’ rights in connection with the merger, provided they follow the procedures and satisfy the conditions set forth in Article 13 of the GBCC. For more information regarding dissenters’ rights, see the section entitled “Dissenters’ Rights of Shareholders” on page [●]. A copy of Article 13 of the GBCC is attached as Annex C to this proxy statement. Failure to strictly comply with Article 13 of the GBCC will result in the loss of dissenters’ rights. We urge any shareholder of the Company who wishes to assert dissenters’ rights to read the statute carefully and consult with legal counsel before attempting to assert dissenters’ rights.

Q:	When is the merger expected to be completed?

A: We are working toward completing the merger as promptly as practicable. If the merger agreement is approved at the special meeting, we anticipate that the merger will be completed in the second half of 2024. However, because the merger cannot be completed until the conditions to closing (some of which, as described under “The Merger Agreement—Conditions to the Merger”, will not be determined until the closing date) are satisfied, we cannot assure completion by any particular date, if at all.

Q:	What effect will the merger have on the Company?

A: If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly-owned direct subsidiary of IQV. Following such consummation of the merger, shares of Company common stock will no longer be listed on the NYSE or any other public market, and the registration of shares of Company common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A: In the event that the proposal to approve the merger agreement does not receive the required approval from our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, we will remain an independent public company and shareholders will continue to own their shares of Company common stock.

Upon termination of the merger agreement under certain specified circumstances, the Company will be required to pay IQV a termination fee, or, under certain other specified circumstances, IQV will be required to pay the Company a reverse termination fee. Please see the sections of this proxy statement entitled “The Merger Agreement—Termination Fee and Reverse Termination Fee” beginning on page [●].

Q:	What is householding and how does it affect me?

A: The SEC permits companies to send a single set of certain disclosure documents to shareholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Corporate Secretary, The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339. We will promptly send additional copies of this proxy statement upon receipt of any such request.

Q:	Who can help answer my questions?

A: If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor for the special meeting, which we refer to as “Innisfree”, toll-free at (877) 800-5194 (banks and brokers may call (212) 750-5833).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

To the extent any statements made in this proxy statement contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks. These forward-looking statements relate to, among other things, the expected benefits of the merger such as efficiencies, cost savings, growth potential, market profile, financial strength, the potential financing of the transaction and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Important factors that could cause actual results to differ materially from those expressed in or implied by such statements include, among other things: (i) the ability to meet the closing conditions to the proposed transaction, including obtaining shareholder approval; (ii) the ability of IQV to obtain financing for the proposed transaction; (iii) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iv) litigation relating to the proposed transaction; (v) the inability to retain key personnel, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers, suppliers, franchisees and business partners; and (vi) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this proxy statement, as well as under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations.

All forward-looking statements speak only as of the date they are made, and the Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

THE PARTIES

The Aaron’s Company, Inc.

The Aaron’s Company is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of furniture, electronics, appliances, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven Furniture Industries. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,200 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 12 retail stores in Florida and Georgia. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company’s furniture manufacturing division. Its corporate headquarters is located at 400 Galleria Parkway, S.E. Atlanta, Georgia 30339, its telephone number is (678) 402-3000 and its internet address is www.aarons.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

IQVentures Holdings, LLC

IQVentures Holdings, LLC, which we refer to as “IQV”, invests in and builds the next generation of technology and companies that help shape the future. IQV has substantial experience and expertise in all aspects of consumer and business financing and leverages proprietary technology and shared services to help drive value for the companies it acquires. Its corporate headquarters is located at 5165 Emerald Parkway, Dublin, Ohio, 43017, and its telephone number is (888) 983-4478.

Polo Merger Sub, Inc.

Polo Merger Sub, Inc., which we refer to as “Merger Sub”, is a wholly-owned direct subsidiary of IQV formed solely for the purpose of effecting the merger. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger. The address of Merger Sub is 1180 Peachtree St. NE, Suite 1600, Atlanta, GA 30309, and its telephone number is (888) 983-4478.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s shareholders as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on [  ], at [  ] a.m. local time, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361.

If you are a shareholder of record and wish to attend the special meeting, you must provide valid picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record shareholders as of [  ], 2024 to be admitted to the special meeting.

If you hold your shares of Company common stock through a bank, broker, or other nominee, more commonly known as holding shares in “street name,” and desire to vote at the special meeting, you must inform your bank, broker, or other nominee and request a “legal” proxy from the bank, broker, or nominee. You will need to bring the legal proxy to the special meeting along with valid picture identification. If you do not have a legal proxy, you will not be able to vote at the special meeting. You are, however, still welcome to attend the special meeting, but you must bring your most recent brokerage account statement showing that you owned the Company’s common stock as of the record date along with valid picture identification to be admitted to the special meeting. You are advised that if you own shares in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the special meeting and vote in person or legally appoint another proxy to vote on your behalf.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on a proposal to approve the merger agreement (see the section of this proxy statement entitled “The Merger Agreement” beginning on page [●]);

•

to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal” (see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●]); and

•

to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, unanimously adopted the merger agreement, directed that the merger agreement be submitted for approval at a duly held meeting and resolved to recommend that the Company’s shareholders vote to approve the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement. For a discussion of the material factors that the Board considered in resolving to recommend that the Company’s shareholders vote to approve the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Approval of the Merger Agreement”.

The Board also unanimously recommends a vote ”FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment proposal.

Record Date and Shareholders Entitled to Vote

Only holders of record of Company common stock as of the close of business on [   ], 2024, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [   ] shares of Company common stock outstanding and entitled to vote, held by [   ] shareholders of record. Each shareholder is entitled to one vote for each share of Company common stock held by such shareholder on the record date on each of the proposals presented in this proxy statement.

Quorum

Pursuant to the Company’s bylaws, the holders of a majority of the outstanding shares of Company common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the special meeting. Shares represented by valid proxies received but marked as abstentions, and shares reflecting broker non-votes, will be counted as present at the special meeting for purposes of establishing a quorum.

A broker non-vote occurs with respect to a matter when a bank, broker or other nominee does not have discretionary authority to vote on such matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. If you are a beneficial owner of shares of Company common stock, you must follow instructions from your bank, broker or other nominee to authorize it to vote with respect to the proposal to approve the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Although it is not currently expected, the special meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the shares of Company common stock present and entitled to vote at the special meeting.

Even if a quorum is present, the special meeting could also be adjourned in order to provide more time to solicit additional proxies, if necessary or appropriate, in favor of approval of the merger agreement if sufficient votes are cast in favor of the adjournment proposal.

If the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the special meeting.

Vote Required

Approval of the Merger Agreement

The approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The failure to vote your shares of Company common stock, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Approval of the Nonbinding Compensation Proposal

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company or the Board.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present and entitled to vote at the special meeting. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to approve the merger agreement is important and we encourage you to vote promptly.

To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person, using one of the following three methods:

•	by telephone, by calling the toll-free number provided on your proxy card or voting instruction card in the United States or Canada on a touch-tone phone and following the recorded instructions;

•	by accessing the Internet website provided on your proxy card or voting instruction card and following the instructions on the website; or

•

by mail, by indicating your vote on each proxy card or voting instruction card you receive, and signing, dating and returning each proxy card or voting instruction card in the prepaid envelope that accompanied that proxy card or voting instruction card.

Telephone and Internet voting are available 24 hours a day. If you are the record holder of your shares or your shares are held in street name, then telephone and Internet voting will be accessible until 11:59 p.m. Eastern time on [ ], 2024.

Shareholders of the Company who hold their shares in “street name” by a broker, nominee, fiduciary or other custodian should refer to the proxy card or other information forwarded by their broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.

If you have any questions or need assistance voting your shares, please contact Innisfree, The Aaron’s Company’s proxy solicitor for the special meeting, toll-free at (877) 800-5194 (banks and brokers may call (212) 750-5833).

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a shareholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to approve the merger agreement, the nonbinding compensation proposal and the adjournment proposal.

Revocation of Proxies

You have the right to revoke your proxy at any time prior to the time your shares are voted at the special meeting. If you are a shareholder of record, your proxy can be revoked in several ways:

•	by entering a new vote by telephone or the Internet;

•	by delivering a written revocation to the Company’s Corporate Secretary at The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339, prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker, nominee, fiduciary or other custodian, you must contact your broker, nominee, fiduciary or other custodian to determine how to revoke your proxy.

Voting in Person

If you plan to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Please note that admission to the special meeting is limited to the Company’s shareholders or their representatives. For holders of record of Company common stock, upon your arrival at the meeting location, you must provide valid picture identification, such as a driver’s license or passport, showing a name that matches a name on the Company’s list of record shareholders as of [ ], 2024 to be admitted to the special meeting.

If you hold your shares through a bank, broker, or other nominee, more commonly known as holding shares in “street name,” and desire to vote at the special meeting, you must inform your bank, broker, or other nominee and request a “legal” proxy from the bank, broker, or nominee. You will need to bring the legal proxy to the special meeting along with valid picture identification. If you do not have a legal proxy, you will not be able to vote at the special meeting. You are, however, still welcome to attend the special meeting, but you must bring your most recent brokerage account statement showing that you owned the Company’s common stock as of the record date along with valid picture identification to be admitted to the special meeting. You are advised that if you own shares in street name and obtain a legal proxy, any proxy you have previously executed will be revoked, and your vote will not be counted unless you appear at the special meeting and vote in person or legally appoint another proxy to vote on your behalf.

Dissenters’ Rights

Under the GBCC, any holder of record of Company common stock who objects to the merger, and who exercises their dissenters’ rights and fully complies with all of the provisions of Article 13 of the GBCC (but not otherwise), will be entitled to demand and receive payment of the “fair value” for all (but not less than all) of their shares of Company common stock if the merger is consummated.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its shareholders. In addition to this mailing, proxies may be solicited by directors, officers or employees of the Company in person, by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. The Company has retained Innisfree to assist in the distribution and solicitation of proxies. The Company will pay Innisfree a fee of approximately $20,000, plus reasonable expenses, for these services.

The extent to which these proxy soliciting efforts will be undertaken depends entirely upon how promptly proxies are submitted.

You should submit your proxy without delay by mail, by telephone or via the Internet. The Company also reimburses brokers, nominees, fiduciaries or other custodians for their expenses in sending these materials to you and getting your voting instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the shares of Company common stock present and entitled to vote at the special meeting.

Even if a quorum is present, the special meeting could also be adjourned in order to provide more time to solicit additional proxies, if necessary or appropriate, in favor of approval of the merger agreement if sufficient votes are cast in favor of the adjournment proposal.

If the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the special meeting.

Voting by Company Directors and Executive Officers

The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our shareholders as described in this proxy statement. Details of the beneficial ownership of Company common stock of the Company’s directors and executive officers are set out in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●]. Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s shareholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●].

Assistance

If you have any questions or need assistance voting your shares, please contact Innisfree, the Company’s proxy solicitor for the special meeting, toll-free at (877) 800-5194 (banks and brokers may call (212) 750-5833).

THE MERGER

Overview

The Company is seeking the approval by its shareholders of the merger agreement the Company entered into on June 16, 2024 with IQV and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned direct subsidiary of IQV. The Board has unanimously adopted the merger agreement, determined that the merger and the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, directed that the merger agreement be submitted to the Company’s shareholders for approval at a duly held meeting and resolved to recommend that the Company’s shareholders vote to approve the merger agreement.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by The Aaron’s Company as treasury stock, shares owned by IQV or any direct or indirect wholly owned subsidiary of IQV and shares owned by shareholders who have properly exercised dissenters’ rights under the GBCC), will be automatically converted into the right to receive $10.10 in cash, without interest.

Background of the Merger

The Board actively evaluates and oversees management’s execution of the Company’s operating strategy and business plan to increase shareholder value over the long-term, including investments in stores, omnichannel lease decisioning and customer acquisition platforms, and other innovations, as well as the execution of growth strategies and cost reductions for increased profitability. As part of its ongoing evaluation of the Company’s business and with the objective of enhancing shareholder value, the Board and management from time to time consider financial and strategic alternatives to the continued pursuit of the Company’s operating strategy and business plan as an independent company.

On December 14, 2022, the Company received an unsolicited written expression of interest regarding a potential acquisition of the Company from a large family office with significant assets under management in the subprime consumer finance space (“Party A”). While Party A’s proposal indicated that it would be willing to pay a premium to acquire the Company, the proposal did not include a specific premium, range of premia, or any other financial terms. In response to the receipt of Party A’s proposal, the Board and management met several times by videoconference with the Company’s financial and legal advisors. In connection with these meetings, the Board reviewed with its financial and legal advisors, among other things, considerations regarding the expression of interest and the Company’s current standalone strategic plan, and their fiduciary duties and other considerations related to the expression of interest. On December 19, 2022, following discussion of these considerations, the Board determined that it was unable to fully and adequately assess Party A’s proposal without more information from Party A and, therefore, concluded that the proposal did not provide an adequate basis to justify further discussions at that time. Following the meeting, on December 22, 2022, the Board delivered a letter to Party A to this effect, and the Company did not have any additional discussions with Party A until 2024, as described further below.

In early 2023, the Company began implementing a new multiyear strategic plan to generate shareholder value and counteract negative economic conditions driven by secular industry trends, the waning impacts of government stimulus during the COVID-19 pandemic and significant inflationary pressures. These conditions had created downward pressure on the Company’s stock price over the course of 2022. The Company’s 2023 strategic plan was focused on transforming the Aaron’s business through investments in market optimization and e-commerce and enhancing the lease decisioning model and digital platforms, growing the BrandsMart business through transaction synergies, expansion into new markets and investments in e-commerce, and otherwise reducing costs and optimizing the Company’s cost structure.

Throughout the remainder of 2023, the Board and management continued to evaluate the Company’s performance and prospects against the strategic plan, particularly in light of the perceived underperformance in the Company’s stock price. Continuing economic and operating challenges and prolonged inflation had placed significant financial pressure on the subprime customers the Company serves and, as a result, customer demand remained weak. In addition, the Company’s enhancements to its e-commerce platforms resulted in an increasing mix of higher-risk e-commerce lease agreements written into the Company’s lease portfolio channel, which also put pressure on the Company’s financial performance. Further, the Company expected that the execution of the 2023 strategic plan, including the anticipated benefits of the BrandsMart acquisition, may not be sufficient to achieve the anticipated results, which could further impact the Company’s stock price. In connection with this evaluation, in September 2023, the Board and management, with the assistance of J.P. Morgan, financial advisor to the Company and formally engaged pursuant to an engagement letter, dated March 11, 2024, reflecting such engagement, and Jones Day, legal counsel to the Company, commenced a review of possible financial and strategic alternatives to continued execution of the Company’s standalone strategic plan, all of which were to be discussed with the Board at its November 7, 2023 meeting.

On November 2, 2023, Douglas Lindsay, Chief Executive Officer, received an unsolicited phone call from a representative of Stephens Inc. (“Stephens”) indicating that IQV and BasePoint Capital, LLC, a primary financing source to IQV and a lender with significant experience in subprime consumer finance (“BasePoint”), had an interest in discussing potential business opportunities with the Company. The parties did not discuss the specific terms of any such potential opportunities during this call. Mr. Lindsay told the Stephens representative that the Company was currently focused on executing its standalone strategic plan, but that he would report the contents of their call to the Board.

On November 7, 2023, the Board held a regularly scheduled in-person meeting at which representatives of J.P. Morgan and Jones Day were present. Representatives of J.P. Morgan discussed current market conditions and the status of the ongoing review of financial and strategic alternatives to continued execution of the Company’s standalone strategic plan. The financial and strategic alternatives discussed included deleveraging, substantially increasing share repurchases, alternative franchising strategies, accelerating strategic growth investments, acquisitions, or the sale of the Company to a financial or strategic buyer. During this Board meeting, Mr. Lindsay advised the Board that he had a meeting scheduled with IQV and BasePoint on November 14, 2023, but that it was unclear what type of business opportunities IQV and BasePoint intended to discuss.

On November 14, 2023, Mr. Lindsay and Russell Falkenstein, the Company’s Chief Operating Officer, Lease-to-Own, met with representatives of IQV and BasePoint in New York. At the meeting, the IQV representatives expressed an interest in adding a complementary lease-to-own business such as the Company to its portfolio, particularly one that would be expected to have potential real estate and shared service synergies, and suggested that the Company and IQV enter into preliminary discussions. The IQV representatives also explained IQV’s structure and where, in such structure, they envisioned the Company would fit. Following that initial meeting, Mr. Lindsay told the IQV and BasePoint representatives that the Company was currently focused on executing its standalone strategic plan, but that he would report the contents of their discussion to the Board.

On November 15, 2023, Mr. Lindsay had a lunch meeting with a local executive in the banking industry, who indicated that he knew of a large family office with significant assets under management (“Party B”) that could be interested in a making an offer for the potential acquisition of the Company. During this meeting, Mr. Lindsay noted that the Company was currently focused on executing its standalone strategic plan, but that he would report the contents of their discussion to the Board.

On November 15, 2023, Mr. Lindsay had a conference call with John W. Robinson III, Chairman of the Board and Hubert L. Harris, Jr., Lead Director of the Board, to provide an update on his meeting with IQV and BasePoint and to advise them of the potential outreach from Party B. In light of the discussions at the

November 7 Board meeting regarding financial and strategic alternatives, including a potential sale of the Company, Messrs. Robinson, Harris and Lindsay agreed that it would be appropriate for the Company to seek to negotiate a confidentiality and standstill agreement with IQV and BasePoint that, if executed, would permit the parties to determine whether there was mutual interest in moving forward with a potential acquisition of the Company. Messrs. Robinson, Harris and Lindsay also agreed that it would be appropriate for Mr. Lindsay to meet with Party B to determine Party B’s views with respect to a potential transaction with the Company. Promptly following his call with Messrs. Robinson and Harris, Mr. Lindsay subsequently had conversations with each of the Company’s other directors to advise them of the intended approach and each director concurred.

On November 20, 2023, Mr. Lindsay received a phone call from the local contact in the banking industry that he met with on November 15, 2023 to communicate that Party B was requesting an in-person meeting the week after the Thanksgiving holiday.

On November 21, 2023, Stephens, on behalf of IQV, sent a diligence request list to the Company. Party B also sent a diligence request list to the Company on that date.

On November 27, 2023, Messrs. Lindsay and Falkenstein had a meeting with representatives of Party B. Party B’s representatives expressed interest in learning more about the Company, noting specifically that Party B was attracted to the Company’s historical cash flow performance, among other attributes. The parties did not discuss the specific terms of any transaction during this meeting. Nevertheless, Mr. Lindsay informed Party B’s representatives that the Company was currently focused on executing its standalone strategic plan, but that he would report the contents of their discussion to the Board.

On November 28, 2023, the Company and BasePoint executed a mutual confidentiality and standstill agreement. Such agreement, which is customarily entered into by potential transaction constituents at the inception of preliminary merger or business combination discussions, contained various provisions regarding the definition and maintenance of confidential information, restrictions on the use and permitted users of such information, customary exceptions allowing the disclosure of such information in certain circumstances, and various standstill covenants generally prohibiting the recipients of such confidential information from initiating and conducting certain unsolicited and hostile actions against the Company (including offers to purchase and acquisitions of securities in the open market or by other means, the submission of uninvited offers and proposals to acquire or enter into a business combination with the Company, the solicitation of proxies in certain defined circumstances, the taking of certain actions and the making of certain public announcements regarding any intention to seek to control or influence the management or directors of the Company, and acting in concert with other persons to seek to do any of the foregoing). The standstill covenants would terminate following the execution of the merger agreement.

On November 29, 2023, Mr. Lindsay called Messrs. Robinson and Harris, and subsequently each of the other directors, to discuss the results of the meeting with Party B. On each call, he indicated management’s intention to seek to negotiate a confidentiality and standstill agreement with Party B and, if executed, to engage in preliminary high-level discussions and due diligence with Party B. Mr. Lindsay advised the directors that he would expect to update the Board further at a regularly scheduled meeting to be held on December 13, 2023.

On December 13, 2023, the Company and Party B executed a confidentiality and standstill agreement substantially similar to the confidentiality and standstill agreement entered into with BasePoint. The Company and Party B then began to exchange high-level non-public information.

On December 13, 2023, at a regularly scheduled meeting of the Board held by video conference, the Board received an update from management regarding the performance of the business and the possibility that the execution of plan, including the integration of the BrandsMart acquisition, was not delivering expected results due to the challenging economic and operating environment, prolonged inflation and significant financial pressure on the subprime customers the Company serves. The Board also received an update from J.P. Morgan and Jones Day regarding the ongoing discussions with IQV and Party B, including the execution of confidentiality and standstill agreements with each and the process for sharing initial high-level due diligence. Representatives of J.P. Morgan also reviewed other financial and strategic alternatives to its standalone strategic plan, and representatives of Jones Day advised the directors of their fiduciary duties under the current circumstances and other related legal matters. The Board directed the management team to continue work on its 2024 financial plan and financial projections, which would further inform the Board’s analysis regarding its ongoing process of evaluating potential financial and strategic alternatives. The Board also directed management to continue to engage with IQV and Party B.

During the remainder of December 2023 and January 2024, IQV and Party B were provided high-level due diligence information by the Company. During this time, at the direction of the Company, J.P. Morgan communicated to IQV and Party B that the Company was focused on closing its books for the fiscal year, preparing its fourth quarter and full year earnings report and finalizing its 2024 financial plan and financial projections.

In December 2023, a third-party private equity firm with a focus on franchised businesses (“Party C”), contacted the Company to express an interest in discussing potential strategic opportunities. After executing a mutual confidentiality and standstill agreement substantially similar to the confidentiality and standstill agreements entered into with Party B and BasePoint, Party C was provided high-level non-public information. Thereafter, the Company and Party C held discussions in which Party C indicated that it was primarily interested in potential franchising opportunities, but was not interested in the potential acquisition of the Company. The Company continued discussions with Party C through early March 2024 regarding potential franchise strategies.

On January 16, January 19 and February 6, 2024, the Board held meetings by video conference at which the Board and management discussed a wide range of potential financial and strategic initiatives aimed at enhancing shareholder value. The Board also continued to review and consider the Company’s 2024 financial plan and financial projections at each of these meetings.

On February 13, 2024, the Board held a special meeting by video conference. Representatives of J.P. Morgan discussed the current status of communications with IQV, Party B and Party C, as well as the status of initial requests for information, follow-up due diligence and the key diligence requests for each party. The Board also reviewed preliminary five-year financial projections, which initially reflected a wide range of strategic initiatives that management believed could, with appropriate levels of investment and subject to certain favorable assumptions, potentially enhance shareholder value or, in the alternative, provide a potential acquiror of the Company with opportunities for future value, as discussed in further detail under “—Prospective Financial Information” (the “Full Initiatives Case”). In addition, the Board discussed the potential process timeline for negotiating with IQV, Party B and Party C, as well as whether to identify and contact additional parties that could reasonably be expected to have an interest in pursuing, and had the financial capacity to consummate, a possible transaction with the Company. With respect to identifying and contacting additional potential acquirers, the Board discussed the risks and benefits of such an approach, which included concerns about market leaks or rumors that could lead to stock price volatility, as well as the potential for increased distraction for management and the Company’s employees. At the conclusion of the meeting, the Board directed management to continue to engage with IQV, Party B, and Party C alongside its ongoing process of assessing potential strategic alternatives to continued execution of the Company’s standalone strategic plan.

Following the Board meeting, at the direction of the Company, J.P. Morgan reached out to representatives of IQV and Party B and indicated that the Company was expecting to receive initial indications of interest from each of them for an acquisition of the Company by March 5, 2024. In connection with this message, the Company provided the Full Initiatives Case to IQV and Party B. In addition, in response to discussions with the Board at its February 13, 2024 meeting, management continued to develop a five-year operating forecast, as discussed in further detail under “—Prospective Financial Information”, which would reflect management’s view of the most likely outcome of the potential strategic initiatives identified in the Full Initiatives Case (the “Operating Case”).

On February 14, 2024 and February 19, 2024, at the direction of the Company, representatives of J.P. Morgan provided process letters to Party B and IQV, respectively, seeking proposals by March 5, 2024.

On February 15, 2024, management conducted a due diligence call with IQV to discuss open issues and, between February 15, 2024 and March 5, 2024, the Company continued to exchange high-level due diligence materials with both IQV and Party B.

On February 26, 2024, the Company announced its earnings for the fourth quarter and year ended December 31, 2023, which missed consensus estimates.

Following the February 27, 2024 earnings call, at the direction of the Company, J.P. Morgan had discussions with both IQV and Party B, each of which indicated a continued interest in pursuing a potential transaction with the Company and an intention to deliver a preliminary indication of interest on or about March 5, 2024.

On March 5, 2024, IQV delivered to the Company an indication of interest to acquire the Company, which proposed that IQV acquire the Company for $9.35 per share, without a financing contingency, subject to customary due diligence. In its indication of interest, IQV confirmed that BasePoint would be providing financing for the proposed acquisition.

On March 6, 2024, J.P. Morgan, at the direction of the Company, and Stephens discussed the IQV proposal, including questions from the management team regarding the certainty of the financing structure included in the proposal.

On March 7, 2024, IQV delivered an additional illustrative transaction summary reflecting the sources and uses of the proposed financing structure for the transaction and, at the request of the Company, on March 8, 2024, provided additional information regarding IQV and its organizational structure.

On March 11, 2024, Party B delivered to the Company an indication of interest to acquire the Company, which proposed that Party B acquire the Company for $9.20 per share, without a financing contingency, subject to customary due diligence.

On March 12 and March 13, 2024, the Board held regularly scheduled in-person meetings. At the meetings, the Board reviewed the status of ongoing discussions with IQV and Party B. Representatives of J.P. Morgan and Jones Day participated in the meeting by video conference. Representatives of Jones Day advised the directors of their fiduciary duties in the circumstances. Representatives of J.P. Morgan discussed the current indications of interest from IQV and Party B, including the financing certainty of each proposal. The Board continued its discussion from its February 13, 2024 meeting regarding the potential process timeline for negotiating with interested parties, as well as whether to identify and contact parties in addition to IQV and Party B and relative considerations of such an approach. The Board also discussed potential franchise strategies, including the potential transaction with Party C, but determined that other alternatives were likely to generate greater value for the Company’s shareholders. Following further discussion of the indications of interest with the representatives of J.P. Morgan, the Board determined that the indications of interest did not provide sufficient value to shareholders, but instructed management to continue to engage with IQV and Party B to potentially improve their proposals. In that regard, the Board instructed management to seek revised proposals from IQV and Party B prior to March 28, 2024.

On March 15, 2024, at the direction of the Company, representatives of J.P. Morgan provided updated process letters to both IQV and Party B seeking revised proposals by March 28, 2024.

On March 19, 2024, Party C communicated to J.P. Morgan that it did not have sufficient funding to finance the purchase of a material portion of Company-owned stores. At this time, discussions among the parties ceased in light of the Board and management’s prior determination that other alternatives were likely to generate greater value for shareholders.

On March 20, 2024, representatives of IQV and Stephens met in Atlanta with Messrs. Lindsay and Falkenstein, and Kelly Wall, the Company’s Chief Financial Officer, Rachel George, the Company’s General Counsel, and representatives of J.P. Morgan. At this meeting, the participants conducted an in-person due diligence session focused on the Company’s strategic initiatives, its business segments and potential synergy opportunities.

On March 21, 2024, representatives of Party B conducted a due diligence call with Messrs. Lindsay, Wall and Falkenstein, Ms. George and representatives of J.P. Morgan focused on the Company’s strategic initiatives and its business segments.

On March 22, 2024, Messrs. Lindsay and Falkenstein conducted an additional due diligence call with IQV regarding potential synergies.

On March 23, 2024, at the direction of the Company, representatives of J.P. Morgan discussed the process for revised bids with IQV, the Board’s focus on value, and on the importance of providing additional detail regarding the structure of the acquiring entity, the financing structure, and the certainty of funds required to consummate any related transaction.

On March 28, 2024, Party B delivered a revised indication of interest to acquire the Company, which proposed that Party B acquire the Company for $10.60 per share, without a financing contingency, subject to customary due diligence. On the same day, representatives of Stephens contacted J.P. Morgan and indicated that IQV remained highly engaged, but that its revised indication of interest would be delayed several days as a result of travel schedules.

On March 28, 2024, Mr. Lindsay had a conference call with Messrs. Robinson and Harris, advising them of the status of negotiations and the expected delay from IQV.

On April 2, 2024, IQV delivered a revised indication of interest to acquire the Company, which proposed that IQV acquire the Company for $9.75 per share, without a financing contingency, subject to customary due diligence. IQV’s proposal included additional information regarding its proposed financing, which was expected to include a $400 million syndicated asset-based credit facility, a new term loan and preferred equity provided by funds internally managed by BasePoint and other co-investors.

On April 9, 2024, the Board held a special meeting by video conference at which the Board reviewed the updated indications of interest received from each of IQV and Party B and discussed potential next steps. Representatives of Jones Day advised the directors of their fiduciary duties under the circumstances and discussed other related legal matters. Management discussed current business trends and the Operating Case, which reflected management’s view of the most likely outcome of the various initiatives identified in the Full Initiatives Case. In light of discussions with the Board, and in order to provide more fulsome context around potential business outcomes due to the challenges continuing to face the Company as a result of the difficult economic and operating environment, J.P. Morgan also presented an assessment of the valuation of the Company based on a pre-initiatives forecast, as discussed in further detail under “—Prospective Financial Information” (the “Pre-Initiatives Case”), which reflected the Company’s forecasted performance assuming specified strategic initiatives identified in the Full Initiatives Case were not attempted. After discussion, the Board determined that it would use the Operating Case for purposes of any assessment of the valuation of the Company and directed J.P. Morgan to use the Operating Case for purposes of its financial analyses and, to the extent applicable, any related opinion. Representatives of J.P. Morgan also discussed the revised indications of interest from IQV and Party B, including the financing certainty of the IQV proposal in particular. Following discussion of the revised indications of interest with the representatives of J.P. Morgan, the Board instructed management to provide the counterparties with a draft merger agreement and to seek the possibility of achieving higher value from IQV and Party B prior to May 2, 2024. In addition, the Board instructed J.P. Morgan to reach out to four additional parties other than IQV and Party B that management and J.P. Morgan had identified as being reasonably likely to have interest in pursuing, and the financial capacity to consummate, a possible acquisition of the Company. These parties included two potential financial buyers, including Party A, and two potential strategic buyers. The Board determined that such outreach appropriately balanced the potential benefits of contacting other potential buyers with the risks that had been discussed at its meetings on February 13, 2024 and March 12 and March 13, 2024.

Following the meeting, Mr. Lindsay and J.P. Morgan contacted the four additional parties, seeking indicative bids within the following two to three weeks. The Company offered to enter into confidentiality and standstill agreements with and to provide confidential information to these parties, and subsequently entered into such confidentiality and standstill agreements with Party A, a privately held financial buyer (“Party D”) and a publicly traded strategic participant (“Party E”), substantially in the form previously entered into with IQV, Party B and Party C. Following a call from Mr. Lindsay, one potential strategic participant declined to participate in the process, indicating that it was not actively deploying capital in the sector at the time and could not otherwise raise co-investor equity on a timeline to allow it to be competitive in the process.

On April 13, 2024, at the direction of the Company, J.P. Morgan distributed revised process letters along with a draft merger agreement to IQV and Party B seeking revised bids and mark-ups of the draft merger agreement prior to May 2, 2024. J.P. Morgan also distributed process letters and a draft merger agreement, at the direction of the Company, to Party A, Party D and Party E.

On April 16, 2024, Party E sent a diligence request list to the Company.

Over the course of the next month, the Company and J.P. Morgan provided a substantial amount of high-level and detailed due diligence information to Party E, who also attended management presentations and conducted a series of due diligence sessions with subject matter experts. The Company and J.P. Morgan also provided data room access and conducted due diligence sessions for Party A and Party D, though as noted below both parties withdrew from the process soon thereafter.

On April 17, 2024, the Board held a special meeting by video conference to continue to review, in addition to a potential sale of the Company, various other financial and strategic alternatives, including the possibility of monetizing the Company’s lease portfolio and certain other assets, as well as substantially increasing the Company’s share repurchase program. The Board and management, together with J.P. Morgan and Jones Day, discussed the potential benefits, risks and other considerations relating to these potential initiatives. Following this discussion, the Board determined that the monetization of the Company’s lease portfolio and certain other assets was unlikely to materially enhance shareholder value in light of the Company’s current secured debt outstanding and the magnitude of the Company’s operating leases. The Board also concluded that substantially increasing the Company’s share repurchase program was not advisable due to unfavorable market dynamics, including the significant amount of time it would take to repurchase a meaningful amount of shares as a result of the Company’s low trading volumes. Representatives of J.P. Morgan also discussed the status of the potential sale process and informed the Board that revised or initial indications of interest and merger agreement mark-ups were expected by May 2, 2024.

On April 22, 2024, IQV delivered a revised indication of interest to acquire the Company for $10.05 per share, together with a mark-up of the merger agreement and draft debt and equity financing commitment papers (including a limited guarantee). Key issues identified in the IQV mark-up of the merger agreement included the following:

•	the price per share to be paid in the merger, which remained a key issue as the Board continued to focus on shareholder value;

•

the addition of procedural requirements for the Board to comply with in order to pursue a competing and potentially superior proposal and limitations on the Board’s ability to decide what would qualify as such;

•	if debt funding was not available at closing, the Company would have only the right to a newly proposed reverse termination fee equal to 4% of the equity value of the Company;

•	the actions IQV would need to take in order to obtain regulatory approval;

•

for the Company’s restricted stock units (“RSUs”) and restricted share awards (“RSAs”), the terms of which provided that such awards be paid out in cash at closing, a proposal that such awards not be paid out at closing and, instead, be replaced by cash awards equal to the price per share to be paid in the merger (which would be payable not at closing, but upon their original vesting schedule); and

•	heightened requirements for the accuracy of the Company’s representations and warranties at the time of the closing of the merger.

In the debt and equity financing commitment papers and related limited guarantee, IQV provided information regarding the terms and availability of funding, expected funding parties and their relationship to IQV, as well as the financial obligations to be guaranteed.

On April 23, 2024, each of Party A and Party D informed J.P. Morgan that it was withdrawing from the process. Party A stated it was unable to meet the Company’s expectations regarding valuation and Party D indicated it did not have the ability to finance the transaction on the Company’s timeline.

On April 30, 2024, representatives of King & Spalding LLP (“King & Spalding”), legal counsel to IQV, and Jones Day held a conference call in which they discussed key open issues, including valuation, financing certainty and remedies for IQV’s failure to close the merger (including the proposed reverse termination fee), obligations with respect to regulatory review and approval and provisions regarding the Company’s ability to pursue a superior proposal.

On May 3 and May 5, 2024, the Board held special meetings by video conference to review and discuss the Company’s earnings release for the first quarter of 2024 and consider the communications and disclosure implications related to the potential sale process. As a part of this discussion, J.P. Morgan and Jones Day updated the Board regarding the status of discussions with IQV, Party B and Party E, and the Company’s public relations advisors, J.P. Morgan and Jones Day discussed the potential disclosure implications in light of the current status of those discussions.

On May 6, 2024, the Company announced its earnings for the quarter ended March 31, 2024.

Following the May 7, 2024 earnings call, at the direction of the Company, J.P. Morgan had discussions with IQV, Party B and Party E, each of which indicated a continued interest in pursuing a potential transaction with the Company.

On May 9, 2024, IQV delivered revised drafts of its financing commitment papers, which increased the amount of the equity commitment, expanded the scope of financial obligations to be guaranteed and increased the total debt commitment, but did not provide detail regarding the entity or entities that would provide the financing and guarantee, the relationships between the funding parties and IQV or the circumstances under which the financing would be available. Several days later, IQV provided additional information regarding its ownership structure, financing summaries of prior transactions it had consummated and the financing structure it anticipated to utilize to purchase the Company.

On May 13, 2024, Party B informed J.P. Morgan that it expected to be in a position to submit an increased proposal within a few days. Party B also advised J.P. Morgan that it would be reducing its March 28, 2024 per share bid from $10.60 per share to $9.79 per share based on the revised calculation of the Company’s current share count, although the total value offered for the Company would remain the same. On the same date, Party E informed J.P. Morgan that it anticipated providing an indication of value in a range of $10.50 to $11.25 per share, subject to further discussions with, and the approval of, its board of directors at a meeting later in the week.

On May 14 and 15, 2024, the Board held regularly scheduled in-person meetings during which the Board received updates from management, J.P. Morgan and Jones Day regarding the status of discussions with the parties participating in the potential sale process, including recent developments related to discussions with Party B and Party E and the expectation that Party B and Party E would revert with revised bids later in the week. Representatives of J.P. Morgan and Jones Day discussed the status of negotiations with IQV and summarized the open business and legal issues, including valuation, IQV’s financing arrangements, the size of any reverse termination fee and the allocation of risk with respect to an extended regulatory review of the potential transaction. At the conclusion of the Board meetings, the Board instructed management and the Company’s advisors to continue to engage with the potential counterparties.

On May 17, 2024, despite Party E’s prior indication that it expected to submit a written proposal with an indication of value in a range of $10.50 to $11.25 per share, Party E informed J.P. Morgan that it was withdrawing from the process at the direction of its board of directors which, instead, desired for its management team to focus on Party E’s core business and completing the integration of recent acquisitions.

On May 20, 2024, Party B informed J.P. Morgan that it was withdrawing from the process in light of its discussions with J.P. Morgan, which discussions J.P. Morgan had held with Party B at the direction of the Company, that an increase in its $9.79 per share proposal would be required in order for the Board to seriously consider a transaction with it.

On May 21, 2024, representatives of Jones Day and King & Spalding convened a conference call to discuss next steps with IQV, including scheduling calls between the respective legal teams, to address open issues in the merger agreement. The legal teams agreed that Jones Day would revise the merger agreement and redistribute a draft in the coming days.

From May 21, 2024 to May 24, 2024, while the negotiation as to value continued, representatives of Jones Day and King & Spalding held a series of calls between specialist members of the legal teams in an effort to further advance discussions regarding open legal points, including the treatment of outstanding long-term equity and cash incentive awards and regulatory approval requirements and processes.

On May 24, 2024, Jones Day distributed a revised draft of the merger agreement to King & Spalding, reflecting:

•

heightened standards with respect to efforts to obtain regulatory approval, the addition of certain customary cooperation covenants and the inclusion of a reverse termination fee if the transaction was not closed by a stated outside date because regulatory approval was not obtained;

•	rejection of additional procedural requirements for the Board to pursue a competing and potentially superior proposal and limitations on the Board’s ability to decide what would qualify as such;

•

provided for additional rights for specific performance against IQV if debt financing was not available and provided for an increase in the reverse termination fee for IQV’s failure to close, including due to lack of debt financing, to $30 million;

•	the acceleration, and payment in cash, of all long-term cash and equity incentive awards at closing, including RSUs and RSAs; and

•	bifurcated approach for the “bring-down” of certain key representations and warranties for purposes of closing.

Jones Day also distributed revised drafts of IQV’s equity commitment letter and IQV’s debt commitment letters and limited guarantee reflecting additional certainty regarding the debt financing structure and an expansion of the financial obligations to be guaranteed to include, among other things, the regulatory-related reverse termination fee and certain enforcement expenses and reimbursement costs that could be potentially owed to the Company under certain conditions.

On May 29, 2024, King & Spalding distributed a revised draft of the merger agreement, which reflected several key open points from the Company’s perspective, including:

•	price per share to be paid in the merger of $10.05;

•

the amount of the reverse termination fee in the event IQV’s failure to close the merger (including because of a lack of debt financing) reduced to 7% of the equity value of the Company in the transaction (or approximately $22.4 million);

•	longer proposed outside date for completion of the merger, with a unilateral right of either party to extend by one month from such date;

•

the addition of previously discussed procedural requirements for the Board to pursue a competing and potentially superior proposal and limitations on the Board’s ability to decide what would qualify as such, as well as an added “force the vote” provision.

•	although all long-term equity incentive awards were proposed to be accelerated and “cashed-out” at closing, reserved for potential different treatment for long-term cash incentive awards; and

•	removal of certain additional rights for specific performance against the parties to the merger agreement if debt financing was not available;

On May 31, 2024, Jones Day distributed a revised draft of the merger agreement to King & Spalding, which reflected several key open points, including:

•	price per share to be paid in the merger;

•	the amount of the reverse termination fee in the event IQV failed to close (including because of a lack of debt financing);

•

the level of procedural requirements for the Board to pursue a competing and potentially superior proposal and limitations on the Board’s ability to decide what would qualify as such, and exclusion of a “force the vote” provision;

•	whether long-term cash incentive awards would be cashed-out at closing (consistent with the Company’s position), similar to the proposed treatment of long-term incentive equity awards at closing; and

•	appropriate outside date for completion of the merger and whether any party should have the right to extend such date;

On June 3, 2024, J.P. Morgan provided a relationship disclosure letter to the management of the Company, which provided customary relationship disclosures with respect to the Company and IQV.

On June 4, 2024, representatives of J.P. Morgan, Jones Day, Stephens and King & Spalding convened a conference call to discuss open issues in the merger agreement, including price and valuation, the treatment of outstanding incentive long-term equity and cash awards, the reverse termination fee in the event IQV failed to close the merger, the Board’s ability to terminate the merger agreement in the event the Board is presented with a proposal superior to IQV’s proposal and the outside date for the termination of the merger agreement. The advisors also discussed next steps, which would involve King & Spalding revising the draft merger agreement and redistributing it to Jones Day. Representatives of King & Spalding also communicated that IQV desired to communicate with Mr. Lindsay regarding potential employment for Mr. Lindsay and key members of the Company’s senior management in the event a transaction were to be consummated. These discussions represented the initial conversation among the parties regarding potential employment for Mr. Lindsay and members of the Company’s senior management team. Following the conference call, Stephens circulated a revised proposal from IQV on the treatment of the Company’s outstanding long-term equity and cash incentive awards, which would pay certain types of awards in cash at closing in accordance with their terms, and require deferral of certain payouts under other awards.

On June 5, 2024, representatives of Stephens had a call with representatives of J.P. Morgan, reaffirming IQV’s latest offer price of $10.05 per share and stating IQV’s unwillingness to increase its offer.

On June 6, 2024, King & Spalding distributed a revised draft of the merger agreement. The revised draft reflected, among other things, IQV’s proposal from June 4, 2024 on the treatment of long-term equity and cash awards and provided for (1) the payout of in-the-money stock options held by management and RSUs held by directors and (2) the substitution of replacement awards issued by the post-closing entity that would defer the payment of amounts under the outstanding RSAs, restricted cash awards, performance share units and performance units. Jones Day and King & Spalding thereafter had a conference call to discuss open issues reflected in the draft and, in particular, the treatment of the Company’s outstanding long-term equity and cash incentive awards.

On June 7, 2024, Mr. Lindsay had a conference call with Messrs. Robinson and Harris regarding the status of the negotiations with IQV, particularly with respect to price and the treatment of the Company’s outstanding incentive long-term equity and cash awards. Thereafter, Mr. Lindsay contacted IQV to advise it that the Board planned to meet on June 10, 2024 to discuss the status of negotiations and whether to proceed moving forward with a potential transaction.

On June 10, 2024, the Board held a special meeting by video conference at which the Board received updates from management, J.P. Morgan and Jones Day regarding the status of the process with IQV. Representatives of J.P. Morgan and Jones Day discussed the primary outstanding issues related to price and the treatment of outstanding incentive long-term equity and cash awards. Representatives of Jones Day summarized the considerations regarding the proposed treatment of the outstanding long-term equity and cash incentive awards and potential alternatives, which would require the approval of the Compensation Committee of the Board (the “Compensation Committee”). A representative of Jones Day explained potential alternatives for the treatment of options, other long-term equity and cash awards and other executive and employee compensation and benefits matters in the transaction that had been proposed by IQV and elements of the proposed treatment as to which the Company’s directors and officers could have interests that are different from, or in addition to, the interests of the Company’s shareholders generally. Following discussion, the Board authorized Timothy Johnson, Chair of the Compensation Committee, and Mr. Lindsay to engage in discussions with IQV regarding further increases in price as well as the proposed treatment of the Company’s outstanding long-term equity and cash incentive awards. The Board also authorized Mr. Lindsay to engage in initial discussions with IQV regarding his expectations in connection with retaining Mr. Lindsay and the other key members of the management team following the closing of the potential transaction.

On June 11, 2024, the Company, in consultation with Mr. Johnson, submitted a counterproposal regarding the treatment of the Company’s long-term equity and cash incentive awards. Under the counterproposal, (1) in-the-money options, RSUs, performance share units and performance units, as well as vested RSAs, would be accelerated at closing in accordance with their terms, (2) out-of-the-money options would be canceled and (3) unvested RSAs and restricted cash awards would be replaced and paid following the closing in accordance with their original terms. The counterproposal also (1) contemplated the possibility that IQV, the Company and Mr. Lindsay would negotiate, following the signing of the merger agreement, different treatment of his long-term equity and cash incentive awards, and (2) sought the extension of good reason protection to all Section 16 officers, in addition to the chief executive officer and chief financial officer. On June 12, 2024, IQV agreed to the Company’s long-term equity and cash incentive awards treatment counterproposal, with the clarification that in the event IQV, the Company and Mr. Lindsay did not come to an agreement on different treatment of his long-term equity and cash incentive awards, then such awards would be treated the same as those held by all employees.

On June 13, 2024, Mr. Lindsay and representatives of IQV held an in-person meeting in Atlanta. Although no written proposal was presented, the IQV representatives expressed their desire that Mr. Lindsay continue to lead the Company following the closing and the parties discussed post-closing roles and the types of compensation arrangements that could be implemented for Mr. Lindsay and the Company’s management team. Following this conversation, in consultation with Messrs. Johnson and Robinson, J.P. Morgan and Jones Day, Mr. Lindsay contacted IQV and Jones Day contacted King & Spalding, to communicate that, in order to proceed with a potential transaction on the parties’ preferred timeline, Mr. Lindsay’s outstanding long-term equity and cash compensation awards would need to be afforded the same treatment as the other plan participants. Mr. Lindsay and IQV agreed that any discussion regarding Mr. Lindsay’s post-transaction compensation would need to be deferred until after a definitive agreement had been signed, although such agreement on terms would not be a condition to closing.

On June 14, 2024, IQV agreed to the Company’s proposal with respect to Mr. Lindsay’s long-term equity and cash incentive awards, and the deferral of negotiations regarding post-transaction compensation until after a definitive agreement had been signed. On the same day, representatives of Stephens contacted J.P. Morgan to communicate that IQV’s offer price per share remained firm at $10.05 per share. In a subsequent call, at the direction of the Company, J.P. Morgan reiterated to Stephens the importance of price to the Board.

On June 15, 2024, Messrs. Lindsay and Johnson and IQV representatives engaged in a series of discussions, as did Jones Day and King & Spalding, regarding price, reflecting the view of the Board that an increase would be appropriate, particularly given the concessions regarding the deferred payout of long-term equity and cash incentive awards that would otherwise have been paid out at closing. Following these conversations, IQV increased its offer price to $10.10 per share.

Between June 11 and June 16, 2024, several drafts of the merger agreement were exchanged between Jones Day and King & Spalding reflecting the parties’ agreement on open language issues, as well as with respect to treatment of long-term equity and cash incentive awards.

On June 16, 2024, the Compensation Committee met by video conference to discuss, among other things, the proposed treatment of long-term equity and cash incentive awards in the merger agreement. Representatives of Exequity, LLP, the Compensation Committee’s independent compensation consultant, and Jones Day participated in the Compensation Committee meeting. The Compensation Committee approved the treatment of such incentive awards and recommended the same for approval by the Board in connection with its consideration of the merger agreement.

After the conclusion of the Compensation Committee meeting, the Board met by video conference. Representatives of J.P. Morgan and Jones Day participated in the meeting. Representatives of Jones Day advised the directors of, and discussed with the directors, their fiduciary duties in the circumstances.

Representatives of J.P. Morgan then reviewed with the Board the strategic assessment process and presented the firm’s analyses of IQV’s proposal from a financial point of view. The representatives of J.P. Morgan reviewed their financial analyses of the merger consideration provided for in the merger agreement. Following its presentation, J.P. Morgan delivered to the Board its oral opinion, confirmed by delivery of a written opinion dated June 16, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger—Opinion of J.P. Morgan”.

Representatives of Jones Day updated the Board regarding the negotiation of the terms of the merger agreement. In particular, the representatives of Jones Day reviewed the treatment of outstanding long-term equity and cash incentive awards. The Jones Day representatives indicated that IQV had agreed to the Company’s counterproposal, which nevertheless deferred the cash payment of certain awards to management and employees of the Company that would otherwise be payable at the closing of the merger. A representative of Jones Day explained the treatment of options, other long-term equity and cash awards and other executive and employee compensation and benefits matters in the transaction proposed by IQV. The representatives of Jones Day advised the Board that the Compensation Committee, which had met immediately prior to the full meeting of the Board, had recommended the proposed treatment of options, other long-term equity and cash awards and other executive and employee compensation and benefits matters to the Board for approval.

A representative of Jones Day also reminded the Board regarding the scope and content of the representations, warranties and covenants, closing conditions, provisions relating to the Board’s ability to consider alternative transactions or change its recommendation for intervening events and the reverse termination fee of $22 million, representing approximately 7% of the equity value of the transaction, payable by IQV in connection with its failure to close (including because of a lack of debt financing). The representative also advised the Board regarding the debt financing commitments IQV had obtained for the transaction and the absence of a financing closing condition in the proposed definitive documentation. The Board then discussed the terms of the merger agreement, including the termination fee payable by the Company under certain circumstances and provisions affecting closing certainty.

Thereafter, the Board unanimously adopted the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, directed that the merger agreement be submitted to the Company’s shareholders for approval at a duly held meeting and resolved to recommend that the Company’s shareholders vote to approve the merger agreement.

Following the Board meeting, the Company and IQV signed the merger agreement and publicly announced the transaction prior to the opening of trading on the NYSE on June 17, 2024.

Recommendation of the Board

At the special meeting of the Board on June 16, 2024, after careful consideration, including detailed discussions with the Company’s management and J.P. Morgan and Jones Day, the Board unanimously:

•	adopted the merger agreement;

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders;

•	directed that the merger agreement be submitted to the Company’s shareholders for approval at a duly held meeting of shareholders; and

•	resolved to recommend that the Company’s shareholders vote to approve the merger agreement.

Reasons for Recommending the Approval of the Merger Agreement

Prior to and in reaching its decision to unanimously adopt the merger agreement and declare advisable the merger and the other transactions contemplated by the merger agreement, the Board consulted with the Company’s financial advisors and legal counsel, discussed the proposed transaction with the Company’s management and considered a variety of alternatives and factors, including the positive factors set forth below, which are not presented in any relative order of importance and each of which supported their determination:

•

the Board’s knowledge of the business, financial condition, strategy and prospects of the Company as an independent company, including the risks involved in achieving those prospects and the Company’s historical and projected financial performance;

•

the Board’s knowledge of the challenges facing the Company, including the uncertainty of the assumptions underlying the Full Initiatives Case and the difficulty in executing against the strategies identified therein, and achieving the anticipated benefits of the BrandsMart acquisition;

•

the Board’s knowledge of the uncertainty regarding the current and future outlook of the lease-to-own industry, such as declining customer demand and rising inflation, increasing regulatory risk, the difficulty in predicting when industry conditions would improve, which could take several years in light of current market conditions, and the Board’s belief that the all-cash price of $10.10 per share proposed by IQV represented IQV’s best and final offer and was the best strategic alternative in the circumstances;

•

the current and historical market prices for the Company’s shares, as compared to the terms of the merger, including the fact that the all-cash price of $10.10 per share proposed by IQV represented approximately:

•	a 34.0% premium based on the closing price of $7.54 on June 14, 2024, the last full trading day prior to the announcement of the merger;

•	a 33.2% premium to the 60-day volume-weighted average share price of $7.58 as of June 14, 2024; and

•	a 35.6% premium over the Company’s 90-day volume-weighted average share price of $7.45 as of June 14, 2024;

•

the possibility that the Company’s trading price, which was at times less than $7.00 per share during the course of discussions regarding the merger, would decline further in the absence of a transaction;

•

the Board’s belief that the all-cash price of $10.10 per share proposed by IQV was superior to the potential value that might result from other alternatives reasonably available to the Company at the time that the merger agreement was approved, including the continued operation of the Company as an independent, publicly traded company;

•

the financial analyses presented by J.P. Morgan to the Board and the June 16, 2024 oral opinion delivered by J.P. Morgan to the Board, which was confirmed by delivery of its written opinion dated June 16, 2024, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger—Opinion of J.P. Morgan”. The full text of the written opinion of J.P. Morgan, dated June 16, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion;

•

the Board’s belief, based in part on discussions with its financial and legal advisors, that it was unlikely that IQV or any other potential acquiror would be willing to pay a higher price for the Company than $10.10 per share, taking into account the facts that (1) representatives of Party A, Party B, Party D and Party E each had withdrawn from the Company’s strategic alternatives process, (2) the Company had taken a series of actions over the past several months in an effort to encourage IQV to further increase the merger consideration, and (3) the Company’s actions had resulted in multiple increases of the merger consideration by IQV to $10.10 per share;

•

the fact that, despite a second unsolicited offer from Party B and further market check process involving two additional potential financial buyers and two additional potential strategic buyers, only Party B and IQV submitted proposals to acquire the Company, and the $10.10 per share value proposed by IQV materially exceeded $9.79, the highest value that Party B proposed;

•

the fact that the merger consideration consists solely of cash, providing the Company’s shareholders certain, near-term value and liquidity for their shares at a compelling price, especially when viewed against the medium- and long-term market and business risks and the risks associated with realizing current expectations for the Company’s future financial performance;

•

the fact that the terms and conditions of the merger agreement and the transactions contemplated thereby, including the absence of a financing condition and the level of commitment by IQV to obtain the required HSR approval and related termination fee, were the product of arm’s-length negotiations between the parties and were designed to provide substantial certainty that the merger would ultimately be consummated on a timely basis;

•

the likelihood of completing the merger in a reasonable timeframe could reduce the period during which the Company’s business would be subject to the potential uncertainty of the consummation of the merger and related disruption;

•

the fact that the merger agreement requires IQV to pay a termination fee of (1) $22.0 million in the event it fails to obtain financing or otherwise fails to close if all other conditions are satisfied and (2) $12.5 million in the event HSR approval is not obtained and that, in each case, IQV has provided a limited guarantee to support such termination fees and other financial obligations under the merger agreement;

•

the fact that while the merger agreement prohibits the Company from soliciting an alternative acquisition proposal, the merger agreement permits the Company, prior to the time that the shareholders of the Company adopt the merger agreement, to furnish information to and conduct negotiations with third parties in respect of certain unsolicited written alternative acquisition proposals;

•

the fact that to the extent any existing confidentiality and standstill agreements with potential purchasers of the Company or its businesses, including confidentiality and standstill agreements entered into in connection with the Company’s strategic assessment of franchising opportunities, contain any provision that prevents the counterparty from making an alternative acquisition proposal or Company Superior Proposal (as defined below under “The Merger Agreement—No Solicitation by the Company”) without the prior consent of the Board, the merger agreement allows the Company to waive such provisions under certain circumstances;

•

the fact that the merger agreement allows the Company to terminate the merger agreement in order to enter into a definitive acquisition agreement with respect to a Company Superior Proposal, subject to payment of a $12.5 million termination fee by the Company to IQV;

•

the fact that the merger agreement allows the Board, prior to the time that the Company’s shareholders adopt the merger agreement, to change or withdraw its recommendation of the merger agreement in connection with a Company Superior Proposal or if the Board or any duly constituted and authorized committee thereof determines, after consultation with its financial and legal advisors, that the failure to effect a change of recommendation could be inconsistent with the directors’ fiduciary duties under applicable law; and

•

the availability of appraisal rights under Georgia law to holders of the Company’s shares who do not vote for the adoption of the merger agreement and who otherwise comply with all of the required procedures under Georgia law, which provide eligible shareholders with an opportunity to have a Georgia court determine the fair value of their shares, which may be more than, less than or the same as the merger consideration.

The Board also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following (which are not presented in any relative order of importance):

•	the possibility that the Company’s shareholders could receive greater consideration for their shares in a future change-in-control transaction or otherwise in more favorable industry conditions;

•	the fact that trading prices for the Company’s shares had a high of $16.16 per share (and a low of $6.62 per share) during the 52-week period prior to the announcement of the merger on June 17, 2024;

•

the fact that the Company’s shareholders generally will have no ongoing equity participation in the Company or IQV following the merger and that shareholders will cease to participate in the Company’s future earnings or growth, if any, will not benefit from increases, if any, in the value of the Company, and will not participate in any potential future sale of the Company;

•

the risk that the debt financing contemplated by IQV’s equity commitment letter and BasePoint’s debt commitment letter may not be obtained, resulting in IQV not having sufficient funds to pay the merger consideration, notwithstanding the absence of a closing condition relating to availability of financing in the merger agreement and that the requirement that IQV pay a $22.0 million termination fee to the Company in such event may be the primary remedy available to the Company in such a circumstance;

•	the risk that if the merger is not completed:

•

the market price of the Company’s shares could be affected by many factors, including (1) the reason for which the merger agreement was terminated and whether such termination results from factors adversely affecting the Company, (2) the possibility that the marketplace would consider the Company to be an unattractive acquisition candidate, and (3) the possible sale of shares by short-term investors following an announcement of the termination of the merger agreement and the resulting impact thereof on the trading price of the Company’s shares;

•

the Company would be required to pay its expenses related to the merger, including expenses incurred in connection with any litigation that may result from the announcement or pendency of the merger; and

•

the market’s perception of the Company’s continuing business and future prospects could adversely affect the Company’s relationships with employees, customers, suppliers, franchisees, vendors, purchasing agents and other business partners;

•

the fact that the merger agreement restricts the Company’s ability to solicit alternative acquisition proposals and requires the payment of a $12.5 million termination fee if the Company were to terminate the merger agreement to enter into a definitive agreement with respect to a Company Superior Proposal, which would make it more costly for any other potential purchaser to acquire the Company;

•

the fact that the merger agreement contains certain restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise prior to consummation of the merger, and the resultant risk if the merger is not consummated;

•	the fact that the receipt of cash in exchange for the Company’s shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes;

•

the significant costs involved in connection with negotiating the merger agreement and consummating the merger, the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger, which would be borne by the Company and its shareholders in the event that the merger was not completed;

•

the potential negative effect of the pendency of the merger on the Company’s business, including uncertainty about the effect of the merger on the Company’s employees, customers, suppliers, franchisees and other parties, which may impair the Company’s ability to attract, retain and motivate key personnel, and could cause customers, suppliers, franchisees and others to seek to change existing business relationships with the Company;

•

the fact that the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of the Company’s shareholders generally, as described below under “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”; and

•

the risk that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied on a timely basis and, as a result, it is possible that the merger may be delayed or may not be completed even if the merger agreement is adopted by the Company’s shareholders.

The factors listed above as supporting the Board’s decisions were determined by the Board to outweigh the countervailing considerations and risks. The foregoing discussion of the Board’s reasons for its recommendation is not meant to be exhaustive, but addresses the material factors considered by the Board in connection with its recommendation. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, the Board made its determination and recommendation based on the totality of the information presented to it, and the judgments of individual members of the Board may have been influenced to a greater or lesser degree by different factors. The factors, potential risks and uncertainties contained in this section contain information that is forward-looking in nature and should be read in conjunction with the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements.”

Prospective Financial Information

Although the Company may periodically publish limited public guidance concerning its expected financial performance, the Company does not, as a matter of course, make public projections as to future performance due to the inherent unpredictability of the assumptions and estimates underlying such projections. However, in connection with the Board’s evaluation of strategic alternatives available to the Company and the merger, management prepared and provided to the Board certain non-public, unaudited prospective financial information, as further described below. Such prospective financial information was also provided to J.P. Morgan, and the Company’s management directed J.P. Morgan to use such prospective financial information for purposes of its financial analyses and opinions, as more fully described below under the section entitled “The Merger—Opinion of J.P. Morgan”.

The prospective financial information prepared by management consisted of three sets of five-year financial projections, which we refer to individually as (1) the “Pre-Initiatives Case,” (2) the “Operating Case” and (3) the “Full Initiatives Case” (collectively, the “Cases”). Each Case represented an alternative view of the Company’s standalone financial performance for the years 2024, 2025, 2026, 2027 and 2028. Management prepared the Cases in a manner consistent with the methodologies historically used by the Company for its internal forecasting and budgeting purposes, but under alternative and variable assumptions relating to certain anticipated key growth and cost savings initiatives for the Company and, for the Operating Case, preliminary results of certain initiative-related efforts. Each of the Cases reflected the same set of 2024 projections and the following assumptions: (1) for the Aaron’s Business (and for remaining unallocated corporate costs and expenses not attributable to the Aaron’s Business or BrandsMart), a competitive landscape, credit trade-down, and the release of demand pull-forward; and (2) for BrandsMart, baseline performance and release of demand pull-forward. In addition, none of the Cases include estimates of merger-related transaction costs. “Credit trade-down” refers to the experience of the Company attracting new customers due to the unavailability of credit to those consumers or due to the cost of credit available to those consumers having materially increased.

These anticipated key growth and cost savings initiatives for the Company (the “Key Initiatives”) included: (1) for the Aaron’s Business segment (which is comprised of Aaron’s branded Company-operated and franchise-operated stores, aarons.com e-commerce platform, Woodhaven and BrandsMart Leasing), (a) marketing optimization, (b) new marketing channels, (c) cost savings benefits and (d) new store opening growth; and (2) for the BrandsMart segment (consisting of the retail store and e-commerce operations of BrandsMart U.S.A., excluding BrandsMart Leasing), (a) additional revenue growth initiatives and (b) new store opening growth.

At the direction of the Board, management prepared multiple Cases due to the declining financial performance of the Company’s business and the general lack of visibility into the future prospects of the Company in light of uncertain industry and market conditions.

•	The Pre-Initiatives Case reflected baseline assumptions without the benefit of any Key Initiatives. These baseline assumptions are described below.

•

With respect to the Aaron’s Business, an approximately 3% annual decline in lease applications, partially offset by average annual ticket increases of 2.4% to counteract the effect of inflationary increases in product costs. Lease application declines are primarily due to the business not benefitting from improvements in marketing optimization or new marketing channels, as well as store count declines due to store closures and opening six new stores in 2024 with no future store openings thereafter, while an expected credit trade-down and release of pull-forward of demand is expected to partially offset competitive pressures. Additionally, operating expenses as a percentage of revenue increasing each year by an average of 0.5% due to expense inflation and a declining lease portfolio size.

•

With respect to BrandsMart, mid-single digit annual revenue growth due to increasing contribution of newly opened stores and the expected release of the demand pull-forward, no additional new stores opened after 2024 and no sales contribution from any new revenue channels.

•

The Operating Case reflected assumptions based on management’s then-current view of the most likely outcomes of the Key Initiatives, in some instances informed by efforts to execute on those Key Initiatives, as described below.

•

With respect to the Aaron’s Business, average annual lease portfolio size growth of 1.5% driven by slight declines in lease applications per year more than offset by average annual ticket increases of 2.4% to counteract the effect of inflationary increases in product costs. Lease portfolio size represents the total balance of collectible lease payments derived from aggregate outstanding customer lease agreements at a point in time. The lease payment due is based on the ticket value of the merchandise underlying the respective lease. Therefore, when ticket value increases, the portfolio size also increases, assuming no material decline in the number of lease agreements in the portfolio. Lease application declines are primarily due to the same factors impacting the Pre-Initiatives Case partially offset by an average 1.1% annual contribution from new marketing initiatives, which include marketing optimization and new marketing channels and 46 new stores opened from 2025 through 2028. Additionally, operating expenses as a percentage of revenue remain relatively flat each year as increases in revenue offset inflationary pressures.

•

With respect to BrandsMart, low double digit annual revenue growth, including mid-single digit comparable annual sales growth, due to the expected release of demand pull-forward and a partial impact of new revenue channels, seven new stores opened from 2025 through 2028, with 19 stores operating by 2028, one new distribution center opened in 2026, and the partial benefit from revenue contribution of new marketing initiatives, such as a new e-commerce marketplace and e-commerce expanded aisle direct ship offerings, expanded payment options to include buy now pay later online and in-store, and the launch of a third-party repair business.

•	The Full Initiatives Case reflected favorable assumptions with respect to the potential future success of the Key Initiatives, as described below.

•

With respect to the Aaron’s Business, sustained average annual lease portfolio size growth of 4.9% driven by low to mid-single digit growth in applications and average annual ticket increases of 2.4% to counteract the effect of inflationary increases in product costs. Lease applications are expected to grow due to the same factors impacting the Pre-Initiatives Case more than offset by an average 4.5% annual contribution from new marketing initiatives, which include marketing optimization and new marketing channels, and the opening of 15-25 new stores per year in new markets beginning in 2025. Additionally, operating expenses as a percentage of revenue declining each year due to a growing lease portfolio size combined with successful cost reductions to offset expense inflation.

•

With respect to the BrandsMart business, double digit annual revenue growth, including comparable annual sales growth in high single digits, 13 new stores opened from 2025 through 2028, with 25 stores operating by 2028, one new distribution center, revenue contribution of new marketing initiatives, such as a new e-commerce marketplace and e-commerce expanded aisle direct ship offerings, expanded payment options to include buy now pay later online and in-store, and the launch of a third-party repair business.

Management presented each of the Cases to the Board in connection with the Board’s evaluation of strategic alternatives available to the Company, including the merger. Management also provided each of the Cases to J.P. Morgan, but the Board directed J.P. Morgan to use the Operating Case for purposes of its financial analyses and opinion.

Summaries of the Cases are provided below. The Cases reflect numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are inherently uncertain, difficult to predict and many of which are beyond the Company’s control. These assumptions included assumptions regarding the Company’s lease portfolio size; deliveries and average ticket amounts; growth in applications; expected credit trade-down and the release of demand pull-forward; competitive pressures; improvements in marketing optimization and expansion into new marketing channels; store count, including store openings and closures; operating expenditures; revenues; comparable store sales; and new revenue channels. Management believes the Cases were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of management at the time that the Cases were prepared, subject to the assumptions applicable thereto. The Cases are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Cases constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the various risks set forth in the Company’s periodic reports filed with the SEC from time to time. For additional information regarding these risks, please see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Cases should not be considered a reliable predictor of future results and should not be relied upon as such. The Cases cover multiple years and such information by its nature becomes less predictive with each successive year.

The Cases were based upon various assumptions which relate only to the periods presented and should not be referenced for any other purpose. The Cases were prepared on a stand-alone basis and do not take into account any circumstances or events occurring after the date each was prepared, including the announcement of the merger, any changes to the Company’s operations or strategy that may be implemented after the completion of the merger, as well as any potential synergies as a result of the merger or any costs that may arise in connection with the merger. The Cases do not take into account the effect of any failure to occur of the proposed merger and should not be viewed as accurate or continuing in that context.

The Cases were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the prospective financial information comprising the Cases is unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Cases, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Cases. The report of Ernst & Young LLP incorporated by reference in this proxy statement relates to the Company’s historical audited consolidated financial statements and does not extend to the unaudited prospective financial information and should not be read to do so. Accordingly, readers of this document are urged not to place undue reliance on the unaudited prospective financial information set forth below.

The inclusion of the Cases herein is not deemed an admission or representation by the Company or any other person that it considered, or now considers, the Cases as material information or necessarily predictive of actual future results or events, and the Cases should not be relied upon as such. The Cases are not included in this proxy statement in order to influence any Company shareholder with respect to the approval of the proposal to adopt the merger agreement, including whether or not to seek appraisal rights with respect to shares of Company common stock, but because the Cases were provided to the Board, and also to J.P. Morgan, in the case of the Operating Case, for purposes of its financial analyses and opinion. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION INCLUDED IN THIS PROXY STATEMENT TO REFLECT CIRCUMSTANCES COMING INTO EXISTENCE SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE NO LONGER APPROPRIATE, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS, EXCEPT AS MAY BE REQUIRED BY LAW.

Subject to the foregoing qualifications, the following is a summary of the Cases.

Prospective Financial Information ($ in millions)
YEAR	2024E	2025E	2026E	2027E	2028E
Revenue
Pre-Initiatives Case	$2,155	$2,228	$2,282	$2,316	$2,330
Operating Case	2,155	2,248	2,366	2,496	2,633
Full Initiatives Case	2,155	2,278	2,469	2,710	3,007
Adjusted EBITDA(1)
Pre-Initiatives Case	$120	$121	$117	$108	$89
Operating Case	120	123	123	125	125
Full Initiatives Case	120	136	155	186	228
Adjusted Free Cash Flow(2)
Pre-Initiatives Case	$28	$65	$69	$73	$65
Operating Case	28	55	44	53	57
Full Initiatives Case	28	43	30	43	70
Unlevered Free Cash Flow(3)	$31	$53	$39	$47	$49

(1)

Adjusted EBITDA as presented in the prospective financial information included herein is calculated as earnings (loss) before income tax expense plus the sum of interest expense, depreciation, amortization, and stock-based compensation. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of net earnings (loss) to Adjusted EBITDA for each period presented is set forth below:

Adjusted EBITDA Reconciliation	Forecast
($ in millions)	2024E	2025E	2026E	2027E	2028E
	Pre-Initiatives Case
Net Earnings (Loss)	$(3)	$11	$13	$10	$(3)
Income Taxes	2	4	4	3	(1)

Earnings (Loss) Before Income Taxes	$(1)	$14	$18	$14	$(4)
Interest Expense	16	10	6	3	2
Depreciation	83	81	80	80	79
Amortization	10	9	7	5	5

EBITDA	$108	$115	$111	$102	$82
Stock-Based Compensation	12	6	6	6	6

Adjusted EBITDA	$120	$121	$117	$108	$89

Adjusted EBITDA Reconciliation	Forecast
($ in millions)	2024E	2025E	2026E	2027E	2028E
	Operating Case
Net Earnings (Loss)	$(3)	$8	$11	$14	$14
Income Taxes	2	3	4	5	5

Earnings (Loss) Before Income Taxes	$(1)	$10	$14	$18	$18
Interest Expense	16	10	7	5	4
Depreciation	83	84	85	86	87
Amortization	10	9	7	5	5

EBITDA	$108	$113	$113	$115	$115
Stock-Based Compensation	12	9	9	10	10

Adjusted EBITDA	$120	$123	$123	$125	$125

	Full Initiatives Case
Net Earnings (Loss)	$(3)	$14	$31	$53	$83
Income Taxes	2	5	10	18	28

Earnings (Loss) Before Income Taxes	$(1)	$19	$41	$70	$111
Interest Expense	16	10	8	7	5
Depreciation	83	84	87	90	93
Amortization	10	9	7	5	5

EBITDA	$108	$123	$142	$172	$214
Stock-Based Compensation	12	13	13	13	14

Adjusted EBITDA	$120	$136	$155	$186	$228

(2)

Adjusted Free Cash Flow as presented in the prospective financial information included herein is calculated as the Company’s cash provided by operating activities, adjusted for proceeds from real estate transactions, less capital expenditures. Adjusted Free Cash Flow is a non-GAAP financial measure and should not be considered as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of cash provided by operating activities to Adjusted Free Cash Flow for each period presented is set forth below:

Adjusted Free Cash Flow Reconciliation	Forecast

($ in millions)	2024E	2025E	2026E	2027E	2028E
	Pre-Initiatives Case
Cash (Used in) Provided by Operating Activities	$110	$128	$129	$134	$127
Proceeds from Real Estate Transactions	6	—	—	—	—
Capital Expenditures	(88)	(63)	(60)	(61)	(61)

Adjusted Free Cash Flow	$28	$65	$69	$73	$65

	Operating Case
Cash (Used in) Provided by Operating Activities	$110	$126	$123	$130	$135
Proceeds from Real Estate Transactions	6	—	—	—	—
Capital Expenditures	(88)	(70)	(79)	(76)	(77)

Adjusted Free Cash Flow	$28	$55	$44	$53	$57

Adjusted Free Cash Flow Reconciliation	Forecast

($ in millions)	2024E	2025E	2026E	2027E	2028E
	Full Initiatives Case
Cash (Used in) Provided by Operating Activities	$110	$125	$126	$141	$169
Proceeds from Real Estate Transactions	6	—	—	—	—
Capital Expenditures	(88)	(82)	(96)	(98)	(99)

Adjusted Free Cash Flow	$28	$43	$30	$43	$70

(3)

Unlevered Free Cash Flow, which was calculated by J.P. Morgan, based on the Operating Case, is calculated as Adjusted EBITDA minus (i) stock-based compensation, (ii) cash taxes, (iii) capital expenditures and (iv) changes in net working capital. A reconciliation of Adjusted EBITDA to Unlevered Free Cash Flow for each period presented in the Operating Case is set forth below:

Unlevered Free Cash Flow Reconciliation	Forecast

($ in millions)	2024E	2025E	2026E	2027E	2028E
Adjusted EBITDA	$120	$123	$123	$125	$125
Stock-Based Compensation	(12)	(9)	(9)	(10)	(10)
Cash Taxes	(8)	(5)	(5)	(6)	(5)
Capital Expenditures	(88)	(70)	(79)	(76)	(77)
Changes in Net Working Capital	19	15	11	13	17

Unlevered Free Cash Flow	$31	$53	$39	$47	$49

Opinion of J.P. Morgan

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on June 16, 2024, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the merger consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its June 16, 2024 oral opinion by delivering its written opinion, dated June 16, 2024, to the Board that, as of such date, the merger consideration to be paid to the holders of Company common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated June 16, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or IQV under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company, IQV and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan were prepared by the Company’s management as discussed more fully under the section entitled “Prospective Financial Information”. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “Prospective Financial Information”.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Company common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons relative to the merger consideration to be paid to the holders of Company common stock in the merger or with respect to the fairness of any such compensation.

The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between the Company and IQV, and the decision to enter into the merger agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed merger or the merger consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on June 16, 2024 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Company common stock. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2024E through 2028E, based on the Operating Case. J.P. Morgan also calculated a range of terminal values for the Company at the end of this period by applying a terminal growth rate ranging from 1% to 2%, based on guidance provided by the Company’s management, to estimates of the unlevered terminal free cash flows for the Company at the end of fiscal year 2028, based on the Operating Case. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present values as of March 31, 2024 using a range of discount rates from 10% to 12%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for the Company’s estimated net debt as of March 31, 2024. This analysis indicated a range of implied per share equity value for Company common stock (rounded to the nearest $0.25) of $4.50 to $7.00, which J.P. Morgan compared to the merger consideration of $10.10 per share of Company common stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed merger and deliver an opinion to the Board with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the proposed merger, the Company has agreed to pay J.P. Morgan an estimated fee of approximately $10.1 million, $4.0 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with IQV. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on an amendment to the Company’s credit facility in February 2024. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. During the two year period preceding the delivery of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately less than $10,000. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Certain Effects of the Merger

If the proposal to approve the merger agreement receives the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date, and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly-owned direct subsidiary of IQV.

Following the merger, all of the Company’s equity interests will be beneficially owned by IQV and none of the Company’s current shareholders will, by virtue of the merger, have any ownership interest in, or be a shareholder of, the Company, the surviving corporation or IQV after the consummation of the merger. As a result, the Company’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, IQV will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by The Aaron’s Company as treasury stock, shares owned by IQV or any direct or indirect wholly owned subsidiary of IQV and shares owned by shareholders who have properly exercised dissenters’ rights under the GBCC), will be converted into the right to receive the merger consideration, and all shares of Company common stock so converted will, at the effective time, be canceled. Please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration and Conversion of Company Common Stock” beginning on page [●].

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section below entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [●] and the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity and Long-Term Cash Awards” beginning on page [●].

The Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “AAN”.

Following the consummation of the merger, shares of Company common stock will no longer be listed on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock. Termination of registration of the Company common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s shareholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if Merger is Not Completed

In the event that the proposal to approve the merger agreement does not receive the required approval from the Company’s shareholders, or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed on the NYSE, the Company common stock will continue to be registered under the Exchange Act and the Company’s shareholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of Company common stock may decline if the current market price of the Company’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page [●].

Upon termination of the merger agreement under certain specified circumstances, the Company will be required to pay IQV a termination fee, or, under certain other specified circumstances, IQV will be required to pay the Company a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reverse Termination Fee” beginning on page [●].

Financing of the Merger

In connection with the execution of the merger agreement, IQV has obtained debt financing and equity financing commitment letters to finance the merger and the other transactions and to pay related fees and expenses, which we refer to as the “Financing,” subject to certain terms and conditions set forth in the commitment letters. The Financing will consist of a $160,000,000 senior secured term loan facility, a $400,000,000 senior secured revolving credit facility secured primarily by lease-merchandise contracts, and equity investments in IQV in an aggregate amount of at least $30,000,000. However, neither the Financing nor the availability of any funds or other financing to IQV or any of its affiliates is a condition to the merger or the other transactions.

Interests of the Company’s Directors and Executive Officers in the Merger

Overview

In considering the proposals to be voted on at the special meeting, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching its decision to adopt the merger agreement and determining that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s shareholders, and in resolving to recommend that the Company’s shareholders vote to approve the merger agreement. These interests are described in more detail below, and, with respect to the named executive officers of the Company, are quantified in the tables below. These interests include that the Company’s directors or executive officers who continue their service or employment relationship following the merger may receive compensation following the closing of the merger. As of the date of this proxy statement, there has been no agreement between IQV and any such individuals regarding any such compensation or other terms of any such service or employment.

Treatment of Equity and Long-Term Cash Awards

Company equity and long-term cash awards will be treated as follows in accordance with the merger agreement:

•

each option to purchase shares of Company common stock granted under the Company’s equity incentive plans that is outstanding as of immediately prior to the effective time will accelerate and become fully vested (to the extent not yet vested) and, as of the effective time, each then-outstanding option will be cancelled in exchange for a cash payment equal to the number of shares of Company common stock subject to such option multiplied by the excess, if any, of the merger consideration over the stock option’s per-share exercise price (with any such option that has a per-share exercise price equal to or greater than the merger consideration being cancelled for no consideration);

•

each restricted stock unit award of the Company granted under the Company’s equity incentive plans that is outstanding immediately prior to the effective time will become vested (to the extent not yet vested) and will be cancelled as of the effective time in exchange for a cash payment equal to the number of shares of Company common stock subject to such award multiplied by the merger consideration;

•

each restricted stock award of the Company granted under the Company’s equity incentive plans that is outstanding and already vested immediately prior to the effective time will be cancelled as of the effective time in exchange for a cash payment equal to the number of shares of Company common stock subject to such award multiplied by the merger consideration;

•

each restricted stock award of the Company granted under the Company’s equity incentive plans that is outstanding and not yet vested immediately prior to the effective time will be modified as of the effective time to reflect an award of restricted cash, in an amount equal to the number of shares of Company common stock subject to such award multiplied by the merger consideration, which modified award will have the same terms and conditions as applied thereto prior to such modification (subject to certain administrative or conforming changes), except that the Protection Period will be extended if and to the extent necessary so that it covers the entire vesting period of such award;

•

each time-based restricted cash award of the Company granted pursuant to a 2024 cash grant agreement that is outstanding as of immediately prior to the effective time will be modified as of the effective time to reflect an award of restricted cash in an amount equal to the original award, which modified award will have the same terms and conditions as applied thereto prior to such modification (subject to certain other administrative or conforming changes), except that the Protection Period will be extended (if and to the extent necessary) to cover the entire vesting period of the modified award;

•

each performance share award of the Company granted under the Company’s equity incentive plans that is outstanding immediately prior to the effective time will become vested in an award covering the number of shares that would have been earned at “target” performance, and each such award will be cancelled and converted as of the effective time into the right to receive cash in an amount equal to that number of shares multiplied by the merger consideration;

•

each cash-based performance unit of the Company granted under the Company’s equity incentive plans that is outstanding immediately prior to the effective time will become vested in an award covering the number of units that would have been earned at “target” performance, and each such award will be cancelled and converted as of the effective time into the right to receive cash in an amount equal to that number of vested units multiplied by $1.00 per unit; and

•

each restricted stock award and restricted cash award held by an executive officer other than Messrs. Lindsay and Wall will be modified such that any vesting that would apply under the terms of such award in the event of a termination of employment without “cause” during the extended Protection Period (generally, full vesting of such award) will also apply in the event of a termination of employment by the employee for “good reason” (as defined in the Executive Severance Pay Plan of the Company, as amended) during the extended Protection Period (Messrs. Lindsay and Wall already have “good reason” protection under the terms of their outstanding awards).

The Company’s executive officers currently hold restricted stock awards, performance share awards, performance unit awards, and stock options. The Company’s non-employee directors currently hold restricted stock unit awards. Our non-employee directors Ms. Barrett and Messrs. Ehmer and Harris each hold outstanding vested and deferred restricted stock units from our former parent company, PROG Holdings, Inc., from which the Company spun off in 2020. We expect that these restricted stock units will be paid out in connection with the merger.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers in respect of their unvested Company equity and long-term cash awards upon the closing of the merger or a subsequent qualifying termination of employment, see the section entitled “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below.

Treatment of Annual Cash Incentive Awards Under Merger Agreement

In accordance with the terms of the merger agreement, in connection with the closing of the merger, each executive officer’s annual incentive award for the year in which the effective time occurs will be paid out at the “target” performance level, pro-rated for the portion of the performance period completed as of the effective time. The target annual cash incentive awards for calendar year 2024 for our named executive officers are $960,000 for Mr. Lindsay, $675,000 for Stephen Olsen, $375,000 for Mr. Wall, $350,000 for Mr. Falkenstein, and $325,000 for Ms. George.

For an estimate of the amounts that would be payable pursuant to the merger agreement with respect to the named executive officers’ annual incentive awards, see the section entitled “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below.

Transaction Success Bonuses

In connection with the transactions, the Compensation Committee approved a transaction success bonus for Mr. Wall in the amount of $135,000, Ms. George in the amount of $150,000, and Douglass Noe, the Company’s Corporate Controller and Principal Accounting Officer, in the amount of $50,000. Payment of each such transaction success bonus is generally contingent on the respective officer’s continued employment through the completion of a “change in control” (such as the merger) occurring on or before December 31, 2024. Such transaction success bonus will also be payable if the officer has a qualifying termination of employment entitling such officer to severance compensation under the terms of an applicable severance plan, provided that a change in control is consummated on or before December 31, 2024.

Severance Arrangements

Each of the executive officers of the Company is either a participant in the Company’s Executive Severance Pay Plan (the “Severance Plan”) or, in the case of Mr. Lindsay and Mr. Wall, a party to an Amended and Restated Severance and Change-in-Control Agreement with the Company (each, a “Severance Agreement”). The Severance Plan and the Severance Agreements are referred to as “severance arrangements” in this proxy statement. In the event an executive officer has a qualifying termination (as described below) within two years after the effective time, the executive will generally be entitled to the following payments and benefits under his or her severance arrangement:

•	for Mr. Lindsay and Mr. Wall:

•	a lump-sum cash severance payment equal to two times the sum of the executive’s (i) annual salary and (ii) target bonus;

•	a lump-sum payment of the executive’s two-year average annual bonus, prorated for service in the year of termination;

•	a lump sum cash payment equal to 24 months of the executive’s monthly premiums for continuation coverage under COBRA for the executive and his or her dependents; and

•	a lump sum equal to the executive’s accrued but unused and unpaid vacation;

•	for executive officers participating in the Severance Plan:

•

a lump-sum cash severance payment equal to 24 months’ annual salary plus 24 months’ target bonus (in the case of executive officers other than Mr. Noe) or 18 months’ annual salary plus 18 months’ target bonus (in the case of Mr. Noe);

•	a lump sum payment equal to the executive’s target bonus, prorated for service in the year of termination (less any payments already made with respect to such year); and

•

if the executive participates in a group health insurance plan of the Company immediately prior to the qualifying termination, a lump sum cash payment equal to 24 months (in the case of executive officers other than Mr. Noe) or 18 months (in the case of Mr. Noe) of the monthly COBRA premium in effect for continued coverage under such plan, grossed up for the estimated taxes payable with respect to such payment, as determined by the Company (less certain administrative fees and the applicable premium otherwise paid by active participants); and

•

for all executive officers, accelerated vesting of any outstanding and unvested stock options, restricted stock awards, restricted cash awards, performance share awards, performance units or other long-term incentive awards will be governed by the terms of the plan and award agreements under which such awards were made.

The severance arrangements are subject to a modified cutback with respect to Section 280G of the Internal Revenue Code (the “Code”) whereby, in the event that it is determined that any payment or benefit would constitute a “parachute payment” within the meaning of Section 280G of the Code, such payments and benefits will be reduced to the minimum extent necessary (but in no event less than zero) so that no portion of the payment or benefit, as so reduced, constitutes a “parachute payment.” However, such cutback will not apply if the unreduced aggregate payments and benefits, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code and certain other taxes) exceed by at least 10% the total after-tax amount of such aggregate payments and benefits after the cutback.

For purposes of the severance arrangements, a “qualifying termination” means a termination by the Company without “cause” (excluding a termination due to the executive’s death or disability) or by the executive officer with “good reason.” With respect to each of Mr. Lindsay and Mr. Wall, in the event such officer’s employment is terminated by the Company without cause, or an event constituting good reason occurs, following the public announcement of a definitive agreement that, when consummated, would be a change in control (such as the merger agreement), and such change in control is consummated, then the termination or event constituting good reason will be deemed to occur within two years after the change in control, and the executive may exercise his rights under his severance arrangements following the consummation of the change in control.

For purposes of the Severance Plan, “cause” generally means (i) the commission by the executive of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice; (ii) the willful engaging by the executive in misconduct which is deemed by the Company, in good faith, to be materially injurious to the Company or an affiliate of the Company; or (iii) the willful and continued failure or habitual neglect by the executive to perform the executive’s duties with the Company or an affiliate of the Company substantially in accordance with the operating and personnel policies and procedures of the Company or an affiliate of the Company generally applicable to all of their team members, and “good reason” generally means: (i) any material reduction in the executive officer’s base salary, other than an across-the-board base salary reduction similarly affecting other executives of the Company; (ii) any material diminution in the executive officer’s authority, duties or responsibilities; (iii) any material change in the geographic location at which the executive officer must perform his or her duties (for this purpose, the relocation of the executive officer’s principal office location more than 50 miles from its current location would be deemed material); or (iv) any material breach of the Severance Plan by the Company, in each case, subject to notice and cure provisions set forth in the Severance Plan.

The definitions of “cause” and “good reason” in the Severance Agreements are substantially the same as the definitions applicable to the Severance Plan.

An executive’s entitlement to severance benefits under the applicable severance arrangement is generally conditioned on his or her execution and non-revocation of a customary release of claims in favor of the Company and the executive’s agreement to and compliance with certain restrictive covenants. With respect to Messrs. Lindsay and Wall, such restrictive covenants include employee and customer non-solicitation and non-competition provisions that apply for two years following termination of employment, as well as continuing obligations with respect to the Company’s confidential and trade secret information. With respect to the other executive officers (who participate in the Severance Plan), the restrictive covenants would be as set forth in the release executed at the time of termination. A breach of the release or the restrictive covenants would generally result in the forfeiture of future severance benefits by the executive officer, and the Company may also require repayment of benefits already provided to the executive officer.

For estimates of the amounts that would be payable to the Company’s named executive officers pursuant to their severance arrangements upon a qualifying termination of employment that occurs in connection with the merger, see the section entitled “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below.

Deferral Plans

Pursuant to The Aaron’s Company, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which is a nonqualified deferred compensation plan for a select group of management or highly compensated employees of the Company (including the Company’s executive officers), participants may voluntarily defer payment of a portion of their compensation to a deferral account on a pre-tax basis. Should they so elect, the Company generally makes discretionary matching contributions to make up for certain limits applicable to the Company’s 401(k) plan. Compensation is generally deferred in the form of cash and is indexed to certain investment alternatives. In connection with the consummation of the merger, all unvested account balances under the Deferred Compensation Plan will immediately become 100% vested.

For estimates of the unvested account balances under the Deferred Compensation Plan that would become vested for the Company’s named executive officers in connection with the merger, see the section entitled “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below.

Director and Officer Indemnification and Insurance

Pursuant to the terms of the merger agreement, the directors and officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies for a period of six years following the effective time of the merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Director and Officer Indemnification and Insurance” beginning on page [●].

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The table below entitled “Golden Parachute Compensation,” along with its footnotes, shows the compensation that may be paid or may become payable in connection with, or following, the consummation of the merger to the Company’s named executive officers identified in the Company’s most recent proxy statement, filed in connection with the Company’s 2024 annual meeting of Company shareholders (i.e., the Company’s principal executive officer, principal financial officer, and three other most highly compensated executive officers as determined for purposes of such annual proxy statement), as required by Item 402(t) of Regulation S-K, which compensation is subject to an advisory vote of the Company’s shareholders, as described below.

Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the merger and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

The amounts indicated below do not attempt to quantify any reduction that may be required as a result of the Code Section 280G modified cutback included in the named executive officers’ severance arrangements (as described above); therefore, actual payments to the named executive officers may be less than the amounts indicated below.

In addition, the table below does not include amounts that the Company’s named executive officers were already entitled to receive or vested in as of the date hereof.

Assumptions

For purposes of calculating the amounts indicated in the table below, unless otherwise noted, we have assumed:

•	the effective time is June 17, 2024, which is the assumed date of the closing of the merger solely for purposes of this transaction-related compensation disclosure;

•	the relevant price per share of Company common stock is equal to the merger consideration;

•

each named executive officer’s employment is terminated by the Company or its successor without “cause” or resigns for “good reason” (as such terms are defined in the relevant plans and agreements), in each case, immediately following the effective time (each, referred to as a “qualifying termination”);

•

quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each named executive officer as of June 17, 2024, the latest practicable date before the filing of this proxy statement;

•	all unvested equity awards held by each named executive officer as of June 17, 2024 remain unvested as of the effective time;

•	each named executive officer will receive a pro-rata “target” bonus for the year of the merger in accordance with the terms of the merger agreement;

•

for each of Messrs. Lindsay and Wall, in the event of a qualifying termination of employment under such officer’s severance arrangement in the same calendar year as the merger, such officer will also receive a pro-rata payout of his two-year average annual incentive award in accordance with the terms of his severance arrangement;

•

for each named executive officer other than Messrs. Lindsay and Wall, in the event of a qualifying termination of employment occurring immediately following the merger, pursuant to the merger agreement, such officer will be entitled to the pro-rata “target” bonus for the year of the merger as described above, but such officer will not be entitled to receive further bonus payments pursuant to the severance arrangement; and

•

for purposes of the agreements and plans described below, the consummation of the merger as contemplated by the merger agreement constitutes a “change in control” or “change of control” (as defined under the Company’s applicable compensation plans) at the effective time.

For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see the sections entitled “—Treatment of Equity and Long-Term Cash Awards”, “—Treatment of Annual Cash Incentive Awards Under Merger Agreement”, “—Transaction Success Bonuses” “—Severance Arrangements” and “—Deferral Plans” above.

Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Other ($)(5)	Total ($)
Douglas A. Lindsay	$4,398,085	$5,553,853	$16,025	$64,262	$1,420,000	$11,452,225
Stephen Olsen	$2,911,680	$1,608,698	$24,130	$71,719	$237,500	$4,853,727
C. Kelly Wall	$2,217,316	$1,086,789	$30,700	$50,390	$156,250	$3,541,445
Russell Falkenstein	$1,861,612	$937,796	$29,764	$71,719	$195,000	$3,095,891
Rachel G. George	$1,950,068	$1,060,025	$12,573	$0	$165,000	$3,187,666

(1)

Cash. The estimated amounts listed in this column include the aggregate value of cash severance each named executive officer would be entitled to receive under his or her severance arrangement and the merger agreement in connection with a qualifying termination within two years after the effective time (or for Messrs. Lindsay and Wall, certain terminations occurring prior to the effective time, as described above), including a lump sum cash severance payment based on a multiple of the named executive officer’s base salary and target bonus pursuant to the severance arrangement, a pro-rated bonus payment for the year of the merger pursuant to the merger agreement, and for Messrs. Lindsay and Wall, accrued but unused and unpaid vacation, and a pro-rata two-year average bonus pursuant to the severance arrangement, as set forth in more detail in the table below. Severance payments under each named executive officer’s severance arrangement are “double-trigger” in that they would be paid to the named executive officer only if such named executive officer experiences a qualifying termination within the time period specified above. The pro-rated bonus paid pursuant to the merger agreement is a “single-trigger” benefit that will be payable at the effective time, regardless of whether the officer continues in employment. For each of Mr. Wall and Ms. George, this column also includes the above-described transaction bonus, which is a “single-trigger” benefit in that, pursuant to the terms of the applicable bonus agreement, it would be triggered immediately upon the effective time, whether or not the executive officer’s employment is terminated. The estimated amounts shown in this column are based on the compensation levels in effect on June 17, 2024, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if compensation levels are changed after such date, actual payments to a named executive officer may be different than those listed in this column. For additional information see “—Severance Arrangements” and “—Annual Incentive Awards and Transaction Success Bonuses” above. The table below provides further information regarding the amounts included in this column for each named executive officer:

Named Executive Officer	Lump Sum Cash Severance ($)	Pro-Rated 2024 Target Bonus ($)	Pro-Rated 2-Year Average Bonus ($)	Transaction Bonus ($)	Unused and Unpaid Vacation	Total ($)
Douglas A. Lindsay	$3,620,000	$443,279	$300,102	—	$34,704	$4,398,085
Stephen Olsen	$2,600,000	$311,680	—	—	—	$2,911,680
C. Kelly Wall	$1,800,000	$173,156	$93,783	$135,000	$15,377	$2,217,316
Russell Falkenstein	$1,700,000	$161,612	—	—	—	$1,861,612
Rachel G. George	$1,650,000	$150,068	—	$150,000	—	$1,950,068

(2)

Equity. The estimated amounts listed in this column represent the aggregate value in respect of each named executive officer’s unvested Company restricted stock awards, unvested performance share awards and stock options (to the extent such stock options would be “in-the-money,” or, in other words, not underwater) as of June 17, 2024, the latest practicable date before the filing of this proxy statement, based on the merger consideration, as set forth in more detail in the table below. Our named executive officers do not hold restricted stock units. Vesting of Company restricted stock awards is a “double-trigger” benefit in that it would occur only if the named executive officer experiences a qualifying termination during the vesting period for the award. Vesting of Company performance share awards and the cash-out of in-the-money stock options are “single-trigger” benefits in that, pursuant to the terms of the merger agreement, they would occur immediately upon the closing date, whether or not employment is terminated. For additional information, please see the section entitled “The Merger Agreement—Treatment of Equity and Long-Term Cash Awards”. Cash-based performance unit awards, which are not equity awards, are included in the “Other” column of the Golden Parachute Compensation table and are described in greater detail in footnote 5 below.

Named Executive Officer	Aggregate Value of Unvested Restricted Stock Awards ($)	Aggregate Value of Unvested Performance Share Awards ($)	Aggregate Value of In-the-Money Option Awards ($)	Total ($)
Douglas A. Lindsay	$904,223	$4,310,791	$338,839	$5,553,853
Stephen Olsen	$653,763	$954,935	$0	$1,608,698
C. Kelly Wall	$445,360	$628,260	$13,169	$1,086,789
Russell Falkenstein	$456,470	$481,326	$0	$937,796
Rachel G. George	$468,680	$591,345	$0	$1,060,025

(3)

Pension/NQDC. The estimated amounts listed in this column represent the unvested amounts in each named executive officer’s Deferred Compensation Plan account that would vest upon the effective time, assuming that the effective time occurs on June 17, 2024, the latest practicable date to determine such amounts before the filing of this proxy statement. Such vesting is a “single-trigger” benefit in that would be triggered immediately upon the effective time, whether or not employment is terminated. For additional information see “—Interests of the Company’s Directors and Executive Officers in the Merger—Deferral Plans”.

(4)

Perquisites/Benefits. The estimated amounts listed in this column represent the cash payment each named executive officer would be entitled to receive under his or her severance arrangement with respect to COBRA premiums (including a tax reimbursement for such COBRA payment of $21,410 for each of Messrs. Olsen and Falkenstein) in connection with a qualifying termination within two years after the effective time (or, for Messrs. Lindsay and Wall, certain terminations occurring prior to the effective time, as described above), except for Ms. George, who does not participate in our healthcare plan. Such payments are “double-trigger” in that they would be paid to a named executive officer only if such named executive officer experiences a qualifying termination within the time period specified above. The estimated amounts shown in this column are based on the benefit in effect on June 17, 2024, the latest practicable date to determine such amounts before the filing of this proxy statement; therefore, if benefit levels are changed after such date, actual payments to a named executive officer may be different than those listed in this column. For additional information see “—Interests of the Company’s Directors and Executive Officers in the Merger—Severance Arrangements”.

(5)

Other. The estimated amounts listed in this column represent the aggregate value that would vest in respect of each named executive officer’s unvested Company cash-based performance unit awards as of June 17, 2024, the latest practicable date before the filing this proxy statement. Payments in respect of Company cash-based performance unit awards are “single-trigger” benefits in that they would be payable immediately upon the closing date, whether or not employment is terminated. For additional information, please see the section entitled “The Merger Agreement—Treatment of Equity and Cash Awards”.

The Board unanimously recommends a vote “FOR” the approval of the nonbinding compensation proposal.

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide shareholders with the opportunity to vote, on a nonbinding, advisory basis, on the compensation that will or may become payable by the Company to our named executive officers in connection with the merger, as disclosed above in the section captioned “Golden Parachute Compensation”.

The vote on the nonbinding compensation proposal is a vote separate and apart from the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the nonbinding compensation proposal and vice versa. This nonbinding compensation proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and IQV or, following the merger, the surviving corporation and its subsidiaries. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company or the Board.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who exercise appraisal rights, and holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any consequences or requirements of or relating to the Foreign Account Tax Compliance Act, or any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service, which we refer to as the “IRS”, may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws and the application of any U.S. federal tax rules not addressed in this discussion) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses (including for individual U.S. holders) is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Company common stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

The Company pays quarterly cash dividends on Company common stock and the last dividend was paid on July 3, 2024 to shareholders of record as of the close of business on June 14, 2024.

Under the terms of the merger agreement, the Company is permitted to continue to pay its regular quarterly dividend, not in excess of $0.125 per share of Company common stock.

Regulatory Waiting Periods and Approvals Required for the Merger

General

The merger is subject to the requirements of the HSR Act, which prevents the Company and IQV from completing the merger until required information and materials are furnished to the Department of Justice (the “DOJ”) and the FTC, and the HSR Act waiting period is terminated or expires. On June 27, 2024, the Company and IQV filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The waiting period under the HSR Act expired on July 29, 2024.

The merger agreement generally requires each party to use reasonable best efforts to resolve any impediments under the HSR Act and other applicable antitrust laws so as to enable the closing to occur as promptly as practicable; provided, however, that under no circumstance will IQV, Merger Sub or any of their respective affiliates be required to any divestiture with respect to IQV, Merger Sub or any of their respective affiliates or any of their respective assets or businesses. For a more detailed description of IQV’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Reasonable Best Efforts; Regulatory Approvals” beginning on page [●].

Other Regulatory Matters

Aaron’s, LLC, a wholly-owned subsidiary of the Company, is the subject of two outstanding consent orders issued by the FTC (the “Outstanding FTC Consent Orders”). Although not required under the Outstanding FTC Consent Orders or applicable law, the Company and IQV have agreed to provide notice to the FTC of the transactions contemplated by the merger agreement, which notice will inform the FTC of such transactions and state the Outstanding FTC Consent Orders will remain applicable to Aaron’s, LLC after the closing, and such notice was provided on June 28, 2024.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement.

We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

Additional information about the Company may be found elsewhere in this proxy statement and in other public reports and documents filed by the Company with the SEC. Please see the section of this proxy statement entitled “Where You Can Find Additional Information”, beginning on page [●].

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the public filings the Company makes with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, IQV and Merger Sub were qualified and subject to important limitations agreed to by the Company, IQV and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this proxy statement or the Company’s public disclosures. Accordingly, the representations, warranties and covenants contained in the merger agreement and descriptions thereof should not be relied upon as being accurate or complete or characterizations of the actual state of facts as of any specified date and should be read only in conjunction with the other information provided elsewhere in this proxy statement, as well as the information incorporated by reference into this proxy statement. Please see the section of this proxy statement entitled “Where You Can Find Additional Information”, beginning on page [●].

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger as a wholly-owned direct subsidiary of IQV.

The parties have agreed under the merger agreement to take all necessary action such that, from and after the effective time of the merger, the board of directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. From and after the effective time of the merger, the officers of Merger Sub immediately prior to the effective time of the merger will become the officers of the surviving corporation, until the earlier of their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

At the effective time of the merger, the articles of incorporation of the Company will, by virtue of the merger, be amended and restated in their entirety to read as the articles of incorporation of Merger Sub as in effect immediately prior to the effective time, except that the articles of incorporation will be revised to reflect the name of the surviving corporation as “The Aaron’s Company, Inc.” and to the extent necessary to comply with certain terms of the merger agreement related to director and officer indemnification and insurance matters, and as so amended and restated will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with their terms or by applicable law. At the effective time of the merger, the bylaws of the Company will, by virtue of the merger, be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the effective time, except that the bylaws will be revised to reflect the name of the surviving corporation as “The Aaron’s Company, Inc.” and to the extent necessary to comply with certain terms of the merger agreement related to director and officer indemnification and insurance matters, and as so amended and restated will be the bylaws of the surviving corporation, until thereafter amended in accordance with their terms or by applicable law.

Closing and Effective Time of the Merger

The closing of the merger, which we refer to as the “closing”, will take place no later than the second business day following the date on which the conditions to closing (described in the section below entitled “—Conditions to the Merger”), other than those conditions that by their terms are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at closing), have been satisfied or (to the extent permitted by applicable law) waived. However, the closing will not take place prior to August 15, 2024.

The merger will become effective at such time as the certificate of merger is duly filed by the Secretary of State of the State of Georgia, or at such other time as the Company, IQV and Merger Sub will agree and specify in the certificate of merger.

Merger Consideration and Conversion of Company Common Stock

At the effective time of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company as treasury stock, shares owned by IQV or any direct or indirect wholly owned subsidiary of IQV and shares owned by shareholders who have properly exercised dissenters’ rights under the GBCC), will be automatically converted into the right to receive the merger consideration. If at any time during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of Company common stock occurs as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the merger consideration will be proportionally adjusted, without duplication, to reflect such change.

At the effective time of the merger, each share of Company common stock owned by the Company as treasury stock and each share owned by IQV or any direct or indirect wholly owned subsidiary of IQV will be canceled without payment of consideration.

Shares of Company common stock that are issued and outstanding immediately prior to the effective time of the merger and are held by a shareholder who is entitled to exercise, and properly exercises, dissenters’ rights with respect to such shares pursuant to, and who complies in all respects with, the provisions of Section 14-2-1301 et. seq. of the GBCC, will not be converted into the right to receive the merger consideration. At the effective time, such dissenting shareholders will cease to have any rights to such shares of Company common stock except for the right to receive payment of the fair value of such shares of Company common stock as may be determined to be due in accordance with the GBCC, as described in the section of this proxy statement entitled “Dissenters’ Rights of Shareholders”. All such shares of Company common stock that are shares held by any dissenting shareholder who will have failed to properly exercise or who otherwise will have withdrawn, in accordance with the GBCC, or lost such dissenting shareholder’s rights to demand payment in respect of such shares of Company common stock under the GBCC, will thereupon be deemed to have been converted into the right to receive the merger consideration pursuant to the merger agreement.

Exchange and Payment Procedures

At or prior to the closing, IQV will deposit with the Company’s transfer agent, Computershare, (the “paying agent”) cash in an amount sufficient to pay the aggregate merger consideration payable to holders of Company common stock in accordance with the merger agreement. Promptly following the effective time of the merger:

•

the paying agent will mail to each holder of record of a certificate whose shares of Company common stock were converted into the right to receive the merger consideration (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of such holder’s certificates in exchange for payment of merger consideration; and

•

the paying agent will deliver to each holder of book-entry shares whose shares of Company common stock were converted into the right to receive the merger consideration any instructions for surrendering such book-entry shares, to the extent applicable or required. No holder of book-entry shares will be required to provide a certificate or an executed letter of transmittal to the paying agent in order to receive the merger consideration.

You will not be entitled to receive the merger consideration until you surrender your certificates or book-entry shares and, in the case of certificates, deliver a duly executed letter of transmittal to the paying agent.

You should not return your certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

IQV, Merger Sub, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is withheld from the merger consideration otherwise payable to any person (and is paid over to the applicable taxing authorities), that amount will be treated as having been paid to that person.

At the effective time of the merger, the stock transfer books of the Company will be closed and there will be no further registration of transfers thereafter on the records of the Company. On or after the effective time, any certificates or book-entry shares presented to the paying agent or IQV for any reason will represent solely the right to be exchanged for the merger consideration and will be cancelled.

The paying agent will invest the aggregate merger consideration deposited with it as directed by IQV, subject to certain limitations. Any interest and other income resulting from any such investments will be paid to the surviving corporation. To the extent that there are losses with respect to such investments, or the payment fund diminishes for other reasons below the level required to make prompt cash payment of the merger consideration, IQV will promptly replace or restore the cash in the payment fund lost through such investments or other events to ensure that the payment fund is at all times maintained at a level sufficient to promptly make such cash payments.

Any portion of the aggregate merger consideration deposited with the paying agent, plus any interest received with respect to such amount, that remains undistributed to holders of shares of Company common stock on the date that is one year after the effective time of the merger will be delivered to the surviving corporation, upon demand. Holders of shares of Company common stock who have not complied with the exchange and payment procedures described above will thereafter be entitled to look to the surviving corporation for payment of the merger consideration, subject to abandoned property, escheat or similar laws. None of IQV, the surviving corporation, the paying agent or any other party will be liable to any holder of shares of Company common stock for any merger consideration delivered to a governmental entity pursuant to any applicable abandoned property, escheat or similar law.

Lost Certificates

If any certificate has been lost, stolen or destroyed, then the person claiming the certificate to be lost, stolen or destroyed must make an affidavit of that fact in order to be entitled to receive the merger consideration with respect to the number of shares of Company common stock formerly represented by such certificate and, if required by IQV or the surviving corporation, such person must deliver a bond in such amount as IQV or the paying agent may determine is reasonably necessary as indemnity against any claim that may be made against IQV, the paying agent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Treatment of Equity and Long-Term Cash Awards

Outstanding equity and long-term cash awards will be treated as follows in connection with the merger, provided that any cash payment will be subject to applicable tax withholding and will not include interest.

Stock Options

As of the effective time, each outstanding Company stock option granted under a Company equity incentive plan will accelerate and become fully vested (to the extent not yet vested) and will be cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company common stock subject to such Company stock option multiplied by (ii) the excess, if any, of the merger consideration over the applicable exercise price per share, provided that each Company stock option that has an exercise price per share that is equal to or greater than the merger consideration will be cancelled for no consideration.

Restricted Stock Unit Awards

As of the effective time, each outstanding Company restricted stock unit granted under a Company equity incentive plan will become fully vested (to the extent not yet vested) and will be cancelled and converted into the right to receive a cash payment equal to the merger consideration.

Restricted Stock Awards

As of the effective time, each outstanding restricted share of Company common stock granted under a Company equity incentive plan that is:

•	vested will be cancelled and converted into the right to receive a cash payment equal to the merger consideration; or

•

unvested will be modified to reflect an award of restricted cash in an amount equal to the merger consideration, having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the transactions and certain administrative changes), except that the Protection Period will be extended if and to the extent necessary so that it covers the entire vesting period of such award.

Restricted Cash Awards

As of the effective time, each outstanding Company time-based restricted cash award granted under a Company equity incentive plan will be modified to reflect an award of restricted cash of an equal dollar amount, having the same terms and conditions as applied thereto prior to such modification (except for any terms rendered inoperative by reason of the transactions and certain administrative changes), except that the Protection Period with respect to each such award (if any) will be extended if and to the extent necessary so that it covers the entire vesting period of such award.

Performance Share Awards

As of the effective time, each outstanding award of Company performance shares granted under a Company equity incentive plan will become vested with respect to the “target” number of performance shares subject to such award, and each vested Company performance share will be cancelled and converted into the right to receive a cash payment equal to the merger consideration.

Performance Unit Awards

As of the effective time, each outstanding award of Company cash performance units granted under a Company equity incentive plan will become vested with respect to the “target” number of performance units subject to such award, and each vested award of Company performance units will be cancelled and converted into the right to receive cash in an amount equal to that number of vested units covered by such award multiplied by $1.00 per unit.

Treatment of Employee Stock Purchase Plan

As provided in the merger agreement, the Company has taken all actions necessary to treat the Company ESPP as follows: (i) no offering period will commence after the date of the merger agreement, (ii) no new participants may commence participation after the date of the merger agreement, (iii) no existing participant may increase his or her rate of contribution after the date of the merger agreement, (iv) each purchase right issued pursuant to the Company ESPP for an offering period commencing before the date of the merger agreement will be fully exercised in accordance with the terms of the Company ESPP on the earlier of (A) the scheduled purchase date for the applicable offering period and (B) a date prior to the effective time determined by the Company and consistent with the ESPP and the applicable offering period (with any participant payroll deductions not applied to the purchase of Company shares returned to the participant without interest) and (v) the Company ESPP will terminate effective immediately prior to the effective time.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, IQV and Merger Sub to each other. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement (including in the disclosure letter delivered by the Company to IQV in connection therewith).

The representations and warranties made by the Company (including, in certain cases, with respect to its subsidiaries) to IQV and Merger Sub relate to, among other things, the following:

•	due organization, valid existence, good standing of the Company and each of its subsidiaries and corporate authority to carry on the business of the Company and each of its subsidiaries;

•

corporate authority to execute and deliver, to perform the Company’s obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the Company;

•

the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the Company entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	governmental consents, approvals, authorizations required in connection with the execution, delivery and performance of the agreement and the completion of the merger;

•	capitalization and the absence of preemptive rights;

•	ownership of the equity interests of subsidiaries;

•	the absence of outstanding obligations to repurchase, redeem or otherwise acquire equity interests in the Company or its subsidiaries;

•

the adoption and declaration of advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the Board, and the resolution by the Board, subject to the provisions of the merger agreement described below under “—Changes in the Board’s Recommendation”, to recommend that the Company’s shareholders approve the merger agreement;

•	the Company’s SEC filings since January 1, 2023 through June 16, 2024 and the financial statements included therein;

•	implementation and maintenance of internal controls over financial reporting and disclosure controls and procedures;

•	the absence of certain enumerated events and of a Company material adverse effect (as defined below) since December 31, 2023;

•	the absence of certain undisclosed liabilities and certain “off-balance sheet arrangements”;

•	compliance with applicable laws, governmental orders and permits;

•	material contracts and the absence of any default under, or termination or cancellation of, any material contract;

•	the accuracy of the information to be supplied for inclusion in this proxy statement;

•	the absence of legal proceedings and governmental orders;

•	employee benefits and labor matters;

•	real property owned or leased by the Company or its subsidiaries and title to such real property;

•	intellectual property matters;

•	environmental matters and compliance with environmental laws;

•	the payment of taxes, the filing of tax returns and other tax matters;

•	the receipt by the Board of an opinion from J.P. Morgan;

•	the absence of broker’s or finder’s fees except with respect to J.P Morgan;

•	maintenance of insurance policies;

•	data privacy and security matters;

•	the inapplicability of state anti-takeover laws to the merger;

•

lease-to-own contracts with customers, compliance with applicable laws governing such transactions and the inapplicability of laws governing loans or the extension of credit to the businesses of the Company and its subsidiaries;

•	inventory matters; and

•

franchise contracts with franchisees, compliance with applicable laws governing such relationships and the accuracy of the information included in franchise disclosure documents used by the Company and its subsidiaries.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “Company material adverse effect.” For purposes of the merger agreement, “Company material adverse effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results or operations or financial condition of the Company and its subsidiaries, taken as a whole. Facts, conditions, circumstances, occurrences, effects, changes, events or developments resulting from the following matters are excluded in determining whether a Company material adverse effect has occurred:

•

any change in the market price or trading volume of the Company common stock (except the facts or occurrences giving rise to or contributing to such change in the market price or trading volume may be taken into account in determining whether there has been, or will be, a Company material adverse effect);

•

any failure by the Company and its subsidiaries to meet any internal or published projections, forecasts, estimates or predications in respect of revenues, earnings or other financial or operating metrics for any period (except that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or will be, a Company material adverse effect);

•

the execution and delivery of the merger agreement or the public announcement or pendency of the transactions contemplated thereby, including the impact hereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, customers, suppliers or partners, and any transaction litigation;

•

the performance by the Company of its obligations that are expressly required under the merger agreement or any action taken or not taken at the express request of, or with the express written consent of, IQV;

•

any adverse change to any of the Company’s credit ratings (except that the facts or occurrences giving rise to or contributing to such change to any of the Company’s credit ratings may be taken into account in determining whether there has been, or will be, a Company material adverse effect); and

•

any fact, condition, circumstance, event, change, effect, occurrence or development that is disclosed in the disclosure letter delivered by the Company in connection with the merger agreement or the Company’s SEC filings (other than any forward-looking risk factors and other forward-looking disclosures, in each case, to the extent such disclosures are not based on statements of facts as of June 16, 2024).

The following matters are also excluded in determining whether a Company material adverse effect has occurred, but will be taken into account to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its subsidiaries operate:

•	any changes in general United States or global economic or business conditions (including any disruption thereof or in any supply chains);

•	any changes in conditions generally affecting any of the industries in which the Company and its subsidiaries operate;

•

any regulatory, legislative or political conditions (or change to existing conditions, law or interpretations of law) or securities, credit, financial or other capital markets conditions (or change to existing conditions), in each case, in the United States or any foreign jurisdiction;

•

any change or development in United States GAAP (or other accounting requirements or principles) or in any applicable law or the interpretation or enforcement thereof, including any tax, trade or tariff policy (or authoritative interpretations thereof), in each case, after June 16, 2024;

•

geopolitical or social conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether or not involving any jurisdiction in which the Company operates, or any changes thereto; and

•	any hurricane, tornado, flood, earthquake or other natural disaster, or any epidemic, pandemic, outbreak of illness or other public health event, or in each case, any worsening thereof.

The representations and warranties made by IQV and Merger Sub to the Company are more limited and relate to, among other things, the following:

•	due organization, valid existence, good standing and corporate authority to carry on its business;

•

corporate authority to execute and deliver, to perform IQV’s and Merger Sub’s obligations under, and to consummate the transactions contemplated by, the merger agreement, and the enforceability of the merger agreement against IQV and Merger Sub;

•

the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of IQV and Merger Sub entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	the absence of any beneficial ownership by IQV, Merger Sub or any of their controlled affiliates of shares of Company common stock or rights to acquire shares of Company common stock;

•	the accuracy of the information to be supplied for inclusion in this proxy statement;

•	financing matters and availability of funds to pay the aggregate merger consideration and all other required cash amounts in connection with the merger;

•	ownership and lack of prior business activities of Merger Sub;

•	the absence of legal proceedings and governmental orders;

•	the solvency of the surviving corporation and its subsidiaries following the closing;

•	the absence of a requirement for a vote of IQV members;

•	the absence of arrangements with Company management other than as set forth in the merger agreement;

•	the absence of broker’s or finder’s fees;

•	the limited guarantee delivered to the Company;

•	IQV, Merger Sub and their affiliate’s treatment under the Defense Production Act and the Canada Investment Act; and

•	regulatory filings and governmental consents and approvals.

Certain of the representations and warranties of IQV and Merger Sub are qualified as to, among other things, “materiality” or certain changes, events, developments, conditions, occurrences or effects that have a material adverse effect on the ability of either IQV or Merger Sub to consummate the merger or perform their respective obligations under the merger agreement or that would prevent or materially delay the consummation by IQV of the merger.

The representations and warranties contained in the merger agreement will terminate upon the earlier of the effective time of the merger or the termination of the merger agreement pursuant to its terms.

Covenants Relating to the Conduct of Business

The Company has agreed to covenants in the merger agreement that affect the conduct of its business and that of its subsidiaries between the date of the merger agreement and the effective time of the merger.

Prior to such effective time, except as contemplated or permitted by the merger agreement, as required by applicable law, as specified in the disclosure letter delivered by the Company in connection with the merger agreement, or as IQV may otherwise consent in writing (which cannot be unreasonably withheld, conditioned or delayed), the Company is required to, and will cause each of its subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course in all material respects.

In addition, except as contemplated or permitted by the merger agreement, as required by applicable law or as specified in the disclosure letter delivered by the Company in connection with the merger agreement, unless IQV gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries are restricted from (subject, in many cases, to ordinary course of business or other exceptions), among other things:

•	amending its articles of incorporation or bylaws or the organizational documents of any of its subsidiaries;

•	declaring, setting aside or paying any dividends or distributions of any kind, whether payable in cash, stock or other property, on its capital stock, options, equity awards or other rights;

•	issuing, selling, transferring, pledging or encumbering any additional shares of capital stock or other rights of the Company or any of its subsidiaries;

•

splitting, combining or reclassifying any capital stock or other rights of the Company or any of its subsidiaries or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution therefor;

•	redeeming, purchasing or acquiring any capital stock or other rights of the Company or its subsidiaries;

•

entering into, amending or terminating any collective bargaining agreement or other labor agreement, entering into or amending any Company benefit plan, increasing salaries or wages of certain Company employees, hiring or terminating employees, or entering into or amending employment or severance contracts;

•	incurring any indebtedness;

•	making any capital expenditures that, in the aggregate, exceed the amount of all capital expenditures contemplated by the Company’s existing capital budget;

•	discharging, settling, or satisfying any actions, claims, litigation, or suits;

•	changing accounting methods, principles or practices;

•	entering into any acquisitions or dispositions of material assets or businesses, liquidating, or dissolving;

•	making or changing any material tax election or settling or compromising any material tax liability;

•	entering into, modifying, amending, extending or voluntarily terminating any material contract;

•	entering into any new line of business or opening any new store; and

•	agreeing or committing to do any of the foregoing.

No Solicitation by the Company

The Company has agreed under the merger agreement, subject to certain exceptions described below, that the Company and its representatives cannot:

•

directly or indirectly, solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, any merger, consolidation, business combination, recapitalization, exchange or tender offer, share exchange, joint venture, reorganization, dissolution or other similar transaction or series of related transactions involving the Company or any of its subsidiaries that if consummated would result in the transfer of 20% or more of the voting power of the Company, 20% or more of the outstanding Company common stock or 20% or more of the consolidated assets (as determined on a fair market value basis as of the date of such purchase or acquisition), revenues or gross profit of the Company and its subsidiaries (a “Company takeover proposal”);

•	engage in or otherwise participate in any discussions or negotiations with any third-party regarding a Company takeover proposal;

•

furnish to any third-party any non-public information related to the Company or its subsidiaries or afford any third-party access to the business, properties, assets, books, records or other non-public information, or to any personnel of the Company or any of its subsidiaries, in any such case in connection with any Company takeover proposal or proposal that constitutes or would reasonably be expected to lead to a Company takeover proposal; or

•	enter into any letter of intent, agreement in principle, merger agreement or other similar agreement with respect to a Company takeover proposal.

The merger agreement also required the Company to immediately cease and cause to be terminated any ongoing discussions or negotiations with respect to a Company takeover proposal, request the prompt return or destruction of all non-public information concerning the Company or its subsidiaries furnished to any such third party with respect to a transaction similar to the merger, and terminate all access granted to any such third party to any data room with respect to a transaction similar to the merger. The Company is not required to enforce, and is permitted to release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Company takeover proposal or similar matter to the extent that such provision prohibits or purports to prohibit a non-public Company takeover proposal being made to the Board (or any committee thereof), if the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action could be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the restrictions described above, in response to a written Company takeover proposal that did not result from a material breach of the restrictions described above or otherwise set forth in the merger agreement and that was made prior to the approval of the merger agreement by the Company’s shareholders, the Company may (i) furnish, or cause to be furnished, pursuant to a confidentiality agreement between the Company and such party with confidentiality and use provisions on terms that are not less restrictive, in any material respect, to such party than those contained in the confidentiality agreement between the Company and IQV, information (including material non-public information) with respect to the Company and its subsidiaries to the party that has made such written Company takeover proposal information and (ii) engage in, continue or otherwise participate in discussions or negotiations with such party with respect to such written Company takeover proposal, but in each case only if, prior to taking such action:

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the Board or any duly constituted and authorized committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel based on the information then available, that such Company takeover proposal constitutes or would reasonably be expected to lead to a superior proposal; and

•

the Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel based on information then available that the failure to take such actions could be inconsistent with its fiduciary duties under applicable law.

The Company is required to promptly notify IQV in the event that the Company receives a Company takeover proposal. Such notice must include the identity of the third party making the Company takeover proposal and include a summary of the material terms and conditions thereof. The Company is also required to promptly notify IQV, in writing, of any material development with respect to, or any material change to the material terms and conditions of, any Company takeover proposal.

Changes in the Board’s Recommendation

The Company has agreed under the merger agreement, subject to certain exceptions described below, that the Board will not (i) fail to include the Board’s recommendation that the Company’s shareholders vote to approve the merger agreement (such recommendation, the “Board recommendation”) in this proxy statement, (ii) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Board recommendation in a manner adverse to IQV, (iii) make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a customary “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication), (iv) approve or recommend, or publicly propose to approve or recommend to the Company’s shareholders a Company takeover proposal, (v) if a Company takeover proposal or any material modification thereof is made public or is otherwise sent to the Company’s shareholders, fail to issue a press release or other public communication that reaffirms the Board recommendation within ten business days after IQV so requests in writing or (vi) propose, resolve or agree to take any such action (any such action, a “change of recommendation”).

Notwithstanding the general restrictions described above, at any time prior to the adoption of the merger agreement by the Company’s shareholders, the Board may make a change of recommendation under two circumstances:

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the Board determines that an unsolicited, bona fide written Company takeover proposal that has not been withdrawn prior to such determination constitutes a superior proposal, which is a bona fide, unsolicited written Company takeover proposal (except that references in such definition to 20% will be replaced by 50%) that the Board has determined in good faith, after consultation with its financial advisor and outside legal counsel (taking into account any changes to the merger agreement proposed by IQV in response to a Company takeover proposal), (i) is reasonably capable of being completed in accordance with its terms, taking into account all financial, legal, regulatory and other aspects of such proposal deemed relevant in good faith by the Board, including all conditions contained therein and the availability of financing (to the extent applicable), and (ii) is more favorable in the aggregate to the Company’s shareholders (in their capacity as such) than the terms and conditions of the merger agreement; and

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in response to an “intervening event”, which is a material fact or event that has occurred or arisen after June 16, 2024, that was not known to the Board (or, if known, the consequences of which were not reasonably foreseeable to the Board as of June 16, 2024) and materially affects the business, assets or operations of the Company and its subsidiaries, taken as a whole; except that in no event will (i) the receipt, terms or existence of any Company takeover proposal or any matter relating thereto, (ii) the mere fact, in and of itself, that there has occurred any change in the market price or trading volume of the capital stock of the Company or (iii) the mere fact, in and of itself, that the Company or any of its subsidiaries has met, exceeded or failed to meet internal or publicly announced financial projections, forecasts or predications constitute or be taken into account in determining whether an intervening event has occurred.

To make a change of recommendation, the Board or any duly constituted and authorized committee thereof must determine in good faith, after consultation with its financial advisor and outside legal counsel, that failure to make a change of recommendation could be inconsistent with the Board’s fiduciary duties under applicable law.

In addition, to make a change of recommendation:

•

with respect to a superior proposal being made, the Board must give IQV at least four business days’ prior written notice of the Board’s intention to make a change of recommendation and deliver to IQV a copy of such Company takeover proposal (together with copies of any written documentation setting forth the material terms of such Company takeover proposal which is received by the Company from the party making such Company takeover proposal or its representatives), and, if IQV requests in writing, during such notice period, the Company must engage, and direct its representatives to negotiate, in good faith with IQV to enable IQV to propose in writing an offer binding on IQV to effect revisions to the terms of the merger agreement such that it would cause such Company takeover proposal to no longer constitute a superior proposal; provided that in the event of any material change to the material terms of such Company takeover proposal, the Company must deliver to IQV an additional written notice consistent with requirements outlined above and such notice period will recommence, except it will be at least two business days (rather than four business days, as in the case of the first notice); or

•

with respect to an intervening event occurring, the Board must give IQV at least four business days’ prior written notice of the Board’s intention to make a change of recommendation and state that an intervening event has occurred, and, if IQV requests in writing, during such notice period, the Company must engage, and direct its representatives to negotiate, in good faith with IQV to enable IQV to propose in writing an offer binding on IQV to effect revisions to the terms of the merger agreement such that it would obviate the need for making such change of recommendation.

Nothing contained in the merger agreement’s no solicitation provisions prohibits the Company or the Board (or any committee thereof) from (i) complying with its disclosure obligations under federal or state securities laws (after consultation with its outside legal counsel) with regard to a Company takeover proposal or change of recommendation, (ii) making any disclosure to the Company’s shareholders if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, or (iii) issuing a customary “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication), which will not be deemed to be a recommendation change; except that neither the Company nor the Board is permitted to recommend that the Company shareholders tender any securities in connection with any tender offer or exchange offer that is a Company takeover proposal or otherwise effect a change of recommendation with respect thereto, except as permitted by the change of recommendation provision in the merger agreement.

Shareholders’ Meeting

The Company has agreed under the merger agreement to call a meeting of its shareholders to be held as soon as reasonably practicable after this proxy statement is cleared by the SEC staff for mailing to consider and vote on approval of the merger agreement and any other matters required to be voted on by the Company’s shareholders in connection with the merger. The Company may adjourn or postpone the special meeting (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Company shareholders within a reasonable amount of time in advance of the special meeting, (ii) if there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, (iii) for a single period not to exceed ten business days to solicit additional proxies if necessary to obtain shareholder approval, or (iv) as required by applicable law or a request from the SEC, but the special meeting will not be delayed by more than 30 calendar days without the prior written consent of IQV. The Company has also agreed under the merger agreement for the Board to recommend to the Company’s shareholders the approval of the merger agreement, subject to the provisions of the merger agreement described above under “—No Solicitation by the Company” and “—Changes in the Board’s Recommendation”.

Reasonable Best Efforts; Regulatory Approvals

IQV, Merger Sub and the Company agree to use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable to cause each of the conditions to be satisfied and consummate and make effective the merger and the transactions contemplated by the merger as promptly as practicable (and in any event prior to the outside date), including (i) making all filings necessary in connection with the merger and the transactions contemplated by the merger, (ii) obtaining all approvals necessary in connection with the merger and the transactions contemplated by the merger, and (iii) defending or contesting any action brought by a governmental entity or any other third party that could prohibit, prevent, restrict, adversely affect, or delay the consummation of the merger and the transactions contemplated by the merger. On June 27, 2024, the Company and IQV filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The waiting period under the HSR Act expired on July 29, 2024.

IQV agrees to use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust entity or any other party so as to enable to parties to close the transactions contemplated by the merger agreement as promptly as possible (and in any event prior to the outside date). Notwithstanding the foregoing, neither IQV, Merger Sub or any of their respective affiliates is required to (i) defend through litigation any claim asserted in any court or other governmental body with respect to the transactions contemplated by the merger agreement by any governmental antitrust entity or (ii) offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy of any kind, including but not limited to any remedy that would require IQV, Merger Sub or any of their respective affiliates to sell, divest, lease, license, transfer, dispose of, or otherwise encumber, impair, limit or restrict IQV’s, Merger Sub’s or any of their respective affiliates’ ownership, control, management or operation of their respective assets or businesses, and the Company and its affiliates will not, without the prior written consent of IQV, offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy described above.

IQV has authority to make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from any governmental antitrust entity in connection with obtaining regulatory approvals for the transactions contemplated by the merger agreement under antitrust laws. IQV and the Company are, however, generally required to consult and cooperate with one another, and consider in good faith the views of one another, in connection with all analyses, appearances, meetings, discussions, presentations, memoranda, briefs, arguments, proposals and other filings to be made by or on behalf of either party before any governmental antitrust entity, but IQV has authority to make the final determination as to the appropriate course of action.

IQV and the Company have agreed to (i) in the case of IQV, keep the Company fully informed of all matters, discussions and activities in connection with obtaining approvals for the merger and the transactions contemplated in connection with the merger under the antitrust laws, (ii) promptly notify the other party of, and provide to the other party copies of all communications between it and any governmental entity or other third party challenging the merger or the transactions contemplated by the merger and all information supplied by such party to such governmental entities or third parties, (iii) promptly notify the other party of the commencement or threatened commencement of any action relating to the consummation of, or any challenges to, the merger or the transactions contemplated by the merger, and (iv) furnish to the other party such other necessary information and reasonable assistance as such other party may reasonably request.

Other Filings and Consents

On June 28, 2024, the Company provided notice to the FTC of the transactions contemplated by the merger agreement as agreed with IQV under the merger agreement. The Company has also agreed under the merger agreement that if any state takeover statute or similar law is or may become applicable to the merger, the Company, including the Board, will grant such approvals and take such actions as are necessary so that the merger can be consummated as promptly as practicable on the terms and subject to the conditions set forth in the merger agreement.

Access to Information

The Company has agreed that, upon reasonable advance notice, it will, and will cause each of its subsidiaries to, afford to IQV and to its officers, employees, accountants, counsel, lenders, financial advisors and other representatives reasonable access during normal business hours during the period prior to the effective time of the merger for the purpose of consummating the merger and the transactions contemplated in connection with the merger and the financing to all the Company’s properties, facilities, books, contracts, personnel (including officers) and records, and such other information concerning the Company and its business, financial condition and operations as IQV may reasonably request with respect to the Company and its business, financial condition and operations. IQV agreed that it and its representatives will conduct any such activities in such a manner as not to disrupt in any material respect the operations of the Company or its subsidiaries. In addition, the Company and its subsidiaries will not be required to provide any access or disclose any information if such access or disclosure would (i) violate any contract to which the Company or any of its subsidiaries is a party or (ii) jeopardize the attorney-client privilege to the Company or any of its subsidiaries.

Financing

IQV has agreed under the merger agreement to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain and consummate the Financing on the terms and conditions described in the commitment letters. The Financing will consist of a $160,000,000 senior secured term loan facility, a $400,000,000 senior secured revolving credit facility secured primarily by lease-merchandise contracts, and equity investments in IQV in an aggregate amount of at least $30,000,000. However, neither the Financing nor the availability of any funds or other financing to IQV or any of its affiliates is a condition to the merger.

The Company has agreed under the merger agreement, subject to certain exceptions, that it and its subsidiaries will provide, and will use reasonable best efforts to cause its and their respective representatives to provide, all customary cooperation that is reasonably requested by IQV with respect to the consummation of the debt financing. However, such agreement will not require the Company, its subsidiaries or any of their respective representatives to (i) to provide any cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its subsidiaries, (ii) commit to take any action or incur any obligation that is not contingent upon the consummation of the merger or that would be effective at or prior to the effective time of the merger, (iii) approve any financing or related agreements at or prior to the effective time of the merger, (iv) execute prior to the consummation of the merger any definitive financing documentation, (v) pay any commitment fee or make any other payment (other than for reasonable out-of-pocket costs that are reimbursed by IQV) or incur any other liability or obligation in connection with any financing prior to the effective time of the merger, (vi) provide or prepare any pro forma financial information, description of the financing, projections or financial statements that are not available to it or prepared in the ordinary course, (vii) enter into any solvency certificate or similar representation prior to the consummation of the merger, (viii) take any action that would cause the Company to breach any contract or organizational document, would be reasonably expected to cause any director officer, employee or shareholder of the Company to incur any personal liability, (ix) provide access to or disclose information that the Company believes would jeopardize the attorney-client privilege to the Company or any of its subsidiaries or (x) deliver an opinion of counsel.

Director and Officer Indemnification and Insurance

Under the merger agreement, IQV has agreed to, and to cause the surviving corporation to, jointly and severally, indemnify, for six years, each individual who was a director, officer, employee, agent, trustee or fiduciary of the Company or a subsidiary of the Company (or any third party at the request of the Company or any subsidiary of the Company) at or prior to the effective time of the merger with respect to all service, acts or omissions by such individual in such capacity at any time prior to the effective time to the fullest extent permitted or required by applicable law, and advance any expenses of any such indemnified party, upon demand, but subject to an undertaking by such indemnified party to repay such advances if it is determined by a final, nonappealable judgement of a court of competent jurisdiction that such person is not entitled to be indemnified under the terms of the merger agreement.

For a period of six years from the effective time, IQV has agreed that, it will maintain in effect the Company’s current directors’ and officers’ liability insurance and fiduciary liability insurance policies (or that it will provide (or cause the surviving corporation to purchase) substitute policies with reputable insurers of at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable than the Company’s existing policies), provided that IQV and the surviving corporation shall not be required to pay an annual premium for such policies in excess of 300% of the annual premium being paid by the Company for its existing policies prior to the effective time (and if such insurance is not available or the annual premium for such insurance exceeds such amount, then IQV has agreed that it will purchase as much coverage as is available for such amount). Prior to the effective time, the Company may purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its subsidiaries with respect to service, acts or omissions existing or occurring prior to the effective time. For a period of six years from the effective time, IQV has also agreed to maintain provisions in the governing documents of the Company and its subsidiaries with respect to limitations of liabilities of, and indemnification and advancement of expenses to, directors and officers that are no less favorable to the Company’s current directors and officers as are in effect immediately prior to the effective time of the merger.

The individuals who are directors, officers, employees, agents, trustees or fiduciaries of the Company or a subsidiary of the Company at or prior to the effective time of the merger are third-party beneficiaries of the provisions described above, and such individuals will have the right to enforce these provisions of the merger agreement.

Employee Benefit Matters

During the one-year period following the effective time, IQV has agreed to provide, or cause to be provided, each employee of the Company and its subsidiaries employed at the effective time who continues to be employed by IQV or the surviving corporation or any of their respective subsidiaries or affiliates after the effective time with:

•

salary and wage (as applicable) and cash bonus opportunities (excluding any equity compensation, long-term incentives, transaction bonuses, and any other one-time bonuses) that are no less favorable than that provided to such employee immediately prior to the effective time; and

•	retirement, welfare and other benefits that are substantially comparable in the aggregate to that provided to such employee immediately prior to the effective time.

For a period of one year following the effective time, IQV has agreed to provide, or will cause to be provided, to each employee of the Company and its subsidiaries employed at the effective time who suffers an involuntary termination of employment, with severance benefits that are no less favorable to that such employee was eligible to receive from the Company or its subsidiaries immediately prior to the effective time.

As of the effective time, IQV generally has also agreed to (i) waive any pre-existing condition limitations or exclusions, actively-at-work requirements and waiting periods under its health and welfare benefit plans , (ii) cause eligible expenses incurred by employees under the Company’s employee benefit plans to be taken into account under the employee benefit plans of IQV for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements for the applicable plan year and (iii) credit the service of employees of the Company and its subsidiaries accrued prior to the effective time for purposes of vesting, eligibility, level of benefits and benefit accruals under the employee benefit plans of IQV after the effective time, except where doing so would result in a duplication of benefits.

Other Covenants and Agreements

The merger agreement contains additional agreements between the Company and IQV relating to, among other things, the following:

•	preparation and filing of this proxy statement;

•	furnishing the other party with all required information for inclusion or incorporation by reference in this proxy statement;

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keeping the other party apprised of the status of matters relating to the completion of the merger, including promptly furnishing the other party with certain information, notices or other correspondence received from any third party or any governmental entity;

•	obligations of the Merger Sub;

•	transaction litigation;

•	delisting of the Company and shares of the Company common stock from the NYSE and deregistering shares of Company common stock under the Exchange Act promptly after such delisting; and

•	ensuring exemptions of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act.

Conditions to the Merger

Each party’s obligation to effect the merger is subject to the satisfaction at or prior to the effective time of the merger of each of the following conditions:

•	the approval of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date;

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(i) the waiting period (and any extension thereof) required under the HSR Act shall have expired or been terminated, and the receipt of the regulatory approvals, and all other filings pursuant to applicable antitrust laws or otherwise due to any governmental antitrust entity for the consummation of the transactions will have been made; and (ii) the Company will have provided notice to the FTC pursuant to the two outstanding consent orders issued by the FTC and binding on Aaron’s, LLC; and

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the absence of any law, regulation, rule, order, judgment, ruling, injunction, decree or other determination of a governmental entity making illegal, enjoining or otherwise prohibiting the consummation of the transactions.

The obligations of IQV and Merger Sub to effect the merger are further subject to the satisfaction at or prior to the effective time of each of the following additional conditions:

•

certain “fundamental” representations and warranties of the Company set forth in the merger agreement (e.g., those with respect to (i) due organization, valid existence, good standing and corporate authority to carry on its business (and of each subsidiary of the Company to carry on its respective business); (ii) corporate authority to execute and deliver, to perform the Company’s obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the Company; (iii) the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the Company entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement; (iv) regulatory filings and governmental consents and approvals; and (v) the absence of broker’s or finder’s fees) that (a) are not qualified by materiality or “Company material adverse effect” qualifications will be true and correct in all material respects as of the date of the merger agreement and as of the closing date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), and (b) are qualified by materiality or “Company material adverse effect” qualifications shall be true and correct in all respects (without disregarding such materiality or “Company material adverse effect” qualifications contained therein) as of the date of the merger agreement and as of the closing date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period);

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certain representations and warranties of the Company regarding capitalization will be true and correct in all respects as of the date of the merger agreement and as of the closing date, except for de minimis inaccuracies, and all other representations and warranties of the Company regarding capitalization, the absence of preemptive rights and certain matters related to awards of restricted cash and other performance-based cash awards granted under the Company’s equity and incentive plans will be true and correct in all respects as of the date of the merger agreement and as of the closing date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), except where the failure to be so true and correct would not reasonably be expected to result in the requirement of IQV to pay to Company’s shareholders and equityholders (or recipients of such cash-based awards) under the terms of the merger agreement, in the aggregate, more than $1,000,000 in excess of the amount that would have been required to be paid by IQV pursuant thereto had such representations and warranties been so true and correct in all respects;

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the other representations and warranties of the Company set forth in the merger agreement will be true and correct in all respects (without giving effect to any materiality or “Company material adverse effect” qualifications contained therein) as of the date of the merger agreement and as of the closing date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), except where the failure of such representations and warranties to be so true and correct would not have a Company material adverse effect;

•

the Company will have performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date, and since June 16, 2024, a Company material adverse effect will not have occurred; and

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the Company will have furnished IQV with a certificate, dated as of the closing date and signed on its behalf by a duly authorized officer of the Company to the effect that the conditions described above have been satisfied.

The obligation of the Company to effect the merger is further subject to the satisfaction at or prior to the effective time of each of the following additional conditions:

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the representations and warranties of IQV and Merger Sub set forth in the merger agreement will be true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications contained therein) as of the date of the merger agreement and as of the closing date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period);

•

each of IQV and Merger Sub will have performed or complied in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date; and

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each of IQV and Merger Sub will have furnished the Company with a certificate, dated as of the closing date and signed on each of their behalf by a duly authorized officer of IQV or Merger Sub, as applicable, to the effect that the conditions described above have been satisfied.

The receipt or availability of funds or financing is not a condition to the consummation of the merger.

Before the closing, the Company, IQV and Merger Sub may each waive any of their respective conditions to closing and effect the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

None of IQV, Merger Sub or the Company may rely on the failure of any closing condition to be satisfied if such party’s failure to perform any material obligation required to be performed by it was the primary cause of, or primarily results in, such failure.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger by either the Company or IQV if any of the following events occur:

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the merger is not consummated by the outside date, except such termination right will not be available (i) to any party whose breach of any obligation under the merger agreement materially contributed to or resulted in the failure of the closing to occur prior to the outside date or (ii) to IQV during the pendency of any action by the Company seeking specific performance or for the 30-day period following any final resolution of any such action;

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any laws are enacted, enforced or adopted or final governmental order is issued enjoining or otherwise prohibiting the consummation of the transactions, except that such termination right will not be available to any party whose breach of any obligation under the merger agreement has been the cause of or resulted in the issuance of such governmental order;

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the Company shareholder approval is not obtained at a duly held shareholders meeting (including any adjournments or postponements thereof), except that such termination right will not be available to the Company if the failure to obtain such Company shareholder approval was primarily caused by any action or inaction of the Company that constitutes a material breach by the Company of its obligations under the merger agreement; or

•

for any breach of any covenant or failure to be true of any of the representations or warranties on the part of the other party, which breach or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition to the obligation of the terminating party to consummate the merger and (ii) is not cured within the earlier of the outside date and 30 days following written notice thereof to the other party, provided that (1) the terminating party will have given the other party at least 30 days’ written notice prior to such termination (or promptly, if such notice is given within 30 days of the outside date), stating the terminating party’s intention to terminate the merger agreement and the basis for such termination and (2) the terminating party will not have such right of termination if such party is then knowingly in breach of its representations and warranties or willful and material breach of any covenant or agreement contained in the merger agreement.

The merger agreement may be terminated at any time prior to the effective time of the merger by the Company:

•

prior to the receipt of the Company shareholder approval, if concurrently with the termination of the merger agreement, the Company enters into a definitive agreement with respect to a superior proposal, provided that the Company has given IQV an opportunity to present revised terms that would cause such superior proposal to no longer constitute a superior proposal and subject to the payment by the Company to IQV the Company Termination Fee; or

•

if (i) all of the conditions to the obligations of IQV to consummate the merger have been satisfied (other than conditions that are to be satisfied by actions taken at the closing), (ii) the Company has irrevocably notified IQV in writing that the Company is ready, willing and able to consummate the merger and (iii) IQV fails to consummate the merger within two business days of such notice, it being understood that such right of termination by the Company will continue during the pendency of any action by the Company for specific performance and for the 30-day period following any final resolution of any such action.

IQV may also terminate the merger agreement if, prior to the receipt of the Company shareholder approval, the Board has made a change of recommendation.

The merger agreement may also be terminated by mutual written agreement of IQV and the Company.

Termination Fee and Reverse Termination Fee

The Company will be required to pay to IQV a termination fee equal to $12,500,000 if:

•	IQV terminates the merger agreement in response to the Board making a change of recommendation;

•

the Company terminates the merger agreement prior to receipt of the approval of the merger agreement by the Company’s shareholders, if, concurrently with the termination of the merger agreement, the Company enters into any letter of intent, agreement in principle, merger agreement or other similar agreement with respect to a superior proposal;

•

IQV terminates the merger agreement due to a breach of, or a failure to perform or comply with, the covenants of the Company contained in the merger agreement’s (i) no solicitation provisions or (ii) provisions governing preparation and mailing of the proxy statement and planning and conducting of the special meeting on the part of the Company which breach or failure, either individually or in the aggregate, would result in the failure of a condition to the merger and is not cured within the earlier of the outside date and 30 days following delivery of written notice of such breach or failure to the Company; or

•

IQV or the Company terminate the merger agreement due to the failure of the closing of the merger to occur by the outside date or the approval of the merger agreement by the Company’s shareholders is not obtained at the special meeting, and both of the following circumstances occur:

•	prior to such termination a third party publicly announces a Company takeover proposal which has not been withdrawn as of such termination, and

•

at any time on or prior to the first anniversary of such termination the Company or any of its subsidiaries enters into a definitive agreement and consummates a transaction (whether before or after the end of such period) with respect to such Company takeover proposal (except that, for purposes of determining whether the termination fee is due in such circumstances, references in the definition of a Company takeover proposal to 20% will be replaced by 50%).

IQV will be required to pay to the Company a reverse termination fee equal to:

•

$22,000,000 if the Company terminates the merger agreement due to IQV failing to consummate the closing of the transactions contemplated by the merger agreement when (i) all of the conditions to the merger (other than conditions that are to be satisfied by actions taken at the closing of the merger) have been satisfied and (ii) the Company has irrevocably notified IQV that the Company is ready, willing and able to consummate the closing of the transactions contemplated by the merger agreement, within two business days after delivery by the Company to IQV of such notice, and the Company stood ready, willing and able to effect the closing through the end of such two business day period; or

•	$12,500,000 if IQV or the Company terminate the merger agreement due to:

•

the failure of the closing to occur by the outside date, when all of the conditions to the merger have been satisfied other than (i) conditions to the Company’s obligation to consummate the merger, (ii) conditions that are to be satisfied by actions taken at the closing and (iii) conditions relating to the expiration or termination of the waiting period (and any extension thereof) required under the HSR Act, the receipt of regulatory approvals, and the making of all other filings pursuant to antitrust laws or otherwise due to any governmental antitrust entity, applicable to the consummation of the transactions, and the absence of any law, regulation, rule, order, judgment, ruling, injunction, decree or other determination of a governmental entity making illegal, enjoining or otherwise prohibiting the consummation of the transactions (to the extent that such restraint arises under any antitrust law); or

•

any law being enacted, enforced, entered, adopted or promulgated having the effect of making illegal or otherwise prohibiting the transactions completed by the merger agreement, or any governmental entity of competent jurisdiction issuing an order permanently enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order becoming final and nonappealable (to the extent that such restraint arises under any antitrust law).

Remedies; Specific Enforcement

The parties to the merger agreement have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties have agreed that the parties will be entitled at law or in equity, to an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, without proof of damages, prior to the valid termination of the merger agreement, in addition to any other remedy to which they are entitled under the merger agreement.

In the event the termination fee is payable by the Company to IQV or by IQV to the Company under the circumstances described above under “—Termination Fee and Reverse Termination Fee”, the right of payment of such termination fee will be the sole and exclusive remedy of IQV or the Company, as applicable, against the other party, except with respect to any material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act that it is required to take under the merger agreement, in each case, with actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of the merger agreement.

Amendment of the Merger Agreement

Subject to applicable law, the terms of the merger agreement and NYSE rules, the Company and IQV may amend the merger agreement at any time prior to the closing date by an instrument in writing signed by each of the parties. However, after obtaining the Company shareholder approval of the merger agreement, no amendment may be made that, by applicable law or by NYSE rules, requires the further approval of Company shareholders without such further approval. In addition, certain provisions of the merger agreement may not be amended, modified, waived or terminated in a manner that is adverse to IQV’s debt financing sources without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of such debt financing sources.

Governing Law

The merger agreement is governed and construed in accordance with the internal laws of the State of Georgia applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles (whether of the State of Georgia or any other jurisdiction).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information, as of June 30, 2024, with respect to the beneficial ownership, as defined in Section 13(d) under the Exchange Act of outstanding Company common stock by (i) each person known by us to beneficially own 5% or more of the outstanding shares of Company common stock, (ii) each of the Company’s directors, (iii) each of the Company’s named executive officers for 2023, and (iv) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, all shares of Company common stock shown in the table below are held with sole voting and investment power. The Company’s named executive officers for 2023 are Douglas A. Lindsay, Stephen Olsen, C. Kelly Wall, Russell Falkenstein and Rachel G. George.

Name (1)	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned(2)
Douglas A. Lindsay	909,944	(3)	2.88%
John W. Robinson III	291,065	(4)	*
Steve Olsen	219,268	(5)	*
C. Kelly Wall	148,713	(6)	*
Rachel G. George	107,899	(7)	*
Russell Falkenstein	100,517	(8)	*
Hubert L. Harris, Jr.	4,470	(9)	*
Kelly H. Barrett	22,361	(10)	*
Walter G. Ehmer	—	(11)	*
Laura N. Bailey	—	(12)	*
Marvonia P. Moore	19,324	(13)	*
Timothy A. Johnson	20,000	(14)	*
Wangdali C. Bacdayan	20,000	(15)	*
Kristine K. Malkoski	—	(16)	*
All executive officers and directors as a group (a total of 15 persons)	1,896,707	(17)	6.01%

*	Less than 1%
(1)	Unless otherwise stated, the address for each beneficial owner is c/o The Aaron’s Company, Inc., 400 Galleria Parkway SE, Suite 300, Atlanta, Georgia 30339.
(2)

Percentages for executive officers and directors are based on (i) 31,553,148 shares of common stock outstanding at June 30, 2024 plus (ii) for each named person or group, options exercisable by such person or group within 60 days thereafter, and any restricted stock units (“RSUs”), restricted stock awards (“RSAs”), and performance share awards (for purposes of the presentation of beneficial ownership herein, “PSUs”), that vest for each named person within 60 days thereafter.

(3)

Amounts represent (i) 283,256 shares of common stock held by Mr. Lindsay, (ii) 537,162 shares of common stock issuable upon the exercise of options issued under the Aaron’s Company, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated 2020 Plan”) that are currently exercisable and (iii) 89,526 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting. Does not include (i) 119,347 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 311,472 relative Total Shareholder Return (“rTSR”) based PSUs that remain subject to vesting and performance conditions or (iii) 115,339 Company specific based PSUs that remain subject to vesting and performance conditions. The 311,472 and 115,339 PSU amounts represent a 100% payout assumption for PSUs granted in 2022, 2023, and 2024 that are subject to a 3-year cliff vesting schedule. The 2022 awards are set to vest on March 7, 2025, the 2023 awards are set to vest on March 7, 2026, and the 2024 awards are set to vest on March 7, 2027.

(4)

Amounts represent 291,065 shares of common stock held by Mr. Robinson. Does not include (i) 4,467 RSUs that have vested but will not be issued until such date that Mr. Robinson ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025.

(5)

Amounts represent (i) 55,938 shares of common stock held by Mr. Olsen, (ii) 98,602 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that are currently exercisable and (iii) 64,728 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting. Does not include (i) 31,945 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 63,676 rTSR based PSUs that remain subject to vesting and performance conditions or (iii) 30,872 Company specific based PSUs that remain subject to vesting and performance conditions. The 63,676 and 30,872 PSU amounts represent a 100% payout assumption for PSUs granted in 2022, 2023, and 2024 that are subject to a 3-year cliff vesting schedule. The 2022 awards are set to vest on March 7, 2025, the 2023 awards are set to vest on March 7, 2026, and the 2024 awards are set to vest on March 7, 2027.

(6)

Amounts represent (i) 2,111 shares of common stock held by Mr. Wall through the Company’s 401(k) plan, (ii) 38,625 shares of common stock held by Mr. Wall, (iii) 63,882 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that are currently exercisable and (iv) 44,095 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting. Does not include (i) 21,012 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 41,893 rTSR based PSUs that remain subject to vesting and performance conditions or (iii) 20,311 Company specific based PSUs that remain subject to vesting and performance conditions. The 41,893 and 20,311 PSU amounts represent a 100% payout assumption for PSUs granted in 2022, 2023, and 2024 that are subject to a 3-year cliff vesting schedule. The 2022 awards are set to vest on March 7, 2025, the 2023 awards are set to vest on March 7, 2026, and the 2024 awards are set to vest on March 7, 2027.

(7)

Amounts represent (i) 24,980 shares of common stock held by Ms. George and 7,500 indirectly held by Ms. George’s spouse, (ii) 29,015 shares of common stock issuable upon the exercise of options under the Amended and Restated 2020 Plan that are currently exercisable and (iii) 46,404 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting. Does not include (i) 18,490 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 40,670 rTSR based PSUs that remain subject to vesting and performance conditions or (iii) 17,879 Company specific based PSUs that remain subject to vesting and performance conditions. The 40,670 and 17,879 PSU amounts represent a 100% payout assumption for PSUs granted in 2022, 2023, and 2024 that are subject to a 3-year cliff vesting schedule. The 2022 awards are set to vest on March 7, 2025, the 2023 awards are set to vest on March 7, 2026, and the 2024 awards are set to vest on March 7, 2027.

(8)

Amounts represent (i) 17,896 shares of common stock held by Mr. Falkenstein, (ii) 37,426 shares of common stock issuable upon the exercise of options under the Amended and Restated 2020 Plan that are currently exercisable and (ii) 45,195 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting. Does not include (i) 10,718 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 37,295 rTSR based PSUs that remain subject to vesting and performance conditions or (iii) 10,361 Company specific based PSUs that remain subject to vesting and performance conditions. The 37,295 and 10,361 PSU amounts represent a 100% payout assumption for PSUs granted in 2022, 2023, and 2024 that are subject to a 3-year cliff vesting schedule. The 2022 awards are set to vest on March 7, 2025, the 2023 awards are set to vest on March 7, 2026, and the 2024 awards are set to vest on March 7, 2027.

(9)

Amounts represent 2,470 shares of common stock held by Mr. Harris and 2,000 shares of common stock indirectly held by Mr. Harris’ spouse. Does not include (i) 30,940 RSUs that have vested but will not be issued until such date that Mr. Harris ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025 that Mr. Harris has elected to defer until he ceases to serve as a director of the Company.

(10)

Amounts represent 22,361 shares of common stock held by Ms. Barrett. Does not include (i) 6,979 RSUs that have vested but will not be issued until such date that Ms. Barrett ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025.

(11)

Amount does not include (i) 29,188 RSUs that have vested but will not be issued until such date that Mr. Ehmer ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025 that Mr. Ehmer has elected to defer until he ceases to serve as a director of the Company.

(12)

Amount does not include (i) 24,255 RSUs that have vested for Ms. Bailey but will not be issued until such date that Ms. Bailey ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025 that Ms. Bailey has elected to defer until she ceases to serve as a director of the Company.

(13)

Amount represents 19,324 shares of common stock held by Ms. Moore. Does not include (i) 6,894 RSUs that have vested but will not be issued until such date that Ms. Moore ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025.

(14)

Amount represents 20,000 shares of common stock held by Mr. Johnson but does not include (i) 24,255 RSUs that have vested but will not be issued until such date that Mr. Johnson ceases to serve as a director of the Company or (ii) 17,786 RSUs vesting on May 15, 2025 that Mr. Johnson has elected to defer until he ceases to serve as a director of the Company.

(15)	Amount represents 20,000 shares of common stock held by Mr. Bacdayan. Does not include (i) 12,893 RSUs vesting on October 1, 2024 or (ii) 17,786 RSUs vesting on May 15, 2025.
(16)	Does not include (i) 12,893 RSUs vesting on October 1, 2024 or (ii) 17,786 RSUs vesting on May 15, 2025 that Ms. Malkoski has elected to defer until she ceases to serve as a director of the Company.
(17)

Amounts represent (i) 810,598 shares of common stock held directly by the respective individuals, (ii) 9,500 shares of common stock held indirectly by certain individuals as described above, (iii) 766,087 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that are currently exercisable, (iv) 305,505 RSAs which are entitled to voting and dividend rights as described in the related award agreement though still subject to vesting and (v) 2,111 shares of common stock held in a 401(k) plan account. Does not include (i) 201,512 shares of common stock issuable upon the exercise of options issued under the Amended and Restated 2020 Plan that remain subject to vesting conditions, (ii) 126,978 RSUs that have vested but will not be issued until such date that the respective individual ceases to serve as a director of the Company, (iii) 12,893 RSUs vesting on October 1, 2024 for Mr. Bacdayan, (iv) 12,893 RSUs vesting on October 1, 2024 for Ms. Malkoski that she has elected to defer until she ceases to serve as a director of the Company, (v) 71,144 RSUs vesting on May 15, 2025, and (vi) 88,930 RSUs vesting on May 15, 2025 that certain directors of the Company have elected to defer until such date that the respective individual ceases to serve as a director of the Company.

Owners of More Than 5% of Company Common Stock

The following table sets forth information regarding beneficial ownership of Company common stock by each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of Company common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class Beneficially Owned(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 100001	4,444,298	(2)	14.08%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,075,266	(3)	6.58%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,803,458	(4)	5.72%

(1)	Percentages are based on 31,553,148 shares of common stock outstanding at June 30, 2024.
(2)

As of December 31, 2023, based on information provided in a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc., which we refer to as “BlackRock,” in which BlackRock reported that it has sole voting power with respect to 3,920,173 shares of Company common stock and sole power to dispose of, or direct the disposition of, 4,444,298 shares of Company common stock.

(3)

As of December 29, 2023, based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, which we refer to as “Vanguard,” in which Vanguard reported that it has shared voting power with respect to 63,848 shares of Company common stock, sole power to dispose of, or direct the disposition of, 2,000,127 shares of Company common stock, and shared power to dispose of, or direct the disposition of, 75,139 shares of Company common stock.

(4)

As of December 29, 2023, based on information provided in a Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP, in which Dimensional Fund Advisors LP reported that it has sole voting power with respect to 1,765,467 shares of Company common stock and sole power to dispose of, or direct the disposition of, 1,803,458 shares of Company common stock.

PROPOSAL 1: PROPOSAL TO APPROVE THE MERGER AGREEMENT

We are asking you to approve a proposal to approve the merger agreement. The transactions contemplated by the merger agreement cannot be completed without the approval of the merger agreement by the requisite vote of Company shareholders. For a summary of and detailed information regarding this proposal, see the information about the merger agreement and the transactions contemplated by the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement entitled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The approval and adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock as of the record date. Accordingly, assuming a quorum is present, the failure to vote your shares of Company common stock, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The Board unanimously recommends a vote “FOR” the proposal to approve the merger agreement.

PROPOSAL 2: NONBINDING COMPENSATION PROPOSAL

We are asking you to approve a proposal to approve the nonbinding compensation proposal. For a summary of and detailed information regarding this proposal, see the information set forth in the sections of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

The nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company or the Board.

The Board unanimously recommends a vote “FOR” the nonbinding compensation proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting. If the shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the merger agreement.

The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present and entitled to vote at the special meeting. Assuming a quorum is present at the special meeting, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, and failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

The Board unanimously recommends a vote “FOR” the adjournment proposal.

DISSENTERS’ RIGHTS OF SHAREHOLDERS

Under the GBCC, holders of record of Company common stock will be entitled to dissent from the merger and obtain payment in cash equal to the fair value of their shares of Company common stock. Set forth below is a summary of the procedures that must be followed by the holders of Company common stock in order to exercise their dissenters’ rights of appraisal. This summary is qualified in its entirety by reference to the text of Article 13 of the GBCC, a copy of which is attached to this proxy statement as Annex C. Shareholders who desire to exercise dissenters’ rights should review carefully Article 13 of the GBCC and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Any holder of record of Company common stock who objects to the merger, and who fully complies with all of the provisions of Article 13 of the GBCC (but not otherwise), will be entitled to demand and receive payment of the “fair value” for all (but not less than all) of their shares of Company common stock if the merger is consummated.

A shareholder of the Company who objects to the merger and desires to receive payment of the “fair value” of their Company common stock: (i) must deliver to the Company, prior to the time the shareholder vote on the merger is taken, a written notice of such shareholder’s intent to demand payment for those shares registered in the dissenting shareholder’s name if the merger is completed; and (ii) must not vote their shares in favor of the approval of the merger agreement.

A failure to vote against the merger will not constitute a waiver of dissenters’ rights. A vote against the approval of the merger agreement alone will not constitute the separate written notice and demand for payment referred to immediately above. Dissenting shareholders must separately comply with the above conditions.

Any notice required to be given to The Aaron’s Company must be sent to the Company’s headquarters at The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339, Attention: Corporate Secretary.

If the merger agreement is approved, the Company will mail, no later than ten days after the effective time of the merger, by certified mail to each shareholder who has timely submitted a written notice of intent to dissent, written notice addressed to the shareholder at such address as the shareholder has furnished the Company in writing or, if none, at the shareholder’s address as it appears on the records of the Company. The dissenters’ notice will: (i) state where the dissenting shareholder must send a payment demand, and where and when the certificates for the dissenting shareholder’s shares, if any, are to be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which the Company must receive the shareholder’s payment demand (which date may not be fewer than 30 nor more than 60 days after the date the dissenters’ notice is delivered); and (iv) be accompanied by a copy of Article 13 of the GBCC. Within ten days after the later of the effective time of the merger, or the date on which the Company receives a payment demand, the Company will send a written offer to each shareholder who complied with the provisions set forth in the dissenters’ notice to pay each such shareholder an amount that the Company estimates to be the fair value of those shares, plus accrued interest. The offer of payment will be accompanied by: (a) the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim statements, if any; (b) a statement of the Company’s estimate of the fair value of the shares; (c) an explanation of how any interest was calculated; (d) a statement of the dissenting shareholder’s right to demand payment of a different amount under Section 14-2-1327 of the GBCC; and (e) a copy of Article 13 of the GBCC.

A dissenting shareholder choosing to accept the Company’s offer of payment must do so by written notice to the Company within 30 days after receipt of the Company’s offer of payment. A dissenting shareholder not responding to that offer within the 30 day period will be deemed to have accepted the offer of payment. The

Company must make payment to each shareholder who accepts the offer of payment within 60 days after the making of the offer of payment, or the effective date of the merger, whichever is later. Upon payment, the dissenting shareholder will cease to have any interest in their shares of Company common stock.

If a dissenting shareholder does not accept, within 30 days after the Company’s offer, the estimate of fair value in payment for such shares and interest due thereon and demands payment of some other estimate of the fair value of the Company shares and interest due thereon, then the Company, within 60 days after receiving the payment demand of a different amount from a dissenting shareholder, must commence a proceeding in superior court of the county where its main office is located to determine the rights of the dissenting shareholder and the fair value of their shares of Company common stock. If the Company does not commence the proceedings within the 60 day period, then it must pay each dissenter whose demand remains unsettled the amount demanded by the dissenting shareholder.

In the event of a court proceeding, the court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties.

The court will assess these costs against the Company, except that the court may assess these costs against all or some of the dissenters in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under the dissenters’ provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (i) against the Company and in favor of any or all dissenters if the court finds the Company did not substantially comply with the dissenters’ provisions; or (ii) against the Company or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the dissenters’ provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the Company, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Shareholders should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of Company common stock will result in the recognition of any gain or loss realized for U.S. federal income tax purposes.

Failure by a holder of record of Company common stock to follow the steps required by the GBCC for perfecting dissenters’ rights may result in the loss of such rights. In view of the complexity of these provisions and the requirement that they be strictly complied with, if you hold Company common stock and are considering dissenting from the approval of the merger agreement and exercising your dissenters’ rights under the GBCC, you should consult your legal advisors.

MARKET PRICE AND DIVIDEND INFORMATION

The Company common stock trades on the NYSE under the symbol “AAN”. As of the close of business on the record date, there were [    ] shares of Company common stock outstanding and entitled to vote, held by [   ] shareholders of record.

The Company pays quarterly cash dividends on Company common stock and the last dividend was paid on July 3, 2024 to shareholders of record as of the close of business on June 14, 2024. Under the terms of the merger agreement, the Company is permitted to continue to pay its regular quarterly dividend, not in excess of $0.125 per share of Company common stock.

On [   ], 2024, the latest practicable date prior to the filing of this proxy statement, the closing price of Company common stock on the NYSE was $[    ] per share. You are encouraged to obtain current market quotations for the Company common stock.

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

HOUSEHOLDING

As permitted under the Exchange Act, only one copy of this proxy statement is being delivered to shareholders that reside at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed by phone at (678) 402-3000 or by mail to the Corporate Secretary, The Aaron’s Company, Inc., 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339; alternatively, you may contact the Company’s proxy solicitor, Innisfree. Shareholders residing at the same address and currently receiving multiple copies of this proxy statement may contact us at the address above to request that only a single copy of a proxy statement be mailed in the future.

SHAREHOLDER PROPOSALS

Shareholder Proposals for 2025 Annual Meeting of Shareholders

If the merger is completed, we will no longer have public shareholders and there will be no public participation in any future meetings of our shareholders. However, if the merger is not completed, our shareholders will continue to be entitled to attend and to participate in our shareholders’ meetings. We intend to hold the 2025 Annual Meeting of Shareholders only if the merger is not completed, or if we are required to do so by our bylaws or applicable law.

We currently anticipate that the 2025 Annual Meeting of Shareholders will be held on or around May 21, 2025. In accordance with the provision of Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2025 Annual Meeting of Shareholders by submitting their proposals in writing to our Board in a timely manner. For a shareholder proposal to be considered timely for inclusion in our proxy statement for our 2025 Annual Meeting of Shareholders, the shareholder proposal must be received at our principal executive offices no later than November 21, 2024. If we hold our 2025 Annual Meeting of Shareholders more than 30 days before or after May 15, 2025 (the 1-year anniversary date of the 2024 Annual Meeting of Shareholders), the deadline by which shareholders proposals must be received will be a reasonable time before we begin to print and send proxy materials for the 2025 Annual Meeting of Shareholders. In addition, shareholders seeking to present proposals for inclusion in our proxy statement must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.

Other shareholder proposals not made pursuant to the provisions of Rule 14a-8 must be submitted in writing to our Board in compliance with the Company’s bylaws between 90 to 120 days prior to the date of the 2025 Annual Meeting of Shareholders in order to be considered timely. As a result, if the 2025 Annual Meeting of Shareholders is held on May 21, 2025, such shareholder proposals must be submitted in writing to the Board no earlier than January 21, 2025, and no later than the close of business on February 20, 2025. Any such shareholder proposals must also be accompanied by the following information: (i) the full text in writing of the shareholder proposal as it will be proposed; (ii) the purpose or purposes for which the shareholder proposal is desired and a statement that the shareholder proposal is to be considered at the 2025 Annual Meeting of Shareholders; (iii) the names, addresses and number of shares of the Company held of record by the shareholder or shareholders making the proposal (or the number of shares of the Company beneficially owned and represented by a nominee certificate on file with the Company); (iv) the number of shares of the Company that have been solicited with regard to the proposal and the number of shares of the Company whose holders have agreed (in writing or otherwise) to vote in any specific fashion on the proposal; and (v) a written statement by the proponent that it intends to continue ownership of such voting shares through the date of the 2025 Annual Meeting of Shareholders.

Any shareholder desiring to nominate a candidate for election as a director at the 2025 Annual Meeting of Shareholders (other than any candidate to be sponsored by and proposed at the instance of the Board) must submit the nomination in writing by first class registered mail to our President no earlier than the close of business on January 15, 2025, and no later than the close of business on March 14, 2025. However, if we hold our 2025 Annual Meeting of Shareholders more than 30 days before or more than 70 days after May 15, 2025 (the 1-year anniversary date of the 2024 Annual Meeting of Shareholders), the deadline by which shareholders must submit the nomination will be the tenth (10th) day following the day when the date of the 2025 Annual Meeting of Shareholders is first publicly announced by us. Any nomination must also contain the following information about the nominee, to the extent known by the shareholder submitting the nomination: (i) the nominee’s name, address and principal present occupation; (ii) to the shareholder’s knowledge, the total number of shares of our common stock that may be voted for the nominee; (iii) the names and addresses of the shareholders proposing to make the nomination, and the number of shares of our common stock owned by each such shareholder; (iv) the nominee’s age, past employment, education, beneficial ownership of shares of our common stock, past and present financial standing, criminal history (including any convictions, indictments or settlements thereof), involvement in any past or pending litigation or administrative proceedings (including threatened involvement), relationship to and agreements (whether or not in writing) with the shareholders (and their relatives, subsidiaries and affiliates) intending to make the nomination, past and present relationships or dealings with us or any of our subsidiaries, affiliates, directors, officers or agents, plans or ideas for managing our affairs (including any termination of team members, any sales of corporate assets, any proposed merger, business combination or recapitalization, and any proposed dissolution or liquidation); (v) the nominee’s written consent to being named in a proxy statement as a nominee and to serving as director if elected; and (vi) all additional information relating to the nominee that would be required to be disclosed, or otherwise required, pursuant to Sections 13 or 14 of the Exchange Act, and the rules and regulations promulgated there under, in connection with any acquisition of shares by the nominee or in connection with the solicitation of proxies by the nominee for their election as a director, regardless of the applicability of such provisions of the Exchange Act.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after their respective deadlines for submission as described above. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to such deadlines provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue its own proxy statement.

Compliance with Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements under our bylaws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the 1-year anniversary date of the 2024 Annual Meeting (that is, no later than March 14, 2025). If the date of the 2025 Annual Meeting of Shareholders is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2025 Annual Meeting of Shareholders and the 10th calendar day following the date on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investor Relations” section of our website at investor.aarons.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement and is not incorporated by reference. Copies of any of these documents may be obtained free of charge by contacting The Aaron’s Company, Inc., Corporate Secretary, 400 Galleria Parkway, S.E., Suite 300, Atlanta, Georgia 30339

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference.

Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2024, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•	our Current Reports on Form 8-K filed with the SEC on February 26, 2024 (relating to Items 1.01, 2.03 and 8.01), May 6, 2024 (relating to Item 8.01), May 16, 2024 and June 17, 2024.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

IQVENTURES HOLDINGS, LLC,

POLO MERGER SUB, INC.

and

THE AARON’S COMPANY, INC.

dated

June 16, 2024

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated June 16, 2024, by and among IQVentures Holdings, LLC, an Ohio limited liability company (“Parent”), Polo Merger Sub, Inc., a Georgia corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and The Aaron’s Company, Inc., a Georgia corporation (the “Company”).

RECITALS

WHEREAS, the respective manager (in the case of Parent) and boards of directors (in the case of Merger Sub and the Company) of Parent, Merger Sub and the Company have each approved, and each of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective members (in the case of Parent) or shareholders (in the case of Merger Sub and the Company) to consummate, the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock (such Company Common Stock issued and outstanding immediately prior to the Effective Time, collectively, the “Shares”), other than (a) Dissenting Shares, (b) Shares owned by Parent or any direct or indirect wholly owned Subsidiaries of Parent, and (c) any shares of Company Common Stock held in the treasury of the Company, will be converted into the right to receive the Merger Consideration.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, upon the terms and subject to the conditions of this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the “GBCC”), at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation. The Company as the surviving corporation after the Merger is referred to in this Agreement as the “Surviving Corporation.”

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Jones Day, 1221 Peachtree Street, Atlanta, Georgia 30361, as soon as practicable but in no event later than 10:00 a.m. local time on the second Business Day after the satisfaction or waiver of all of the conditions (other than any condition that by its nature cannot be satisfied until the Closing, but subject to satisfaction or waiver of any such condition) set forth in Article VII or at such other place, time and date as the Company and Parent may mutually agree in writing; provided, that the Closing may not take place prior to the date that is sixty days after this date of this Agreement without the prior written consent of Parent. The date on which the Closing shall occur is referred to as the  “Closing Date.”

Section 1.3 Effective Time. At the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Georgia a certificate of merger (the “Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the GBCC in order to effect the Merger. The Merger shall become effective at such time as the Certificate of Merger has been filed with the Secretary of State of the State of Georgia or at such time as may be agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the GBCC (such time is hereinafter referred to as the “Effective Time”).

Section 1.4 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and the relevant provisions of the GBCC. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the amended and restated articles of incorporation of the Company (the “Articles of Incorporation”) and the amended and restated bylaws of the Company (the “Bylaws”), as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form (except, in each case, that (a) the name of the Surviving Corporation shall be “The Aaron’s Company, Inc.” and (b) such form shall be revised to the extent necessary to comply with Section 6.7) of the articles of incorporation and bylaws of Merger Sub, and as so amended shall be the articles of incorporation and bylaws of the Surviving Corporation (as applicable, the “Surviving Corporation Articles of Incorporation” and the “Surviving Corporation Bylaws”) until thereafter amended as provided therein or by applicable Law.

Section 1.6 Directors and Officers of the Surviving Corporation. At the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and (b) the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

Section 1.7 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Shares or securities of Parent or Merger Sub:

(a) Each Share (other than any Shares to be cancelled pursuant to Section 2.1(b)) will be converted into the right to receive $10.10 in cash, without interest (the “Merger Consideration”), payable to the holder of each such Share upon surrender of either certificates formerly representing such Shares (“Certificates”) or any book-entry Shares (“Book-Entry Shares”) in the manner provided in Section 2.2. Upon such conversion, each holder of Certificates or Book-Entry Shares will cease to have any rights with respect to such Shares, except: (i) the right to receive the Merger Consideration in consideration for such Shares upon the surrender of such Certificate or Book-Entry Shares in accordance with Section 2.2; or (ii) as provided by Law.

(b) Each (i) share of Company Common Stock held in the treasury of the Company, (ii) Share owned by Parent or any direct or indirect wholly owned Subsidiary of Parent immediately before the Effective Time, and (iii) Dissenting Share will be cancelled and extinguished, and no payment or other consideration will be made with respect to such shares subject, in the case of Dissenting Shares, to the right of the holder thereof to receive any payment under Section 2.4.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately before the Effective Time will thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.2 Payment; Surrender of Shares; Share Transfer Books.

(a) Prior to the Closing, Parent shall enter into an agreement, in form and substance reasonably acceptable to the Company, with the Company’s transfer agent to act as agent (the “Paying Agent”) for payment of the Merger Consideration. At or immediately prior to the Closing, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent in a separate account in trust for the benefit of holders of Shares (the “Payment Fund”), the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a).

(b) (i) As promptly as practicable after the Effective Time, and in any event within five Business Days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose Shares were converted into the right to receive the Merger Consideration (A) a letter of transmittal in customary form (which letter of transmittal will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) to the Paying Agent), and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) in exchange for the Merger Consideration. Upon delivery of a duly completed and validly executed letter of transmittal and the surrender of Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) on or before the first anniversary of the Effective Time, Parent shall cause the Paying Agent to pay the holder of such Certificates, in exchange for the Certificates, cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)).

(ii) With respect to the Book-Entry Shares, Parent shall cause the Paying Agent to pay and deliver the Merger Consideration, in each case promptly following the Effective Time and upon surrender thereof, on or before the first anniversary of the Effective Time, to the Paying Agent by receipt of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) (but in no event later than the fifth (5th) Business Day thereafter). Parent shall cause the Paying Agent to (A) deliver to holders of Book-Entry Shares, in each case to the extent applicable or required, any notice with respect to the effectiveness of the Merger and any instructions for surrendering Book-Entry Shares and (B) establish procedures with the Paying Agent to ensure that the Paying Agent will pay the holder of such Book-Entry Share cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Book-Entry Shares.

(iii) Until surrendered in accordance with Section 2.2(b)(i) or Section 2.2(b)(ii), as applicable, above, Certificates and Book-Entry Shares (other than Certificates or Book-Entry Shares representing (1) Dissenting Shares, (2) Shares held by Parent or any direct or indirect wholly owned Subsidiary of Parent, and (3) shares of Company Common Stock held in the treasury of the Company) will represent solely the right to receive the aggregate Merger Consideration relating to the Shares represented by such Certificates (or affidavits of loss in lieu of Certificates as provided in Section 2.2(f)) or Book-Entry Shares. For the avoidance of doubt, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.1(a).

(iv) If payment of the Merger Consideration in respect of Shares that have been converted is to be made to a Person other than the Person in whose name surrendered Certificates of Book-Entry Shares are registered, it will be a condition to such payment that with respect to: (A) Certificates so surrendered, such Certificates will be properly endorsed or otherwise be in proper form for transfer; and (B) Book-Entry Shares so surrendered, a proper transfer instruction is presented, and (C) in the case of (A) and (B), that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificates surrendered or shall have established to the satisfaction of the Paying Agent that such Tax is not applicable.

(v) No interest will be paid or accrued for the benefit of any holder of Certificates or Book-Entry Shares on the amount payable upon the surrender of such Certificates or Book-Entry Shares pursuant to this Section 2.2(b).

(vi) The Merger Consideration paid upon the surrender for exchange of Certificates and Book-Entry Shares in accordance with the terms of this Article II will be paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates or Book-Entry Shares, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, in each case with a record date (A) prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or (B) prior to the date of this Agreement, and in each case, which remain unpaid at the Effective Time.

(c) At the Effective Time, the share transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company’s capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares will cease to have any rights with respect to any Shares, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates and Book-Entry Shares (other than Certificates or Book-Entry Shares representing (i) Dissenting Shares, (ii) Shares held by Parent or any direct or indirect wholly owned Subsidiary of Parent, and (iii) shares of Company Common Stock held in the treasury of the Company) are presented to the Surviving Corporation, they will represent solely the right to be exchanged for Merger Consideration as provided in this Article II and will be cancelled.

(d) Promptly following the date that is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash, including any interest received with respect to such cash, and any Certificates or other documents in its possession relating to the Transactions that had been made available to the Paying Agent and that have not been disbursed to holders of Certificates or Book-Entry Shares or previously delivered to the Surviving Corporation. Thereafter, such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares, without any interest on such Merger Consideration. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Paying Agent or any other party will be liable to any holder of Certificates or Book-Entry Shares for Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

(e) Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, and from amounts payable pursuant to Section 2.3, such amounts as are required to be withheld or deducted under any applicable Tax Law with respect to the making of such payment; provided, however, that the parties agree that no amount shall be withheld pursuant to Section 1445 of the Code. To the extent that any amounts are so withheld or deducted and remitted to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or from amounts payable pursuant to Section 2.3 in respect of which such deduction and withholding were made.

(f) If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving

Corporation, as the case may be, the posting by such Person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in such amount as Parent or the Paying Agent may determine is reasonably necessary as indemnity against any claim that may be made against Parent, the Paying Agent or the Surviving Corporation with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Payment Fund and subject to Section 2.2(d), Parent) shall pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration with respect to the number of Shares formerly represented by such lost, stolen or destroyed Certificate.

(g) Parent will cause the Paying Agent to invest all cash included in the Payment Fund as directed by Parent; provided, however, that Parent shall procure that (i) any investment of such cash will be limited to: (A) obligations of, or fully guaranteed as to principal and interest by, the United States of America with a maturity date of no more than 30 days; (B) investments in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (C) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available), and (ii) no such investment or loss thereon will affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments will be paid to the Surviving Corporation pursuant to Section 2.2(d). To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated by this Article II, Parent will promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

Section 2.3 Treatment of Company Equity Awards, Company Cash Awards and Company ESPP. Except as otherwise set forth in Section 2.3 of the Company Disclosure Letter, Company Equity Awards and Company Cash Awards will be treated as follows:

(a) Company Options. As of the Effective Time, each Company Option will accelerate and become fully vested effective immediately prior to, and contingent upon, the Closing. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Company Option, whether vested or unvested, will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share applicable to such Company Option, which amount will be paid in accordance with Section 2.3(g). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Company Option that that has a per Share exercise price that is equal to, or greater than, the Merger Consideration will be cancelled for no consideration.

(b) Company RSUs. As of the Effective Time, each Company RSU will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Closing. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Company RSU will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the Merger Consideration, which amount will be paid in accordance with Section 2.3(g).

(c) Company RSAs.

(i) Vested Company RSAs. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Vested Company RSA will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the Merger Consideration, which amount will be paid in accordance with Section 2.3(g).

(ii) Unvested Company RSAs. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Unvested Company RSA will be modified to reflect an award of restricted cash, without interest, in an amount equal to the Merger Consideration (each, a “Modified Unvested Company RSA”). Each Modified Unvested Company RSA will have the same terms and conditions as applied to the Unvested Company RSA prior to such modification, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of such Modified Unvested Company RSA; provided, however, that the Protection Period with respect to each such Modified Unvested Company RSA shall be extended if and to the extent necessary so that it covers the entire vesting period of such Modified Unvested Company RSA. For the avoidance of doubt, only the duration of the Protection Period is modified by the previous sentence, and whether a Protection Period applies and the terms and conditions of any such Protection Period shall be governed by the terms and conditions of each current Company RSA.

(d) Company RCAs. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each Company RCA will be modified to reflect an award of restricted cash, without interest, in an amount equal to the same dollar amount as provided under the Company RCA (each, a “Modified Company RCA”). Each Modified Company RCA will have the same terms and conditions as applied to the Company RCA prior to such modification, except for terms rendered inoperative by reason of the Transactions or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of such Modified Company RCA; provided, however, that the Protection Period with respect to each such Modified Company RCA shall be extended if and to the extent necessary so that it covers the entire vesting period of such Modified Company RCA. For the avoidance of doubt, only the duration of the Protection Period is modified by the previous sentence, and whether a Protection Period applies and the terms and conditions of any such Protection Period shall be governed by the terms and conditions of each current Company RCA.

(e) Company PSAs. As of the Effective Time, each award of Company PSAs will become vested with respect to the “target” number of Shares set forth in the grant agreement applicable thereto effective immediately prior to, and contingent upon, the Closing. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each vested Company PSA will be cancelled and converted into the right to receive cash, without interest, in an amount equal to the Merger Consideration, which amount will be paid in accordance with Section 2.3(g).

(f) Company PCUs. As of the Effective Time, each award of Company PCUs will become vested with respect to the “target” number of performance units set forth in the grant agreement applicable thereto effective immediately prior to, and contingent upon, the Closing. As of the Effective Time, by virtue of the Merger and without any further action on the part of the holder thereof, each vested award of Company PCUs will be cancelled and converted into the right to receive cash, without interest, in an amount equal to that number of vested units covered by such award multiplied by $1.00 per unit, which amount will be paid in accordance with Section 2.3(g).

(g) Payment Timing. As soon as reasonably practicable after the Effective Time (but no later than the first regularly scheduled payroll date that occurs at least three Business Days after the Effective Time), the Surviving Corporation will pay, or cause to be paid, the amounts provided for in Section 2.3(a), Section 2.3(b), Section 2.3(c)(i), Section 2.3(e) and Section 2.3(f), net of any applicable Tax withholding under applicable Law, with such payments to be made, to the extent applicable, through the payroll of the Surviving Corporation or any of its Subsidiaries; except that any such amounts that related to Company Equity Awards or Company Cash Awards which constitute, either in whole or in part, a deferral of compensation subject to Section 409A of the Code, will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company Equity Awards or Company Cash Awards would otherwise have been settled in accordance with their terms.

(h) Company ESPP. On or as soon as practicable following the date of this Agreement, the Company will take all actions that are necessary pursuant to the terms of the The Aaron’s Company, Inc. Amended and

Restated Employee Stock Purchase Plan (the “Company ESPP”) to provide that (i) no offering period will commence after the date of this Agreement, (ii) no new participants may commence participation after the date of this Agreement, (iii) no existing participant may increase his or her rate of contribution after the date of this Agreement, (iv) each purchase right issued pursuant to the Company ESPP for an offering period commencing before the date of this Agreement will be fully exercised in accordance with the terms of the Company ESPP on the earlier of (A) the scheduled purchase date for the applicable offering period and (B) a date prior to the Effective Time determined by the Company and consistent with the ESPP and the applicable offering period (with any participant payroll deductions not applied to the purchase of Shares returned to the participant without interest) and (v) the Company ESPP will terminate effective immediately prior to the Effective Time.

Section 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a holder of Shares who is entitled to exercise, and who properly exercises, dissenters’ rights with respect to such Shares (each, a “Dissenting Shareholder”) pursuant to, and who complies in all respects with, the provisions of Section 14-2-1301 et. seq. of the GBCC (such Shares, “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as described in Section 2.1, and will entitle such Dissenting Shareholder only to payment of the fair value of such Dissenting Shares as may be determined to be due to the holder(s) of such Dissenting Shares in accordance with the GBCC, unless and until such Dissenting Shareholder effectively waives or is otherwise no longer entitled to payment for such Dissenting Shares in accordance with the GBCC. If any such Dissenting Shareholder effectively waives or is otherwise no longer entitled to payment for the Dissenting Shares held by such Dissenting Shareholder in accordance with the GBCC, then as of the later of the Effective Time or the occurrence of such event, the Dissenting Shares held by such Dissenting Shareholder will be converted solely into the right to receive, without any interest thereon, the Merger Consideration in accordance with Section 2.2. The Company shall give Parent prompt notice of any written demands for appraisal of Shares received by the Company, withdrawals of such demands and any other instruments served on the Company pursuant to Article 13 of the GBCC. The Company may not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demand for appraisal or settle or offer to settle any such demands for payment in respect of such Dissenting Shares.

Section 2.5 Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for shares of capital stock, of the Company shall change as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be proportionally adjusted, without duplication, to reflect such change; provided, that nothing in this Section 2.5 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the letter from the Company, dated as of the date hereof, addressed to Parent and Merger Sub (the “Company Disclosure Letter”) or in the Company SEC Documents (other than (i) any forward-looking risk factors and other forward-looking disclosures, in each case, to the extent such disclosures are not based on statements of present fact and (ii) any disclosure in any Company SEC Documents solely with respect to Section 3.4 (Capitalization) and Section 3.19 (Brokers or Finders)) filed prior to the date of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization.

(a) The Company and each of its Subsidiaries (i) is a corporation, partnership or other entity organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and

(ii) has all requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except, where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not have a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries is qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not have a Company Material Adverse Effect.

Section 3.2 Authorization; Validity of Agreement; Company Action.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly adopted by the board of directors of the Company (the “Company Board”), and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions, except that the consummation of the Merger requires the approval of this Agreement by a majority of all the votes entitled to be cast on the Agreement by all shares of Company Common Stock entitled to vote on the Agreement, voting as a single group (the “Company Shareholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to applicable equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “General Enforceability Exceptions”).

(b) Subject to Section 5.2, the Company Board has unanimously (i) adopted this Agreement and determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company Shareholders and (ii) resolved to (A) submit this Agreement for approval by the Company Shareholders and (B) transmit to such shareholders a recommendation that such shareholders approve this Agreement and the Transactions (such recommendation, the “Company Recommendation”).

Section 3.3 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not (i) conflict with or violate the Articles of Incorporation or the Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of Section 3.3(b) have been obtained, and all Filings described in such clauses have been made, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not, (A) individually or in the aggregate, prevent, materially delay or materially impair the ability of the Company to consummate the Transactions, or (B) have a Company Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and state securities, takeover and “blue sky” Laws, (ii) the applicable requirements of the New York Stock Exchange (the “NYSE”), (iii) the filing with the Secretary of State of the State of Georgia of the Certificate of Merger as required by the GBCC, and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, (A) individually or in the aggregate, prevent, materially delay or materially impair the ability of the Company to consummate the Transactions, or (B) have a Company Material Adverse Effect.

Section 3.4 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”) and 112,500,000 shares of common stock, par value $0.50 per share (the “Company Common Stock”). As of June 13, 2024, (i) no shares of Company Preferred Stock were issued and outstanding, (ii) 31,522,285 shares of Company Common Stock were issued and outstanding, (iii) 1,105,057 shares of Company Common Stock were subject to Company Options, (iv) 348,512 shares of Company Common Stock were subject to Company RSUs, (v) 863,651 shares of Company Common Stock were subject to Company RSAs, (vi) 1,003,176 shares of Company Common Stock were subject to Company PSAs (assuming target level achievement of the performance goals applicable to Company PSAs), and (vii) 6,469,234 shares of Company Common Stock were held in the treasury of the Company. All of the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as referred to in this Section 3.4(a), as of the date of this Agreement, there are no (A) shares of capital stock or other equity interests (including phantom equity rights, equity appreciation rights, profits interests, profit participation plans) or voting securities of the Company authorized, issued or outstanding, (B) existing options, warrants, calls, preemptive rights, subscription or other rights or Contracts, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interests or voting securities in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right or Contract, (C) outstanding Contracts of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock or other equity interests or voting securities of the Company or of any of its Subsidiaries, or (D) outstanding performance awards, units, equity plans, rights to receive shares of Company Common Stock on a deferred basis, or rights to purchase or receive Company Common Stock or other equity interests or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company (the items referred to in clauses (A) through (D) of or with respect to any Person, collectively, “Rights”). No Subsidiary of the Company owns any Shares.

(b) Section 3.4(b) of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company and its jurisdiction of organization. All of the outstanding shares of capital stock and other Rights of each of the Company’s Subsidiaries are owned beneficially or of record by the Company, directly or indirectly, and all such shares and other Rights have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of any Encumbrances other than Permitted Encumbrances. Other than the equity interests of the Company’s Subsidiaries set forth on Section 3.4(b) of the Company Disclosure Letter, the Company does not own beneficially, directly or indirectly, any equity interests, capital stock, Rights or other ownership interests of any Person as of the date of this Agreement.

(c) Section 3.4(c) of the Company Disclosure Letter sets forth a true and complete list, as of June 13, 2024, of all outstanding Company Equity Awards, including with respect to each such Company Equity Award, (i) the holder, (ii) the date of grant, (iii) the number of shares of Company Common Stock subject to such award, (iv) the number of shares of Company Common Stock that are subject to vesting and (v) the number of shares of Company Common Stock that have vested with respect to such award.

(d) There are no voting trusts or Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock and other Rights of the Company or any of its Subsidiaries. The Company is not subject to a “poison pill” or similar shareholder rights plan. Neither the Company nor any of the Company’s Subsidiaries is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act. All dividends or distributions on the Company Common Stock and any material dividends or distributions on any securities of any of the Company’s Subsidiaries which have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable). Neither the Company nor any of the Company’s Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940.

Section 3.5 Company SEC Documents and Company Financial Statements.

(a) The Company has filed with or furnished to the SEC all forms, reports, schedules, statements and other documents required to be filed or furnished by it under the Exchange Act or the Securities Act since January 1, 2023 and prior to the date hereof (collectively, the “Company SEC Documents”). As of its respective filing date or, if amended or superseded by a subsequent filing prior to the date hereof, as of the filing date of the last such amendment or superseding filing, each Company SEC Document (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Document or necessary in order to make the statements in such Company SEC Document, in light of the circumstances under which they were made, not misleading, and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including all related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents (the “Company Financial Statements”) (A) has been prepared in accordance with United States generally accepted accounting principles (“GAAP”), in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in the Company Financial Statements or in the notes to the Company Financial Statements and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (B) fairly presents, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods referred to in the Company Financial Statements.

(c) The Company has established and maintains “disclosure controls and procedures” and “internal controls over financial reporting” as defined pursuant to and required by Rule 13a-15 and Rule 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to reasonably ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended December 31, 2023, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information, and (ii) any fraud or allegations of fraud, whether or not material, that involve management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.6 Absence of Certain Changes. (a) Since December 31, 2023 through the date of this Agreement, except as otherwise required or contemplated by this Agreement, the Company and its Subsidiaries (i) have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects and (ii) have not taken any action, which, if taken after the date hereof, would require the consent of Parent pursuant to Section 5.1(a)(5), Section 5.1(a)(6), Section 5.1(a)(8), Section 5.1(a)(9) or Section 5.1(a)(12) (or Section 5.1(a)(13) with respect to the foregoing), and (b) since December 31,  2023, there has not occurred a Company Material Adverse Effect.

Section 3.7 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent that would be required to be reflected or reserved against on a consolidated statement of financial position of the Company and its consolidated Subsidiaries prepared in accordance with GAAP or disclosed in the notes thereto, except for (a) liabilities or obligations disclosed and provided for in the balance sheets included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement, (b) liabilities or obligations incurred in connection with the Transactions, (c) liabilities or obligations incurred in the ordinary course of business since December 31, 2023, and (d) liabilities or obligations that would not have a Company Material Adverse Effect. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

Section 3.8 Compliance with Laws and Orders. The Company and each of its Subsidiaries is and, since January 1, 2022, has been in compliance with all applicable Laws and Orders, except for failures to comply or violations that would not have a Company Material Adverse Effect. The Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents and approvals necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted, taken as a whole (the “Company Permits”), except where such failure would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms of the Company Permits, except for failures to comply that would not have a Company Material Adverse Effect.

Section 3.9 Material Contracts.

(a) As of the date of this Agreement, excluding any Contract that is or relates to a Company Plan, a Lease or a Franchise Agreement and excluding this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:

(i) Contract that is required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K of the SEC but is not so filed;

(ii) indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness in excess of $1,000,000;

(iii) Contract for the sale of any material portion of its assets after the date hereof (other than sales of inventory, product or obsolete equipment in the ordinary course of business);

(iv) Contract that purports to prevent, limit or otherwise restrict the ability of the Company or any of its Subsidiaries to declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to the Shares or any equity securities of any of the Company’s Subsidiaries;

(v) Contract pursuant to which (A) the Company or such Subsidiary, as applicable, licenses to any Person any material Intellectual Property Rights owned by the Company or such Subsidiary, as applicable, other than non-exclusive licenses with respect to, Intellectual Property Rights granted to customers, franchisees, business partners, service providers or vendors in the ordinary course of business, or (B) any Person licenses to the Company or such Subsidiary, as applicable, any material Intellectual Property Rights of any third party, other than, in each case, (1) Contracts for commercially available software, off-the-shelf software, “click-wrap” or “shrink-wrap” licenses or cloud-based services or platforms, or Open Source Software, (2) Contracts to which the licensing of such Intellectual Property Rights are incidental, and not material to or the primary purpose of entering into, such Contracts, and (3) Contracts entered into by the Company or any of its Subsidiaries in the ordinary course of business pursuant to which a third party licenses to the Company or any of its Subsidiaries the right to use, market, display or otherwise practice certain of such third party’s Intellectual Property Rights in connection with the sale or use by the Company or its Subsidiaries of such third party’s products in the operation of their respective businesses;

(vi) settlement agreement or similar arrangement of any pending or threatened suit or proceeding entered into since December 1, 2020 that is binding upon the Company or any of its Subsidiaries, other than any settlement or such similar arrangement that provides for payment of (A) any “out of pocket” amount less than $1,000,000 (taking into account any coverage by insurance policies of the Company and its Subsidiaries), or (B) any amount that is covered by insurance policies of the Company and its Subsidiaries;

(vii) Contract containing covenants binding upon the Company or any of its Subsidiaries that materially restricts the ability of the Company or any of its Subsidiaries to compete in any business that is material to the Company and its Subsidiaries, taken as a whole, or with any Person or in any geographic area;

(viii) Contract with respect to a joint venture or partnership agreement;

(ix) Contract that is with each of the 20 largest commercial vendors of the Company and its Subsidiaries, taken as a whole, by total spend for the 12-month period ended December 31, 2023;

(x) Contract that expressly obligates the Company or any of its Subsidiaries to conduct business with any third party on a preferential or exclusive basis;

(xi) Contract that grants any right of first refusal, right of first offer or similar right with respect to any Owned Real Property or any other material assets, rights or properties of the Company or any of its Subsidiaries;

(xii) Contract involving a standstill or similar obligation of the Company or any of its Subsidiaries;

(xiii) Contract with an affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;

(xiv) Collective Bargaining Agreements;

(xv) independent contractor or consulting Contract with any natural-person service provider that (A) provides for annual salary or fees that exceeds $250,000 or (B) cannot be terminated upon 30 days’ notice or less (or statutory notice if greater) without further payment or liability; or

(xvi) other Contract (other than purchase orders in the ordinary course of business and agreements between the Company and any of its wholly owned Subsidiaries or between any of the Company’s wholly owned Subsidiaries) that contains obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making by the Company or any of its Subsidiaries of payments in the future in excess of $2,500,000 per annum or $5,000,000 during the life of the Contract.

Each such contract described in clauses (i)-(xvi) is referred to herein as a “Material Contract.”

(b) Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is (and, to the Knowledge of the Company, no other party is) in default under any Material Contract, (ii) each of the Material Contracts is in full force and effect, and is a valid, binding and enforceable obligation of the Company or its applicable Subsidiary, and to the Knowledge of the Company, of the other parties thereto, subject to applicable General Enforceability Exceptions, (iii) the Company and its Subsidiaries have performed all material obligations required to be performed by them to date under the Material Contracts and are not (with or without the lapse of time or the giving of notice, or both) in breach thereunder, and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination with respect to, and, to the Knowledge of the Company, no other party has threatened to terminate, any Material Contract.

Section 3.10 Information in Company Proxy Statement. The proxy statement relating to the Company Shareholders Meeting (such proxy statement, as amended or supplemented from time to time, the “Company Proxy Statement”), on the date it is first mailed (including any amendment or supplement thereto) to the Company Shareholders and at the time of the Company Shareholders Meeting, (a) will comply as to form in all material respects with the requirements of the Exchange Act and all other applicable Laws, and (b) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Affiliates or Representatives specifically for use, inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.11 Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that would have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party or subject to, or in default under, any Order that would (i) have a Company Material Adverse Effect, or (ii) individually or in the aggregate, prevent, materially delay or materially impair the consummation of the Transactions.

Section 3.12 Employee Compensation and Benefit Plans; ERISA.

(a) Section 3.12(a) of the Company Disclosure Letter sets forth a complete list of each material (i) “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) employment, severance pay, salary continuation, bonus, incentive, stock option, equity-based, retirement, pension, profit sharing or deferred compensation plan, Contract, program, fund or arrangement of any kind, and (iii) employee benefit plan, Contract, program, fund or arrangement (whether written or oral), whether or not funded, in respect of any current or former employees or officers of the Company or any of its Subsidiaries that are sponsored or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has made or is required to make payments, transfers or contributions (all of the above being hereinafter individually or collectively referred to as a “Company Plan” or “Company Plans,” respectively); provided, however, that in no event shall “Company Plan” include any arrangement maintained or required to be maintained by a Governmental Entity to which the Company or any of its Subsidiaries is required to contribute under applicable Law.

(b) Except as would not have a Company Material Adverse Effect:

(i) Each Company Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable Laws. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any of the Company Plans that could result in any liability or excise Tax under ERISA or the Code being imposed on the Company or any of its Subsidiaries.

(ii) Each Company Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code and to the Knowledge of the Company nothing has occurred since the date of any such determination that would reasonably be expected to give the IRS grounds to revoke such determination.

(iii) Neither the Company nor any of its Subsidiaries has ever maintained or sponsored in the last six years nor currently has an obligation to contribute to a “defined benefit plan” (as defined in Section 3(35) of ERISA), a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code) or a “multiple employer plan” (within the meaning of Section 201(a) of ERISA or Section 413(c) of the Code).

(iv) There is no pending or, to the Knowledge of the Company, threatened assessment, complaint, proceeding or investigation of any kind in any court or Governmental Entity with respect to any Company Plan (other than routine claims for benefits).

(v) No Company Plan provides medical or welfare benefits beyond termination of service or retirement other than (i) coverage mandated by Law or (ii) death or retirement benefits under any Company Plan that is intended to be qualified under Section 401(a) of the Code.

(vi) Each Company Plan that is subject to Section 409A of the Code has been operated and maintained, in all material respects, in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(vii) Each Company Plan that is maintained primarily for the benefit of employees based outside of the United States (a “Non-U.S. Plan”) is in compliance with all applicable Laws, and each Non-U.S. Plan that is required to be funded is funded to the extent required by applicable Law, and with respect to all other Non-U.S. Plans, reserves therefore have been established as required on the accounting statements of the applicable Company or Subsidiary of the Company.

(c) Other than as provided in Section 2.3, the consummation of the Transactions will not alone (and not in combination with any other event) (i) entitle any current or former employee or officer of the Company or any of its Subsidiaries to any severance pay or any other payment, or (ii) accelerate the time of payment or vesting of, or increase the amount of compensation due to, any such employee or officer.

(d) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to result, separately or in the aggregate (either alone or in combination with any other events), in the payment of any amount that would constitute “excess parachute payments” (as defined in Section 280G(b)(1) of the Code). There is no agreement, plan or other arrangement to which the Company or any Subsidiary is a party or by which any of them is otherwise bound to compensate any person in respect of Taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.

(e) Section 3.12(e) of the Company Disclosure Letter sets forth a true and complete list of the accrued and unused vacation, personal and sickness days to which each Company Employee is entitled as of June 13, 2024.

(f) Section 3.12(f) of the Company Disclosure Letter sets forth a true and complete list, as of June 13, 2024, of all outstanding Company Cash Awards, including with respect to each such Company Cash Award, (i) the holder, (ii) the date of grant, (iii) the amount payable by the Company under such Company Cash Award as of the date of this Agreement, (iv) if applicable, the date on which such Company Cash Award expires, and (v) the aggregate amount, taken as a whole, that would be payable by the Company pursuant to the Company Cash Award on the Closing Date, assuming the Closing has occurred.

Section 3.13 Labor & Employment.

(a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Collective Bargaining Agreement. Other than as required by applicable Law, since January 1, 2022, no employees of the Company or any of its Subsidiaries have been represented by any labor union, trade union, works council or any other labor organization with respect to their employment with the Company or any of its Subsidiaries. Since

January 1, 2022, no labor union, trade union, works council, labor organization or group of employees of the Company or any of its Subsidiaries has made a demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending, and, to the Knowledge of the Company, none have been threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity since January 1, 2022. To the Knowledge of the Company, there have been no organizing activities with respect to any Company Employees since January 1, 2022. Since January 1, 2022, there have been no actual or, to the Knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, slowdowns or work stoppages against or affecting the Company or any of its Subsidiaries, and none are currently pending.

(b) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is engaged in, or since January 1, 2022 has engaged in, any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. Neither the Company nor any of its Subsidiaries has received since January 1, 2022 any written notice of intent by any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.

(c) Except as would not have a Company Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries have not misclassified any (i) individual providing services to the Company or its Subsidiaries as an independent contractor, or (ii) employee as exempt under state, provincial, federal, local or other applicable minimum wage or overtime Laws.

(d) Except as would not have a Company Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries have been in compliance with all notice and other requirements under the WARN Act; the Company and its Subsidiaries have not implemented any “plant closing,” “mass layoff,” relocation, or reduction in work hours of employees (as such terms are defined or understood under the WARN Act). Except as would not have a Company Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries have not taken any other action which triggered the WARN Act.

(e) Except as would not have a Company Material Adverse Effect, each Company Employee is legally authorized to work in the country in which he or she is employed. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries have completed, verified, and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 and any other applicable Law for all Company Employees (including, the completion of Forms I-9 for all employees, confirmation of all employees’ visas, and verification of employment eligibility through E-Verify (if required by applicable Law)).

(f) Except as would not have a Company Material Adverse Effect, since January 1, 2022, the Company and its Subsidiaries each have addressed all sexual harassment allegations in accordance with applicable Law against any employees that have been reported.

Section 3.14 Properties.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true and complete list of all Owned Real Property. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has good fee simple title to all Owned Real Property free and clear of all Encumbrances, except Permitted Encumbrances. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has exclusive possession of each Owned Real Property and has not leased or otherwise granted to any person the right to use or occupy such Owned Real Property or any portion thereof.

(b) Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries has a valid leasehold estate in the Leased Real Property free and clear of all Encumbrances, except

Permitted Encumbrances. With respect to each lease, sublease, license or occupancy agreement affecting the Leased Real Property (each, a “Lease”) (i) none of the Company, its Subsidiaries or, to the Knowledge of the Company, any other party is in default thereunder beyond all applicable notice and cure periods, (ii) each such Lease is in full force and effect, and is the valid, binding and enforceable obligation of the Company and its Subsidiaries, and to the Knowledge of the Company, of the other parties thereto, subject to the General Enforceability Exceptions, (iii) the Company and its Subsidiaries have performed all obligations required to be performed by them to date under such Lease and are not (with or without the lapse of time or the giving of notice, or both) in material breach thereunder, and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination with respect to, and, to the Knowledge of the Company, no party has threatened to terminate, any such Lease, in each case except as would not have a Company Material Adverse Effect.

(c) Except as would not have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened condemnation or eminent domain proceedings that affect any Site.

(d) The execution, delivery and performance of this Agreement by the Company do not and will not result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Lease to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound, except, for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not have a Company Material Adverse Effect.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Letter sets forth, as of the date hereof, a complete and accurate list of all active and material IP Registrations owned or purported to be owned by the Company or one of its Subsidiaries.

(b) The Company or one of its Subsidiaries owns all right, title and interest in and to all Intellectual Property Rights owned or purported to be owned by the Company or one of its Subsidiaries, including the IP Registrations (the “Company IP”), free and clear of all Encumbrances except Permitted Encumbrances. The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the material trade secrets and other material confidential information that are Company IP.

(c) Except as would not have a Company Material Adverse Effect, as of the date hereof, (i) there are no pending Actions, and since January 1, 2022, the Company has not received, any written notice of any actual or threatened Actions alleging a violation, misappropriation or infringement of the Intellectual Property Rights of any other Person by the Company or its Subsidiaries except for any of the foregoing that have since been resolved, (ii) to the Knowledge of the Company, the operation of the Company’s and its Subsidiaries’ businesses as currently conducted does not violate, misappropriate or infringe the Intellectual Property Rights of any other Person, and (iii) to the Knowledge of the Company, no other Person is violating, misappropriating or infringing any Intellectual Property Rights owned by the Company or any of its Subsidiaries in any material respects.

Section 3.16 Environmental Matters. Except as would not have a Company Material Adverse Effect, (i) since January 1, 2022, the Company and its Subsidiaries have complied with all applicable Environmental Laws, and have possessed and complied with all applicable Environmental Permits required under such Laws to operate the businesses of the Company and its Subsidiaries as currently operated, (ii) the Company has not received any written notification alleging that it is liable, or any written request for information, pursuant to any applicable Environmental Law, concerning any release, threatened release of, or exposure to, any Materials of Environmental Concern, except with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Entity or Person, and (iii) there are no Actions arising under Environmental Laws pending or, to the Knowledge of the Company, threatened in writing against the Company.

Section 3.17 Taxes. Except as would not have a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries has timely filed all Tax Returns that it was required to file and has timely paid all Taxes shown thereon as due and owing. All such Tax Returns were correct and complete (insofar as they relate to the Taxes shown thereon as due and owing) in all respects.

(b) No audit or other proceeding with respect to any Taxes due from the Company or any of its Subsidiaries, or any Tax Return of the Company or any of its Subsidiaries, is pending or threatened in writing by any Governmental Entity. Each assessed deficiency resulting from any audit or examination relating to Taxes by any Governmental Entity has been timely paid and there is no assessed deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(d) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement (other than any such agreement solely between or among the Company and its Subsidiaries or any agreement entered into in the ordinary course of business and not primarily relating to Taxes).

(e) There are no Encumbrances for unpaid Taxes on the assets of the Company or any of its Subsidiaries, except Permitted Encumbrances.

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or otherwise pursuant to any Law.

(g) The Company and each of its Subsidiaries has withheld and remitted all Taxes required to have been withheld and remitted under applicable Law in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other party.

(h) Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code during the prior two years.

(j) No written claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(k) Neither the Company nor any of its Subsidiaries has any liability for escheat or unclaimed property obligations. The Company and each of its Subsidiaries has timely paid over to the appropriate Governmental Entity all amounts required to be paid over under all escheat and unclaimed property Laws, complied in all material respects with applicable escheat and unclaimed property Laws, and has filed all material statements, returns and reports within the time and in the manner prescribed by such Laws.

(l) Notwithstanding any other representations and warranties in this Agreement, the representations in this Section 3.17 constitute the sole representations and warranties of the Company in this Agreement with respect to Taxes.

Section 3.18 Opinion of Financial Advisor. J.P. Morgan Securities LLC (the “Financial Advisor”) has delivered to the Company Board its opinion (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the Company Shareholders pursuant to this Agreement is fair, from a financial point of view, to the Company Shareholders.

Section 3.19 Brokers or Finders. Except for the Financial Advisor, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.

Section 3.20 Insurance. Except as would not have a Company Material Adverse Effect, (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company has reasonably determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, (c) to the Knowledge of the Company, no written notice of cancellation or termination, other than pursuant to the expiration of any such insurance policy in accordance with the terms thereof, has been received with respect to any such policy, and (d) all premiums or premium financing for such policies and other amounts due and owing in connection therewith have been paid in full.

Section 3.21 Data Privacy and Security. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance, and has since January 1, 2022 complied, with all applicable Data Protection Laws and Requirements. To the Knowledge of the Company, since January 1, 2022, there have not been any material non-permitted disclosures, material security incidents or material breaches involving the Company or any of its Subsidiaries, or any of its or their respective Representatives, relating to any Personal Information in its possession or control that would have a Company Material Adverse Effect. To the Knowledge of the Company, since January 1, 2022, there has been no material failure or any material unauthorized intrusions or material breaches of security with respect to the Information Technology Systems owned or used by the Company and its Subsidiaries that has resulted in a material disruption or material interruption in the operation of the business of the Company and its Subsidiaries that would have a Company Material Adverse Effect. The Company and its Subsidiaries use commercially reasonable efforts to protect the confidentiality, integrity and security of the Company Systems and to prevent any unauthorized use, access, interruption, or modification of the Company Systems. Except as would not have a Company Material Adverse Effect, the Company Systems are sufficient for the immediate and reasonably anticipated current needs of the business of the Company and its Subsidiaries. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries maintain and act in accordance with commercially reasonable disaster recovery and business continuity plans, procedures and facilities in connection with the operation of the business of the Company and its Subsidiaries.

Section 3.22 State Takeover Laws. Assuming the representations and warranties in Section 4.4 are true and correct, no Takeover Law is applicable to this Agreement or the Transactions. The Company Board has taken all actions necessary to render inapplicable all Takeover Laws reasonably applicable to this Agreement and the Transactions.

Section 3.23 Rent-to-Own Business.

(a) Rental Contract Forms. The Company has made available to Parent copies of each form of lease-to-own or rent-to-own Contract used in the businesses of the Company or any of its Subsidiaries as of

June 13, 2024 (each, a “Rental Contract Form”). Except as would not have a Company Material Adverse Effect, each Rental Contract Form complies in all material respects with applicable state Laws governing rental-purchase, lease-to-own or rent-to-own transactions with consumers in the jurisdiction(s) in which such Rental Contract Form is used by the Company or any of its Subsidiaries. When validly executed by a customer of the Company or any of its Subsidiaries, the Contract entered into based on the applicable Rental Contract Form represents a legal, valid and binding obligation of the customer named therein, enforceable in all material respects in accordance with its terms, subject to applicable General Enforceability Exceptions.

(b) No Credit Products or Consumer Financial Products or Services. Since January 1, 2022, none of the Contracts entered into by the Company or any of its Subsidiaries have been determined by any court or Governmental Entity to constitute a loan or credit sale, nor has any such Contract been deemed to involve the extension of credit for purposes of applicable Laws governing loans or the extension of credit.

Section 3.24 Inventory. All inventory held by the Company and its Subsidiaries was ordered new or factory refurbished, purchased new or factory refurbished or acquired in the ordinary course of business pursuant to acquisitions and consistent with the regular inventory practices, including pre-leased inventory returned by customers, of the Company and its Subsidiaries. Except as would not have a Company Material Adverse Effect, all such inventory is of a quality usable and merchantable in the operation of the business and is in good repair and condition, ordinary wear and tear excepted, except for obsolete items that have been written off in the Company Financial Statements or on the accounting records of the Company, as the case may be.

Section 3.25 Franchise Matters.

(a) Except as would not have a Company Material Adverse Effect, (i) each Franchise Agreement complies in all material respects, and the administration and relationship of such Franchise Agreement complies in all material respects with all applicable Laws, (ii) each Franchise Disclosure Document of the Franchise System that the Company or any of its Subsidiaries has used to offer or sell Franchises since January 1, 2022 have contained all material information required by Franchise Laws and have otherwise been prepared and delivered to prospective Franchisees in compliance in all material respects with Franchise Laws, (iii) except as specifically set forth in a Franchise Agreement for a Franchised Location, neither the Company nor any of its Subsidiaries has granted any enforceable right of first refusal, option or other similar right or arrangement to a Franchisee or other Person to sign any Franchise Agreement, acquire any Franchise or obtain the right to operate in additional territories, (iv) there are no stop orders or other Actions in effect or, to the Knowledge of the Company, threatened, that would prohibit or impede the Company’s or any of its Subsidiaries’ ability to offer or sell Franchises or enter into Franchise Agreements in any jurisdiction immediately following the Closing (except for any applications for registration in jurisdictions that require registration and where the Company or any of its Subsidiaries is not registered, and amendment filings and changes to any Franchise Disclosure Document of the Franchise System that might be required as a result of the Transactions), and (v) the Company and its Subsidiaries are (and have been at all times since January 1, 2022) in compliance in all material respects with Franchise Laws in connection with the offer or sale of Franchises, the ongoing relationships with Franchisees, and the termination, non-renewal and transfers of Franchises, including by retaining properly-signed Franchise Disclosure Documents of the Franchise System and receipts required by applicable Franchise Laws evidencing compliance in all material respects with disclosure waiting periods under the applicable Franchise Laws.

(b) Section 3.25(b) of the Company Disclosure Letter sets forth a true and complete list of the currently existing store locations operated by Franchisees pursuant to Franchise Agreements that are part of the Franchise System (each, a “Franchised Location”), indicating with respect to each Franchised Location, the name of the Franchisee, the address of the Franchised Location and the scheduled expiration date of the Franchise Agreement evidencing such Franchised Location. Each Franchise Agreement is in substantially the same form as the form of Franchise Agreement attached to the Franchise Disclosure Document of the Franchise System issued at the time such Franchise Agreement was signed. The Company has made available to Parent all Franchise Agreements that are in effect as of the date of this Agreement.

(c) The execution, delivery and performance of this Agreement by the Company do not and will not result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Franchise Agreement or related document to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound, except, for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not have a Company Material Adverse Effect.

Section 3.26 Exclusivity of Representations or Warranties.

(a) No Other Representations or Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV:

(i) None of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions;

(ii) No Person has been authorized by Parent or Merger Sub, or any of their respective Subsidiaries, or any of their respective Affiliates or Representatives, to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representations or warranties must not be relied upon by the Company or its Subsidiaries, or any of their respective Affiliates or Representatives, as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their respective Affiliates or Representatives (or any other person).

(iii) The representations and warranties expressly made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives, of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV, it is not acting (including, as applicable, by entering into this Agreement or consummating the Transactions) in reliance on:

(i) Any representation or warranty, express or implied;

(ii) Any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management (whether prior to or after the date of this Agreement) or in any other forum or setting; or

(iii) The accuracy or completeness of any other representation, warranty, estimate, projection, predication, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Organization. Each of Parent and Merger Sub is a limited liability company (in the case of Parent) or corporation (in the case of Merger Sub) organized, validly existing and in good standing under the

Laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent and Merger Sub to consummate the Transactions or the Financing. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all Encumbrances. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has all necessary limited liability company or corporate, as applicable, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to obtain and enter into the Financing. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of them of the Transactions and the Financing have been duly and validly authorized by the manager or the board of directors, as applicable, of each of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other limited liability company or corporate, as applicable, action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions and the Financing. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to applicable General Enforceability Exceptions. No vote or approval of the members of Parent is required in connection with the execution, delivery or performance by Parent and Merger Sub of their obligations hereunder or for the consummation of the Transactions and the Financing (including pursuant to the requirements of any applicable stock exchange).

Section 4.3 Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions and the Financing do not and will not (i) conflict with or violate the respective Organizational Documents of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of Section 4.3(b) have been obtained, and all Filings described in such clauses have been made, conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound, or (iii) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would constitute a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such breach, violation, default, loss, right, termination, cancellation, amendment, acceleration or other occurrence that would not prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Transactions and the Financing.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions and the Financing do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act, the HSR Act and state securities, takeover and “blue sky” Laws, (ii) the applicable requirements of NYSE, (iii) the filing with the Secretary of State of the State of Georgia of the Certificate of Merger as required by the GBCC, and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not impair the ability of Parent and Merger Sub to consummate the Transactions and the Financing.

Section 4.4 Ownership of Company Common Stock. As of the date of this Agreement, none of Parent, Merger Sub or their respective Affiliates owns (directly or indirectly, beneficially or of record) any shares of

Company Common Stock and none of Parent, Merger Sub or their respective Affiliates holds any rights to acquire or vote any shares of Company Common Stock except pursuant to this Agreement. None of Parent, Merger Sub or any “affiliate” or “associate” of either of Parent or Merger Sub is or has been, within the two-year period immediately prior to the date hereof, an “interested shareholder” of the Company, as those terms are defined in Section 14-2-1110 of the GBCC, or has taken any action that would cause any Takeover Law to be applicable to this Agreement, the Transactions or the Financing.

Section 4.5 Information in Company Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Company Proxy Statement will, on the date it is first mailed (including any amendment or supplement thereto) to the Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6 Financing.

(a) Parent has delivered to the Company a true, accurate and complete copy of an executed debt commitment letter, including all exhibits, schedules and annexes thereto, dated as of the date hereof, from the Debt Financing Sources party thereto (the “Debt Commitment Letter”) pursuant to which the Debt Financing Sources party thereto have committed, on the terms and subject solely to the conditions expressly set forth in the Debt Commitment Letter, to provide to Parent in cash the aggregate amount of debt financing set forth in the Debt Commitment Letter (the “Debt Financing”). A true and complete copy of each fee letter related to the Debt Commitment Letter, as in effect on the date hereof, has been provided to the Company, except that the numerical fee amounts and market flex (if any) may have been redacted in a customary manner; provided, however, that none of such redacted provisions would, or would reasonably be expected to, adversely affect the conditionality, availability, amount or enforceability of the Debt Financing.

(b) Parent has delivered to the Company a true, accurate and complete copy of an executed equity commitment letter, including all exhibits, schedules and annexes thereto, dated as of the date hereof, from the Equity Financing Sources party thereto (the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”) pursuant to which the Equity Financing Sources party thereto have committed, on the terms and subject solely to the conditions expressly set forth in the Equity Commitment Letter, to invest in Parent in cash the aggregate amounts set forth in the Equity Commitment Letter (the “Equity Financing” and together with the Debt Financing, collectively the “Financing”). The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof and, subject to the terms therein, is entitled to enforce such Equity Commitment Letter. Each Equity Financing Source party to the Equity Commitment Letter has access to sufficient capital to satisfy the full amount of its equity commitment under the Equity Commitment Letter.

(c) Each Commitment Letter has not been amended or modified in any manner prior to the date hereof. Parent has fully paid any and all commitment or other fees or other amounts, if any, required to be paid on or before the date hereof in connection with the Financing. Each Commitment Letter is legal, valid and binding and in full force and effect, enforceable against Parent and, to the Knowledge of Parent, each other party thereto, subject to applicable General Enforceability Exceptions. In respect of the Financing: (i) there are no conditions precedent or other contingencies (A) related to the funding of the full amount of the Financing or any provisions that could reduce the aggregate amount of the Financing set forth in any Commitment Letter or the aggregate proceeds contemplated by any Commitment Letter, or (B) that could otherwise adversely affect the conditionality, enforceability or availability of any Commitment Letter with respect to all or any portion of the Financing, in each case, other than as expressly set forth in the applicable Commitment Letter, (ii) the commitments contained in each Commitment Letter have not been withdrawn, rescinded, terminated, reduced or otherwise amended or modified in any respect, and no such withdrawal, rescission, termination, reduction, amendment or modification is contemplated, (iii) neither Parent nor any of its Affiliates has entered into any

Contract or other arrangement of any kind relating to the Financing, other than the Commitment Letters (and any fee letters related to the Debt Commitment Letter), that would reasonably be expected to adversely affect the conditionality, availability, amount or enforceability of the Financing, (iv) no Financing Source has notified Parent or any of its Affiliates of such Financing Source’s intention to terminate or withdraw any of the Financing, and no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or, to the Knowledge of the Parent, any other parties thereto under any term or condition of any Commitment Letter or a failure of any condition to the Financing or otherwise result in any portion of the Financing being unavailable on the Closing Date, (v) the proceeds pursuant to the Commitment Letters (after giving effect to any “flex” provision in or related to the Debt Commitment Letter (including with respect to fees and original issue discount)) are sufficient for Parent to pay the Required Amounts, and (vi) as of the date hereof, Parent has no reason to believe that the conditions to the Financing shall not be satisfied on a timely basis or that the full amount of the Financing contemplated by the Commitment Letters shall not be available as of the Closing. Parent has or will have at Closing cash proceeds sufficient to complete the Transactions, to pay the Merger Consideration, to repay any indebtedness of the Company and its Subsidiaries required to be repaid in connection with the Transactions and to pay all fees and expenses required to be paid by Parent and Merger Sub in connection with the Transactions (collectively, the “Required Amounts”). For the avoidance of doubt, in no event shall the receipt by, or the availability of any funds or financing to, Parent or any of its Affiliates or any other financing be a condition to Parent’s obligation to consummate the Transactions.

Section 4.7 No Prior Activities. Merger Sub has been formed solely for the purpose of engaging in the Transactions and the Financing and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent.

Section 4.8 Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Affiliates that would prevent, materially delay or materially impair the consummation of the Transactions or the Financing. None of Parent, Merger Sub nor any of their respective Affiliates is a party or subject to or in default under any Order that would prevent, materially delay or materially impair the consummation of the Transactions or the Financing.

Section 4.9 No Vote of Parent Members. No vote of the members of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the Organizational Documents of Parent, the applicable rules of any exchange on which securities of Parent are traded or otherwise for or in connection with the execution, delivery or performance by Parent of its obligations hereunder or to consummate the Transactions or the Financing.

Section 4.10 Solvency. Immediately following the Effective Time and after giving effect to the Transactions and the Financing, the payment of the aggregate consideration to which the Company Shareholders are entitled under Article II, funding of any obligations of the Surviving Corporation or its Subsidiaries that become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger, any required refinancings or repayments of existing Indebtedness of the Company or any of its Subsidiaries and payment of all related fees and expenses, each of the Surviving Corporation and its Subsidiaries will not (a) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the “fair saleable value” of its assets (on a going concern basis) is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature), (b) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged, or (c) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

Section 4.11 Absence of Arrangements with Management. Other than this Agreement, as of the date hereof, there are no (and have not been any) Contracts or other understandings between Parent, Merger Sub or any of their Subsidiaries or other Affiliates, on the one hand, and any member of the Company’s (or its Subsidiaries’) management or of the Company Board (or any board of directors or equivalent managerial body of its Subsidiaries), on the other hand, relating to such individual’s investment, participation, employment, consulting or other similar relationships with Parent, Merger Sub or any of their Subsidiaries or Affiliates (including the Surviving Corporation and its Subsidiaries following the Effective Time).

Section 4.12 Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or payment in connection with the Transactions based upon arrangements made by and on behalf of Parent, Merger Sub or any Subsidiary or Affiliate thereof.

Section 4.13 Limited Guarantee. IQV Holdco, LLC, a Delaware limited liability company (the “Guarantor”), has delivered to the Company a true, accurate and complete copy of the executed limited guarantee pursuant to which the Guarantor is guaranteeing certain obligations of the Parent under this Agreement (the “Limited Guarantee”). The Limited Guarantee is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of the Guarantor in favor of the Company, enforceable by the Company in accordance with its terms. As of the date hereof, the Guarantor is not in default or breach under any of the terms and conditions of the Limited Guarantee and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition under any of the terms and conditions of the Limited Guarantee. The Guarantor has access to sufficient capital to satisfy the full amount of the guaranteed obligations under the Limited Guarantee in accordance with the terms and conditions thereof.

Section 4.14 CFIUS. Neither Parent, nor Merger Sub nor any of their Affiliates, shareholders, or other investors, is a “foreign person” as defined by 31 C.F.R. § 800.224 such that the transactions contemplated hereby would constitute a covered transaction subject to a national security review, national security investigation, or action by the President pursuant to Section  721 of the Defense Production Act of 1950, 50 U.S.C. § 4565, as amended.

Section 4.15 WTO Investor. Parent is a “WTO Investor” within the meaning of the Investment Canada Act.

Section 4.16 Exclusivity of Representations and Warranties.

(a) No Other Representations or Warranties. Each of Parent and Merger Sub, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) None of the Company or its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions;

(ii) No Person has been authorized by the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives, to make any representation or warranty relating to the Company, any of its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representations or warranties must not be relied upon by Parent or Merger Sub, or any of their respective Subsidiaries, or any of their respective Affiliates or Representatives, as having been authorized by the Company or any of its Subsidiaries, or any of their respective Affiliates or Representatives (or any other person);

(iii) The representations and warranties expressly made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their respective Subsidiaries, or any of their respective Affiliates or Representatives, of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Affiliates, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Transactions) in reliance on:

(i) Any representation or warranty, express or implied;

(ii) Any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent or Merger Sub, or any of their respective Affiliates or Representatives, including any materials or information made available in the Data Room, in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement) or in any other forum or setting; or

(iii) The accuracy or completeness of any other representation, warranty, estimate, projection, predication, data, financial information, memorandum, presentation or other materials or information.

(c) Without limiting the foregoing, each of Parent and Merger Sub, on behalf of itself and its Affiliates, acknowledge and agree that, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in Article III, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent or Merger Sub, or any of their respective Affiliates or Representatives, or any other Person, resulting from Parent’s, Merger Sub’s, or any of their respective Affiliates’ or Representatives’, or any other Person’s, use of any information, documents, projections, forecasts or other material made available to Parent or Merger Sub, or any of their respective Affiliates or Representatives, including any information made available in the Data Room, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent or Merger Sub, or any of their respective Affiliates, or in any other form in connection with the Transactions.

(d) Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Contracts, Intellectual Property Rights, Sites, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries and that it and its Representatives have had the opportunity to meet with the management of the Company to discuss the business and assets of the Company and its Subsidiaries, in each case, to its full and complete satisfaction.

ARTICLE V

COVENANTS

Section 5.1 Interim Operations of the Company.

(a) During the period between the date hereof and the earlier of the Closing and the valid termination of this Agreement pursuant to its terms, except (i) as set forth in Section 5.1 of the Company Disclosure Letter, (ii) as otherwise permitted by this Agreement, (iii) as required by any Governmental Entity or applicable Law or Order, or (iv) as consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause its Subsidiaries to, (A) use their respective commercially reasonable efforts to conduct the business in the ordinary course of business in all material respects and (B) not:

(1) in the case of the Company, amend the Articles of Incorporation or the Bylaws, and in the case of the Company’s Subsidiaries, amend their respective Organizational Documents;

(2) (a) other than (i) dividends or distributions made by a wholly owned Subsidiary of the Company to the Company or another such Subsidiary and (ii) regular quarterly cash dividends paid by the Company, not in excess of, with respect to each quarter, $0.125 per Share, with usual declaration, record and payment dates and in a manner consistent with the Company’s past dividend policy, declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, with respect to its capital stock or other Rights, (b) issue, sell, transfer, pledge, dispose of or encumber or agree to issue, sell, transfer, pledge, dispose of or encumber (other than Permitted Encumbrances) any additional shares of capital stock or other Rights of the Company or any of its Subsidiaries, other than in respect of the shares of the Company’s capital stock reserved for issuance and issued pursuant to the awards under the Company Stock Plans or in respect of account balances under the Company Plans, (c) split, combine or reclassify the Shares or any other outstanding capital stock or Rights of the Company or any of the Subsidiaries of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution therefor, or (d) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other Rights of the Company or any of its Subsidiaries, except, in the case of each of clauses (a) through (d), as required by any Company Plan or any awards issued thereunder;

(3) (a) except as otherwise required under applicable Law, enter into, amend or terminate any Collective Bargaining Agreement, (b) except as otherwise required under applicable Law, for setting monthly or quarterly performance targets thereunder or establishing sales performance incentive fund formula or similar spot bonus programs in the ordinary course of business consistent with past practice, enter into or amend any Company Plan, or (c) except as otherwise required under applicable Law or Collective Bargaining Agreement, and except for annual salary or wage rate adjustments in the ordinary course of business consistent with past practice, including merit-based adjustments: (i) increase the salary or wages payable to any Company Employees with a title of Director or higher; or (ii) materially increase, in the aggregate, the salary or wages payable to Company Employees with a title below Director;

(4) (a) enter into or amend any employment Contract or severance Contract with any director, executive officer or Company Employee whose annual salary exceeds or would exceed $250,000, (b) hire any employees whose annual salary would exceed $250,000, or (c) terminate the employment of any Company Employee whose annual salary exceeds $250,000 (other than: (x) in the case of termination for cause or (y) with respect to Company Employees who are Canadian, frustration or upon expiry in accordance with an employment Contract);

(5) incur any Indebtedness, except for (a) Indebtedness incurred in the ordinary course of business consistent with past practice, including under letters of credit, (b) guarantees by the Company or any of its Subsidiaries of Indebtedness of the Company or any other such Subsidiary, or (c) Indebtedness of any of the Company or any of its Subsidiaries to the Company or any such Subsidiary;

(6) make any capital expenditures that, in the aggregate, exceed the amount of all capital expenditures contemplated by the Company’s existing capital budget as set forth on Section 5.1(a)(6) of the Company Disclosure Letter;

(7) discharge, settle or satisfy any Actions, other than (a) in the ordinary course of business, or (b) for amounts, individually or in the aggregate, not to exceed $1,000,000 (in excess of third party insurance or existing reserves), in each case, that do not impose any material ongoing obligation or limitations upon the Company or any of its Subsidiaries;

(8) change any of the accounting methods, principles or practices used by it unless required by a change in GAAP or applicable Law;

(9) (a) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, business combination, restructuring, recapitalization or other reorganization (other than this Agreement or otherwise in connection with the Transactions), (b) acquire, by merging or consolidating with, by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (c) acquire, transfer, lease, license, sell, mortgage, pledge, dispose of or encumber (other than Permitted Encumbrances) any material assets, other than, in the case of this clause (c), acquisitions or dispositions of materials and inventory, sales or leases of inventory and grants of non-exclusive licenses of Intellectual Property Rights, in each case, except in the ordinary course of business;

(10) (a) make, rescind or change any material Tax election or settle or compromise any material Tax liability, (b) change its taxable year, or (c) change any material method of accounting for Tax purposes except, in each case, in the ordinary course of business or as required by applicable Law, or (d) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law);

(11) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, or modify, amend, extend or voluntarily terminate (other than non-renewals occurring in the ordinary course of business) any Material Contract, or waive, release or assign any rights or claims thereunder;

(12) enter into a material new line of business outside of the existing businesses of the Company and its Subsidiaries, taken as a whole, or open any new store (whether on a franchisee-managed or Company (or its Subsidiaries)-managed basis); or

(13) agree to take or make any commitment to take any of the actions described in the foregoing clauses (1)-(12).

(b) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company is entitled to exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.2 Non-Solicitation; Acquisition Proposals.

(a) Except as permitted by this Section 5.2, the Company shall not, and shall cause each of its Subsidiaries and each of their respective Representatives not to, from the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with Article VIII, (i) directly or indirectly, solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.2 (such as answering unsolicited phone calls and informing Persons of the provisions of this Section 5.2 or contacting any Person making a Company Takeover Proposal solely to ascertain facts or clarify terms and conditions) will not be deemed to “solicit,” “encourage” or “facilitate” for purposes of, or otherwise constitute a violation of, this Section 5.2), (ii) engage in or otherwise participate in any discussions or negotiations with any Person (other than Parent or Merger Sub or their respective Representatives) regarding a Company Takeover Proposal (other than, in response to an unsolicited inquiry, to ascertain facts from the Person making such Company Takeover Proposal for the sole purpose of clarifying the terms and conditions of such Company Takeover Proposal or to inform such Person of the provisions of this Section 5.2), (iii) furnish to any Person (other than Parent, Merger Sub or their respective Representatives) any non-public information related to the Company or its Subsidiaries or afford any Person (other than Parent, Merger Sub or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Company Takeover Proposal or the making of any offer, inquiry, indication of interest or proposal that constitutes or would reasonably be expected to lead to a Company Takeover Proposal (other than in the course of any discussions or negotiations as permitted by Section 5.2(a)(ii)), or (iv) enter into any letter of intent, agreement in principle, merger agreement or other similar agreement with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement as permitted by Section 5.2(c)) (each, a “Company Acquisition Agreement”).

(b) The Company shall (i) immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than Parent and Merger Sub) that may be ongoing with respect to a Company Takeover Proposal; (ii) promptly, but in any event within three Business Days after the date of this Agreement, request the prompt return or destruction of all non-public information concerning the Company or any of its Subsidiaries theretofore furnished to any such Person with whom a confidentiality agreement was entered into at any time within the one-year period immediately preceding the date of this Agreement with respect to a transaction similar to the Transactions; and (iii) terminate all access granted to any such Person and its Representatives to any physical or electronic data room with respect to a transaction similar to the Transactions. Notwithstanding anything herein to the contrary, the Company will not be required to enforce, and will be permitted to release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Company Takeover Proposal or similar matter in any agreement to which the Company is a party to the extent that such provision prohibits or purports to prohibit a non-public Company Takeover Proposal being made to the Company Board (or any committee thereof), if the Company Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action could be inconsistent with its fiduciary duties under applicable Law.

(c) Notwithstanding anything to the contrary contained in Section 5.2(a) or Section 5.2(b), if at any time on or after the date hereof and prior to obtaining the Company Shareholder Approval, (i) the Company or any of its Representatives receives a written Company Takeover Proposal from any Person or group of Persons that did not result from a material breach of this Section 5.2, (ii) the Company Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel based on the information then available, that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal, and (iii) the Company Board or any duly constituted and authorized committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel based on information then available that the failure to take the actions below could be inconsistent with its fiduciary duties under applicable Law, then the Company and its Representatives may (A) furnish, or cause to be furnished, pursuant to a confidentiality agreement between the Company and such Person with confidentiality and use provisions on terms that are not less restrictive, in any material respect, to such Person than the provisions of the Confidentiality Agreement (each, an “Acceptable Confidentiality Agreement”), information (including material non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Company Takeover Proposal and to their respective Representatives (and to the extent that material non-public information has not been furnished to Parent and is furnished to such Person or Persons, the Company will promptly provide to Parent such material non-public information), and (B) engage in, continue or otherwise participate in discussions or negotiations with the Person or group of Persons making such Company Takeover Proposal.

(d) The Company shall promptly (and in no event later than two Business Days after receipt) notify Parent in writing in the event that the Company or any of its Affiliates receives a Company Takeover Proposal. Such notice shall indicate the identity of the Person making the Company Takeover Proposal and include a summary of the material terms and conditions thereof. The Company shall also promptly (and in any event within two Business Days) notify Parent, in writing, of any material development with respect to, or any material change to the material terms and conditions of, any Company Takeover Proposal (in each case in a manner that is not unduly disruptive of the Company’s ability to conduct good faith discussions in accordance with this Section 5.2 with the Person making such Company Takeover Proposal and its Representatives). The Company agrees that the Company and its Subsidiaries will not enter into any Acceptable Confidentiality Agreement with any Person subsequent to the date hereof that prohibits the Company from providing information to Parent as required by this Section 5.2.

(e) Except as expressly permitted by this Section 5.2(e), by Section 5.2(f) or by Section 5.2(g), the Company Board shall not (i)(A) fail to include the Company Recommendation in the Company Proxy Statement, (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, the Company Recommendation in a manner adverse to Parent, (C) make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a customary “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board may refrain from taking a position with respect to a Company Takeover Proposal until the close of business as of the tenth Business Day after the commencement of a tender offer or exchange offer in connection with such Company Takeover Proposal without such action being considered a violation of this Section 5.2), (D) approve or recommend, or publicly propose to approve or recommend to the Company Shareholders a Company Takeover Proposal, (E) if a Company Takeover Proposal or any material modification thereof is made public or is otherwise sent to the holders of the Shares, fail to issue a press release or other public communication that reaffirms the Company Recommendation within ten Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two separate occasions) or (F) propose, resolve or agree to take any action set forth in the foregoing clauses (A) through (E) (the actions described in this clause (i) being referred to as a “Company Recommendation Change”), (ii) authorize, cause or permit the Company or any of its Subsidiaries to enter into any Company Acquisition Agreement, or (iii) take any action pursuant to Section 8.1(a)(iii). Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Shareholder Approval is obtained, the Company Board may, in response to an unsolicited, bona fide written Company Takeover Proposal that has not been withdrawn (that did not result from a material breach of this Section 5.2), make a Company Recommendation Change, enter into a Company Acquisition Agreement or take any action pursuant to Section 8.1(a)(iii) if the Company Board or any duly constituted and authorized committee thereof has determined in good faith, after consultation with its financial advisors and outside legal counsel, that (1) the failure to do so could be inconsistent with the Company Board’s fiduciary duties under applicable Law, and (2) such Company Takeover Proposal constitutes a Company Superior Proposal; provided, however, that prior to so making a Company Recommendation Change, entering into a Company Acquisition Agreement or taking any action pursuant to Section 8.1(a)(iii), (w) the Company has provided Parent a copy of such Company Takeover Proposal (together with copies of any written documentation setting forth the material terms of such Company Takeover Proposal which is received by the Company from the Person making such Company Takeover Proposal (or from any Representatives of such Person)) and has given Parent at least four Business Days’ prior written notice of its intention to take such action, (x) if Parent requests in writing, the Company has negotiated, and has directed its Representatives to negotiate, in good faith with Parent during such notice period to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (y) following the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith Parent’s binding offer, and shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Company Superior Proposal continues to constitute a Company Superior Proposal if the revisions proposed in Parent’s binding offer were to be given effect, and (z) in the event of any material change to the material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above and the notice period shall have recommenced, except that the notice period shall be at least two Business Days (rather than the four Business Days otherwise contemplated by clause (w) above).

(f) Notwithstanding anything to the contrary herein, prior to the time the Company Shareholder Approval is obtained, the Company Board may make a Company Recommendation Change if an Intervening Event has occurred and the Company Board or any duly constituted and authorized committee thereof has determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action could be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that such action shall not be in response to a Company Takeover Proposal (which is governed by Section 5.2(e)) and prior to taking such action, (i) the Company Board has given Parent at least four Business Days’ prior written notice of its intention to take such action and a description of the reasons for the Company Recommendation Change, (ii) if Parent requests in writing, the Company has negotiated, and has directed its Representatives to negotiate, in good faith with Parent during such notice period after giving any such notice to enable Parent to propose in writing an offer binding on Parent to effect revisions to the terms of this Agreement in such a manner that would obviate the need for making such Company Recommendation Change, and (iii) at the end of such notice period, the Company Board or any duly constituted and authorized committee thereof shall have considered in good faith such binding offer, and shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that failure to effect a Company Recommendation Change could be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(g) Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board from (i) complying with its disclosure obligations under federal or state securities Law (after consultation with its outside legal counsel) with regard to a Company Takeover Proposal or Company Recommendation Change (it being understood that any such disclosure is subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or a committee thereof) under this Section 5.2); (ii) making any disclosure to the Company Shareholders if the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law (it being understood that any such disclosure is subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or a committee thereof) under this Section 5.2); (iii) or issuing a customary “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (or any substantially similar communication), which shall not be deemed to be a Company Recommendation Change; provided, however, that neither the Company nor the Company Board will be permitted to recommend that the Company Shareholders tender any securities in connection with any tender offer or exchange offer that is a Company Takeover Proposal or otherwise effect a Company Recommendation Change with respect thereto, except as permitted by Section 5.2(e).

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Preparation of Company Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC, in preliminary form, the Company Proxy Statement. The Company will use commercially reasonable efforts to cause the Company Proxy Statement to be disseminated to the Company Shareholders as promptly as reasonably practicable after the Company Proxy Statement is cleared by the SEC. Subject to Section 5.2, the Company Proxy Statement will contain the Company Recommendation, and the Company shall use commercially reasonable efforts to obtain the Company Shareholder Approval.

(b) Parent and Merger Sub will cooperate with the Company in the preparation and filing of the Company Proxy Statement and any amendment or supplement thereto and will otherwise reasonably assist and cooperate with the Company in the preparation and filing of the Company Proxy Statement, any amendment or supplement thereto and the resolution of any comments thereto received from the SEC. Parent and Merger Sub will promptly provide for inclusion or incorporation by reference in the Company Proxy Statement, and any amendment or supplement thereto, all required information relating to Parent or its Affiliates. Parent and its counsel shall be given the reasonable opportunity to review and comment on the Company Proxy Statement reasonably in advance of its filing with the SEC and the Company shall consider Parent’s comments in good faith. The Company will provide Parent and its counsel (i) any comments (whether written or oral) that the Company or its counsel may receive from time to time from the SEC with respect to the Company Proxy Statement promptly after the Company’s receipt of such comments or other communications, and (ii) the reasonable opportunity to review and comment on the Company’s proposed responses thereto (and shall consider Parent’s comments in good faith). The Company will respond as promptly as reasonably practicable to any such comments from the SEC.

(c) Each of the Company, Parent and Merger Sub agrees to, as promptly as reasonably practicable, (i) correct any information provided by it specifically for use in the Company Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and (ii) supplement the information provided by it specifically for use in the Company Proxy Statement to include any information that shall become necessary in order to make the statements in the Company Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Company Proxy Statement, as so corrected or supplemented, as applicable, promptly to be filed with the SEC and to be disseminated to the Company Shareholders, in each case as and to the extent required by applicable Law.

Section 6.2 Company Shareholders Meeting.

(a) Subject to Section 5.2, the Company shall, as soon as reasonably practicable following the SEC’s clearance of the Company Proxy Statement, take all actions necessary in accordance with the GBCC, applicable Law, its constituent documents and the rules of NYSE to establish a record date for (including conducting, as promptly as practicable and in consultation with Parent, one or more “broker searches” in accordance with Rule 14a-13 of the Exchange Act to enable such record date to be set), duly call, give notice of, convene and hold a meeting of the Company Shareholders for the purposes of considering and taking action upon the adoption of this Agreement and the Merger and upon such other matters as may come before such meeting (including any adjournment or postponement thereof, the “Company Shareholders Meeting”). The Company in its sole discretion may adjourn or postpone the Company Shareholders Meeting (i) to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting, (ii) if, as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Company Proxy Statement), there are insufficient Shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting, (iii) for a single period not to exceed ten Business Days to solicit additional proxies if necessary to obtain the Company Shareholder Approval, or (iv) as required by applicable Law or a request from the SEC; provided, that without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), in no event will the Company Shareholders Meeting be delayed by more than 30 calendar days. The record date of the Company Shareholders Meeting shall be selected by the Company after reasonable consultation with Parent. Unless there has been a Company Recommendation Change, the Company shall keep Parent reasonably apprised prior to the date of the Company Shareholders Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Shareholder Approval.

(b) Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by it, Merger Sub or any of its other Subsidiaries and Affiliates in favor of the adoption of this Agreement.

(c) Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), approval of the Merger is the only matter, other than any say-on-golden parachute vote that may be required pursuant to Section 14A(b)(2) of the Exchange Act and Rule 14a-21(c) thereunder and a proposal to approve the adjournment of the Company Shareholders Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Company Shareholders Meeting to obtain the Company Shareholder Approval, which the Company shall propose to be acted on by its shareholders at the Company Shareholders Meeting.

Section 6.3 Reasonable Best Efforts; Regulatory Approval Matters.

(a) Parent, Merger Sub and the Company shall use their respective reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, required or advisable to cause each of the conditions in Article VII to be satisfied and consummate and make effective the Transactions as promptly as practicable (and in any event prior to the Outside Date), including (i) making all Filings necessary in connection with the Transactions, (ii) obtaining all Approvals necessary in connection with the Transactions, and (iii) defending or contesting any Action brought by a Governmental Entity or any other Person that could prohibit, prevent, restrict, adversely affect, or delay the consummation of the Transactions. Without limiting the foregoing, each party shall make or cause to be made an appropriate Filing, if necessary, pursuant to the HSR Act with respect to the Transactions as promptly as practicable, but in any event within ten Business Days, after the date hereof.

(b) Without limiting the generality of Parent’s undertakings pursuant to this Section 6.3, Parent agrees to use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Antitrust Entity or any other party so as to enable the parties to close the transaction contemplated by this Agreement as promptly as possible. Notwithstanding anything to the contrary in this Agreement, (i) Parent shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from any Governmental Antitrust Entity in connection with obtaining Approvals for the Transactions under the Antitrust Laws, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Transactions, in each case subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views (ii) nothing in this Agreement shall require any Parent or Merger Sub to defend through litigation any claim asserted in any court or other governmental body with respect to the Transactions by any Governmental Antitrust Entity, (iii) neither Parent, Merger Sub nor any of their respective Affiliates shall be required to offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy of any kind, including but not limited to any remedy that would require Parent, Merger Sub or any of their respective Affiliates to sell, divest, lease, license, transfer, dispose of, or otherwise encumber, impair, limit or restrict Parent, Merger Sub or any of their respective Affiliates’ ownership, control, management or operation of assets or businesses (including for the avoidance of doubt, any equity or other interests) of Parent, Merger Sub, the Company or any of their respective Affiliates, and (iv) the Company and its Affiliates shall not, without the prior written consent of Parent, offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy as described in this Section 6.3(b).

(c) To the extent permitted by applicable Antitrust Law and subject to appropriate confidentiality protections, each of Parent and the Company shall (i) in the case of Parent, keep the Company fully informed of all matters, discussions and activities pursued under Section 6.3(b), (ii) promptly notify the other party of, and, if in writing, provide to the other party copies of (or in the case of oral communications, advise the other orally of) all communications between it (or its Affiliates or Representatives) and any Governmental Entity or other Person challenging the Transactions and all information supplied by such party (or its Affiliates or Representatives) to such Governmental Entities or Persons, (iii) promptly notify the other party of the commencement or threatened commencement of any Action relating to the consummation of, or any challenges to, the Transactions, and (iv) furnish to the other party such other necessary information and reasonable assistance as such other party may reasonably request.

(d) Without limiting the foregoing, except to the extent that a party is (i) subject to confidentiality requirements imposed by a Governmental Entity, (ii) not permitted by Law or (iii) otherwise subject to an obligation barring disclosure of material containing confidential information, each party (the “Filing Party”) shall disclose to the other parties all analyses, appearances, meetings, discussions, presentations, memoranda, briefs, arguments, proposals and other Filings to be made by or on behalf of the Filing Party before any Governmental Antitrust Entity or the staff or regulators of any Governmental Antitrust Entity, in connection with the transactions contemplated by this Agreement, which disclosure by the Filing Party shall be made reasonably in advance of the Filing Party’s action to make any submission, attendance or filing, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, arguments, proposals and other Filings. Each party shall give notice to the other parties with respect to any meeting, discussion, appearance or contact with any Governmental Antitrust Entity or the staff or regulators of any Governmental Antitrust Entity, with such notice being sufficient to provide the other party with the opportunity to attend and participate, if permitted to do so, in such meeting, discussion, appearance or contact. The parties shall coordinate with respect to the overall strategy relating to the HSR Act and any other applicable Antitrust Law, including with respect to any notifications, submissions communications and other Filings with or to any Governmental Antitrust Entity; provided, however, that Parent shall make the final determination as to the appropriate course of action.

(e) Each of the Company and Parent may, as each deems advisable or necessary, reasonably designate any competitively sensitive material provided to the other as “Antitrust Counsel Only Material” or some similar notation agreed by the parties. Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such counsel to employees, officers or directors of the recipient or its Affiliates unless express permission is obtained in advance from the source of the materials (the Company, Parent or their respective Affiliates, as the case may be) or its outside legal counsel. Notwithstanding anything to the contrary in this Section 6.3, and without limiting the restrictions on access and disclosure set forth in this Section 6.3(e), materials provided to the other party or its counsel pursuant to this Agreement may be redacted (i) as necessary to comply with contractual requirements, (ii) as necessary to address attorney-client or other privilege or protection or confidentiality concerns, and (iii) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective.

(f) Parent shall be responsible for the payment of all filing and other fees in connection with the Filings to be made, and Approvals to be obtained, pursuant to this Section 6.3.

Section 6.4 Notification of Certain Matters. Subject to applicable Law, the Company shall give reasonably prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give reasonably prompt notice to the Company of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the Merger not to be satisfied at the Effective Time, and (b) any material failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to comply with or satisfy any covenant or agreement to be complied with or satisfied by such party under this Agreement; provided, however, that (i) the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice, and (ii) a failure to comply with this Section 6.4 shall not constitute the failure of any condition set forth in Article VII to be satisfied, unless the underlying change or event would independently result in the failure of a condition set forth in Article VII to be satisfied.

Section 6.5 Access; Confidentiality. Subject to the Confidentiality Agreement and applicable Law relating to the sharing of information, the Company agrees to provide Parent and its Representatives, from time to time prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, reasonable access during normal business hours and upon reasonable prior written notice to the Company for the purpose of consummating the Transactions and the Financing to (a) the Company’s properties, facilities, books, Contracts, personnel (including its officers) and records, and (b) such other information as Parent may reasonably request with respect to the Company and its business, financial condition and operations, provided, that nothing in this Agreement shall require the Company or any of its Subsidiaries to (i) provide such access at times or in a manner that the Company’s Representatives reasonably believe is likely to disrupt in any material respect the ordinary course operations of the businesses of the Company or its Subsidiaries, or (ii) disclose any information to Parent or its Representatives that is reasonably likely to cause a violation of any Contract to which the Company or any of its Subsidiaries is a party, or is reasonably likely to cause a risk of a loss of attorney-client privilege to the Company or any of its Subsidiaries; provided, further, that Parent and its Representatives shall not have the right to perform any environmental sampling or testing (including sampling or testing of soil, vapor, indoor or outdoor air, building materials, groundwater or surface water, or any invasive or subsurface investigations) on any Site. Parent shall and shall cause Parent’s Affiliates and Representatives to keep confidential any non-public information received from the Company, its Affiliates or Representatives, directly or indirectly, pursuant to this Section 6.5 in accordance with the Confidentiality Agreement.

Section 6.6 Publicity. The initial press release regarding the public announcement of this Agreement shall be joint and thereafter, until the Effective Time or earlier termination of this Agreement in accordance with Article VIII, none of the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without the prior consultation of the other party and giving the other party the opportunity to review and comment on such press release or other announcement (any such other party’s comments shall be considered in good faith), except (a) as required by applicable Law, by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, or as may be requested by a Governmental Entity, or (b) with respect to communications that are substantially similar to communications previously approved pursuant to this Section 6.6. Notwithstanding the foregoing, the provisions of this Section 6.6 shall cease to apply from and after a Company Recommendation Change made in accordance with Section 5.2.

Section 6.7 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six years from the Effective Time, each of Parent and the Surviving Corporation will jointly and severally indemnify and hold harmless each Indemnified Party with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including reasonable fees and expenses of legal counsel) in connection with any Action or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (i) the fact that an Indemnified Party is or was a director, officer, employee, agent, trustee or fiduciary of the Company or any of its Subsidiaries (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries), or (ii) acts or omissions by such Indemnified Party in the Indemnified Party’s capacity as a director, officer, employee, agent, trustee or fiduciary of the Company or a Subsidiary of the Company (or a director, officer, employee, agent, trustee or fiduciary of another Person serving at the request of the Company or any of its Subsidiaries) or taken at the request of the Company or a Subsidiary of the Company (or such other Person), in each case, with respect to such service, acts or omissions under clauses (i) or (ii), at, or at any time prior to, the Effective Time (including any Action relating in whole or in part to the Merger or the enforcement of this provision or any other indemnification or advancement right of any Indemnified Party), to the fullest extent permitted or required by applicable Law. In addition, from and after the Effective Time through the sixth anniversary of the Effective Time, Parent will, and will cause the Surviving Corporation to, upon demand by the Indemnified Party, advance any expenses (including reasonable fees and expenses of legal counsel) of any Indemnified Party under this Section 6.7 (including in connection with enforcing the indemnity and other obligations referred to in this Section 6.7) as incurred to the fullest extent permitted under applicable Law; provided, that the individual to whom expenses are advanced provides an undertaking to repay such advances if it shall be determined by a final, nonappealable judgment of a court of competent jurisdiction that such Person is not entitled to be indemnified pursuant to this Section 6.7(a).

(b) For a period of six years from the Effective Time, Parent will guarantee, and the Surviving Corporation will maintain in force, all obligations of the Company and any of its Subsidiaries in respect of rights of exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, existing in favor of the Indemnified Parties as provided in the respective constituent documents of the Company or any of its Subsidiaries or in any written Contract described on the Company Disclosure Letter or filed as an exhibit to any document filed with the SEC or available under applicable Law; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period will continue until the disposition of such Action or resolution of such claim.

(c) For a period of six years from the Effective Time, Parent will cause, unless otherwise required by Law, the Organizational Documents of the Surviving Corporation and each of its Subsidiaries to contain provisions no less favorable to the Indemnified Parties with respect to limitation of liabilities of directors and officers and indemnification and advancement of expenses than are set forth immediately prior to the Effective Time in the Company’s and its Subsidiaries’ constituent documents or available under applicable Law, which provisions will not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

(d) For a period of six years from the Effective Time, Parent will either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries, or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a “tail policy” with reputable insurers, in each case of at least the same coverage and scope, and in amounts, and containing terms and conditions, that are no less favorable to such individuals than such policy in effect on the date hereof, with respect to service, acts or omissions arising on or before the Effective Time, including the Transactions (the “D&O Insurance”); provided, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium being paid by the Company for the existing D&O Insurance (the “Maximum Amount”) prior to the Closing Date, provided, further, that if such insurance is not available or the annual premium for such insurance exceeds the Maximum Amount then Parent shall purchase as much coverage as is available for such amount. The Company may prior to the Effective Time purchase a six-year prepaid “tail policy” on terms and conditions providing at least substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with respect to service, acts or omissions existing or occurring prior to the Effective Time, including the Transactions, subject to the limitations set forth in the proviso above in this Section 6.7(d). If such prepaid “tail policy” has been obtained by the Company, it will be deemed to satisfy all obligations to obtain insurance pursuant to this Section 6.7(d) and the Surviving Corporation will use its commercially reasonable efforts to cause such policy to be maintained in full force and effect, for its full term, and to honor all of its obligations thereunder.

(e) The provisions of this Section 6.7 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each Indemnified Party, and his or her heirs and his or her representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company’s constituent documents, by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 6.7 (and the “tail policy” obtained pursuant thereto) may not be terminated, cancelled or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.7 applies unless the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.7 applies will be third-party beneficiaries of this Section 6.7).

(f) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, Parent shall make or cause to be made proper provision so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume and perform the obligations set forth in this Section 6.7.

Section 6.8 Obligations of Merger Sub. Parent shall cause the payment, performance and discharge by Merger Sub (prior to the Effective Time) and the Surviving Corporation (from and as of the Effective Time) of, and the compliance by Merger Sub (prior to the Effective Time) and the Surviving Corporation (from and as of the Effective Time) with, all of the covenants, agreements, obligations and undertakings of Merger Sub and the Surviving Corporation under this Agreement in accordance with the terms of this Agreement (including, with respect to Merger Sub, to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement). During the period from the date of this Agreement through the Effective Time, Merger Sub will not, and Parent will not permit Merger Sub to, engage in any activity of any nature except as contemplated by this Agreement.

Section 6.9 Takeover Law. If any Takeover Law is or may become applicable to the Transactions, the Company, including the Company Board, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and subject to the conditions set forth in this Agreement; provided, that the foregoing will not require the Company Board to take any action that could be inconsistent with its fiduciary duties under applicable Law.

Section 6.10 Employee Matters.

(a) For a period of one year following the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries employed at the Effective Time (each, a “Company Employee”) who continues to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries or Affiliates after the Effective Time with (i) salary and wage, as applicable, and cash bonus opportunity (excluding any long-term incentives, transaction bonuses, any other one-time bonuses and, for the avoidance of doubt, any equity-based compensation) that are no less favorable than the salary and wage, as applicable, and cash bonus opportunity (excluding any long-term incentives, transaction bonuses, any other one-time bonuses and, for the avoidance of doubt, any equity-based compensation) that was provided to such Company Employee immediately before the Effective Time, and (ii) employee retirement, welfare and other benefits that are substantially comparable in the aggregate to the employee retirement, welfare and other benefits provided to each such Company Employee immediately before the Effective Time. For a period of one year following the Effective Time, Parent shall provide, or shall cause to be provided, to each Company Employee who suffers an involuntary termination of employment, severance benefits no less favorable to the severance benefits such Company Employee was eligible to receive from the Company or its Subsidiaries immediately before the Effective Time, as set forth on Section 3.12(a) of the Company Disclosure Letter (taking into account such Company Employee’s service as required pursuant to Section 6.10(b) below, to the extent applicable). Notwithstanding anything contained herein to the contrary, with respect to any Company Employees who are based outside of the United States, Parent’s obligations under this Section 6.10 shall be in addition to, and not in contravention of, any obligations under the Laws of the provinces in which such Company Employees are based, including minimum standards employment legislation, by Contract and the common law.

(b) For purposes of vesting, eligibility to participate, level of benefits and benefit accruals under the employee benefit plans of Parent and its Subsidiaries and Affiliates providing benefits to any Company Employee after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries or predecessors before the Effective Time, except where doing so will result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans, and (ii) for purposes of each New Plan providing welfare benefits to any Company Employee, Parent or its applicable Subsidiary or Affiliate shall use commercially reasonable efforts to cause all pre-existing condition limitations or exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her spouse and covered dependents, and Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such Company Employee and his or her spouse and covered dependents during the portion of the plan year of any corresponding Company Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her spouse and covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan. To the extent permitted under applicable Law, Parent shall, or shall cause its Subsidiaries or Affiliates to, credit each Company Employee with the accrued and unused vacation, personal and sickness days to which such Company Employee is entitled through the Effective Time.

(c) To the extent any bonus amounts under any cash bonus, sales and other incentive plans of the Company and its Subsidiaries (“Bonus Amounts”) with respect to a performance period completed on or prior to the Closing remain unpaid as of the Closing Date, Parent and the Surviving Corporation, as applicable, shall cause all such Bonus Amounts to be calculated and paid in the ordinary course of business to the eligible employees of the Company and its Subsidiaries. Parent and the Surviving Corporation, as applicable, shall cause all Bonus Amounts with respect to the performance period in which the Closing occurs to be calculated and paid to the eligible employees of the Company and its Subsidiaries; provided, however, that such Bonus Amounts shall be calculated at the target level of performance (prorated for the portion of the performance period completed), and such Bonus Amounts shall be paid as soon as practicable, but not later than the second regularly scheduled payroll date occurring on or following the Closing Date; provided, that, payment of any Bonus Amounts in accordance with this Section 6.10(c) shall in no way be interpreted or construed to limit or replace any amounts to which a Company Employee may be entitled pursuant to a Company Plan in connection with such Company Employee’s termination of employment or services; provided, further, that with respect to any Bonus Amounts that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid as soon as practicable following the Closing Date in accordance with this Section 6.10(c) without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the terms of such cash bonus, sales or other incentive plan that will not trigger a Tax or penalty under Section 409A of the Code.

(d) Parent and the Surviving Corporation shall cause the Company Plans and the New Plans to be administered in accordance with this Section 6.10; provided, however, that nothing in this Section 6.10 shall be treated as an amendment of, or undertaking to amend, any benefit plan. The provisions of this Section 6.10 are solely for the benefit of the respective parties to this Agreement and nothing in this Section 6.10, express or implied, shall confer upon any Company Employee, or legal representative or beneficiary thereof, any rights or remedies, including any third-party beneficiary rights, right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement.

Section 6.11 Parent Approval. Immediately following the execution of this Agreement, Parent shall approve the adoption of this Agreement in its capacity as the sole shareholder of Merger Sub in accordance with applicable Law (including the GBCC) and the Organizational Documents of Merger Sub. Immediately following such approval, Parent shall deliver to the Company evidence of its vote or action by written consent approving this Agreement in accordance with applicable Law and the Organizational Documents of Merger Sub.

Section 6.12 Shareholder Litigation. Each of the Company and Parent shall promptly notify the other of any shareholder litigation against it or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement and shall keep the other party informed regarding such litigation. The parties to this Agreement shall cooperate, and use their respective commercially reasonable efforts to cause their Representatives to cooperate, and consult with one another in connection with any shareholder litigation against any of them or any of their respective directors or officers with respect to the Transactions, provided, that the Company will control (and give Parent the opportunity to consult in) any such litigation in which the Company or any of the Company’s directors or officers is a named defendant. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its commercially reasonable efforts to resolve such litigation so as to permit the consummation of the Transactions in the manner contemplated by this Agreement, as promptly as reasonably practicable.

Section 6.13 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company and, following the Effective Time, Parent and the Surviving Corporation, shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the applicable rules and policies of NYSE to cause (a) the delisting of the Company and of the shares of Company Common Stock from NYSE as promptly as practicable after the Effective Time, and (b) the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.14 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.15 Financing.

(a) Parent shall, and shall cause its applicable controlled Affiliates (including Merger Sub) and its and their respective Representatives to, use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as practicable following the date hereof (but in any event, on or prior to the Closing), all things reasonably necessary, proper or advisable to arrange, obtain and consummate the Financing on the terms and conditions described in the Commitment Letters (including any “market flex” provisions, if any, set forth in any fee letter related to the Debt Commitment Letter), including (i) maintaining in effect the Commitment Letters on the terms and conditions contained therein and complying with the terms and obligations thereunder, (ii) as promptly as practicable following the date hereof (but in any event, on or prior to the Closing), negotiating and entering into definitive agreements with respect to the Financing on the terms and subject solely to the conditions contemplated by the Commitment Letters (including any related flex provisions, if any) so that such agreements are in effect no later than the Closing, (iii) satisfy on a timely basis (or obtain a waiver of) all conditions applicable to Parent obtaining the Financing (including by drawing down and consummating the Financing pursuant to the terms of the Commitment Letters at or prior to the Closing), (iv) enforcing its rights under the Commitment Letters (including enforcing the obligation of the Financing Sources to fund the Financing on the Closing Date), (v) commencing the marketing or syndication activities contemplated by the Debt Commitment Letter, if any, as promptly as practicable following the date hereof, and (vi) consummating the Financing at or prior to the Closing. Any breach by Parent or its Affiliates of any Financing Document shall be deemed to be a breach by Parent of this Section 6.15.

(b) Parent shall give the Company prompt (and, in any event, within two Business Days) written notice (i) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in a breach or default), termination or repudiation by any party to any Commitment Letter of which Parent has Knowledge, (ii) of the receipt of any notice or other communication from any Person with respect to any (A) actual or potential breach, default, termination or repudiation of any Commitment Letter by any Financing Source, or (B) material dispute or disagreement between or among any parties to any Commitment Letter (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing), (iii) in the event Parent becomes aware that any portion of the Financing is not reasonably likely to be available to consummate the Transactions, and (iv) of any termination of, or of any threat to terminate, any Commitment Letter. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Financing (including any Alternative Financing), including providing complete and correct copies of all definitive agreements related to the Financing (including any Alternative Financing) to the extent requested by the Company.

(c) If, notwithstanding the use of its reasonable best efforts to satisfy its obligations under this Section 6.15, any portion of the Debt Financing becomes unavailable, Parent shall, without limiting the obligations of Parent set forth in the immediately following sentence, (i) notify the Company in writing thereof, and (ii) use reasonable best efforts to (A) arrange to obtain alternative financing, including from alternative sources, in an amount sufficient to enable Parent to fund the Required Amounts (“Alternative Financing”) as promptly as practicable following the occurrence of such event, and (B) obtain a new financing commitment letter that provides for such Alternative Financing on terms, taken as a whole, not materially more adverse to Parent or its Affiliates (excluding, for the avoidance of doubt, the Debt Financing Sources) than those set forth in the Debt Commitment Letter in effect on the date hereof and not to include any Prohibited Modification and, promptly (and, in any event, within two Business Days) after execution thereof, deliver to the Company true and complete copies of the new commitment letter and the related fee letter(s), if any (which may have numerical fee amounts and market flex redacted in a customary manner; provided, however, that none of such redacted provisions would adversely affect the conditionality, availability, amount or enforceability of the Alternative Financing). To the extent Parent obtains Alternative Financing pursuant to and in accordance with this Section 6.15 and without any Prohibited Modification, references to the “Debt Financing,” “Debt Financing Sources,” “Debt Commitment Letter” and “Debt Documents” (and other like terms in this Agreement) shall be deemed to refer to such Alternative Financing, the commitments thereunder and the agreements with respect thereto.

(d) Parent shall not, and shall cause its applicable controlled Affiliates (including Merger Sub) and its and their respective Representatives not to, permit, consent to or agree to, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), any amendment or modification to, or any replacement, termination, rescission or withdrawal of, or any waiver of any provision or remedy under, or assignment of, any Commitment Letter, any fee letter or the definitive agreements with respect thereto (such definitive agreements (x) related to the Debt Financing, collectively, with the Debt Commitment Letter, the “Debt Documents” and (y) related to the Equity Financing, collectively, with the Equity Commitment Letter, the “Equity Documents”; the Equity Documents, together with the Debt Documents, collectively, the “Financing Documents”) that would (individually or in the aggregate) (i) reduce the aggregate amount of proceeds from the Financing, (ii) impose any new or additional conditions or contingencies, or otherwise adversely amend, modify or expand any condition precedent to the receipt of the Financing, (iii) otherwise reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Sub to consummate the Transactions, or (iv) adversely impact the ability of Parent to enforce its rights against any other party to any Commitment Letter or any Financing Document, the ability of Parent to consummate the Transactions or the likelihood of the consummation of the Transactions (each of the foregoing, a “Prohibited Modification”). In addition to the foregoing, Parent shall not release or permit, consent to or agree to the termination of any Commitment Letter. Parent shall promptly (and, in any event, within two Business Days) deliver true and complete copies of any amendment, modification, waiver, replacement or supplement of any Commitment Letter or any related agreements (including fee letters, if any) to the Company. Parent will fully pay, or cause to be fully paid, all commitment or other fees or other amounts arising in connection with the Financing as and when they become due.

(e) Parent and Merger Sub acknowledge and agree that (i) the obtaining of the Financing, or any Alternative Financing, is not a condition to the obligation of Parent and Merger Sub to effect the Transactions and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any Alternative Financing, subject to fulfillment or waiver of the conditions set forth in Article VII and (ii) compliance by Parent with this Section 6.15 shall not relieve Parent of its obligation to consummate the Transactions whether or not the Financing or any Alternative Financing is available.

Section 6.16 Financing Cooperation. From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article VIII, at the sole expense of Parent, the Company shall use its reasonable best efforts to, and shall use reasonable best efforts to cause each of its Subsidiaries, and shall direct each of their respective Representatives to, use their respective reasonable best efforts to provide, to the extent reasonably within the Company’s control, customary cooperation reasonably requested by Parent with respect to the consummation of the Debt Financing by Parent in connection with the Merger. Notwithstanding the foregoing, nothing in this Section 6.16 shall require the Company or any of its Subsidiaries, or any of their respective Representatives, to (a) provide any cooperation or take any other action to the extent it would unreasonably interfere with the business or operations of the Company or any of its Subsidiaries in their reasonable business judgment exercised in good faith, (b) commit to take any action or otherwise incur any obligation that is not contingent upon the occurrence of the Closing (including the entry into any agreement or instrument), or that would be effective at or prior to the Effective Time, (c) approve any financing or agreements related thereto (or any Alternative Financing) at or prior to the Effective Time, (d) execute prior to the Closing any definitive financing documents or other agreements and documents in connection with any financing, (e) pay any commitment or other similar fee or make any other payment (other than for minimal reasonable out-of-pocket costs that are reimbursed by Parent as provided herein), incur any other liability or obligation, or provide or agree to provide any indemnity, in each case, in connection with any financing or any action taken in accordance with the first sentence of this Section 6.16 prior to the Effective Time, (f) provide or prepare (i) any pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information, (ii) any description of all or any component of the Financing, (iii) projections or other forward looking statements relating to all or any component of the Financing or (iv) any financial statements that are not available to it and prepared in the ordinary course of its financial reporting practice, (g) execute, enter into or otherwise deliver any solvency certificate or similar certification or representation prior to the Closing, (h) take any action that (i) would cause the Company to breach any representation, warranty or covenant in this Agreement, (ii) would reasonably be expected to cause any director, officer, employee or equityholder of the Company or any of its Affiliates to incur personal liability (iii) would reasonably be expected to conflict with the Organizational Documents or the Company or any of its Affiliates or any material Laws or (iv) would reasonably be expected to result in a material violation or breach of, or material default (with or without notice, lapse of time or both), under any material Contract to which the Company or any of its Affiliates is a party or by which such Person is bound, (i) provide access to or disclose information that the Company reasonably believes would cause the loss of attorney-client privilege or other similar legal privilege of the Company or any of its Affiliates or (j) deliver an opinion of counsel. Nothing contained in this Section 6.16 or otherwise shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Financing. Parent shall reimburse, indemnify and hold harmless the Company, its Subsidiaries and its and their respective Representatives from and against any and all liabilities, losses, damages, claims, out-of-pocket costs, out-of-pocket expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any Debt Financing that is the subject of this Section 6.16 (including with the cooperation contemplated by this Section 6.16) and any information utilized, or the use or misuse of any Intellectual Property Rights of the Company or any of its Subsidiaries, in connection therewith. The Company’s cooperation pursuant to this Section 6.16 shall be at the sole expense of Parent, and Parent shall, promptly upon request by the Company, reimburse the Company for all documented and reasonable out-of-pocket fees, costs and expenses incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with this Section 6.16. For the avoidance of doubt, the parties acknowledge and agree that (i) obtaining the Financing as contemplated by Section 6.15 or otherwise is not, and will not be construed to be, a condition to the obligation of Parent and Merger Sub to effect the Transactions, subject to fulfillment or waiver of the conditions set forth in Article VII, and (ii) the condition set forth in Section 7.2(b), as it applies to the Company’s covenants and agreements under this Section 6.16, shall be deemed satisfied except with respect to any material breach by the Company of any covenant or obligation under this Section 6.16 (after being given notice thereof and failing to cure within five Business Days of such notice) where such material breach has been the primary cause of the Debt Financing not being obtained. All non-public or otherwise confidential information regarding the Company or its Affiliates obtained by Parent or its Affiliates or their respective Representatives pursuant to this Section 6.16 shall be kept confidential in accordance with the Confidentiality Agreement.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:

(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) Governmental Approvals. The waiting period (and any extension thereof) required under the HSR Act shall have expired or been terminated. All other Approvals under Antitrust Laws of the jurisdictions set forth on Section 7.1(b)(i) of the Company Disclosure Letter required to be obtained for the consummation of the Transactions shall have been obtained, and all other Filings pursuant to Antitrust Laws or otherwise due to any Governmental Antitrust Entity as set forth on Section 7.1(b)(ii) of the Company Disclosure Letter required to be made for the consummation of the Transactions shall have been made.

(c) No Restraints. There shall not be any applicable Law in effect that makes illegal or otherwise prohibits the Transactions, and there shall not be any Order in effect issued by a Governmental Entity of competent jurisdiction that enjoins or otherwise prohibits the Transactions.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction, or waiver by Parent and Merger Sub, at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.1 (Organization); Section 3.2 (Authorization; Validity of Agreement; Company Action); Section 3.3 (Consents and Approvals; No Violations) and Section 3.19 (Brokers or Finders) that (A) are not qualified by materiality or “Company Material Adverse Effect” qualifications shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), and (B) are qualified by materiality or “Company Material Adverse Effect” shall be true and correct in all respects (without disregarding such materiality or “Company Material Adverse Effect” qualifications contained therein) as of the date of this Agreement and as of the Closing Date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period).

(ii) (A) The representations and warranties of the Company set forth in the first sentence of Section 3.4(a) (Capitalization) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent of any de minimis inaccuracies and (B) the representations and warranties of the Company set forth in Section 3.4(a) (other than the first sentence thereof), Section 3.4(c) and Section 3.12(f) (Company Cash Awards) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), except where the failure to be so true and correct would not reasonably be expected to result in the requirement of Parent to pay pursuant to Section 2.1(a) or Section 2.3 in the aggregate, more than $1,000,000 in excess of the amount that would have been required to be paid by Parent pursuant thereto had such representations and warranties been so true and correct in all respects.

(iii) The representations and warranties of the Company set forth in Article III, other than those Sections specifically identified in Section 7.2(a)(i) and Section 7.2(a)(ii), shall be true and correct in all respects (without giving effect to any materiality or “Company Material Adverse Effect” qualifications contained therein) as of the date of this Agreement and as of the Closing Date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period), except where the failure of such representations and warranties to be so true and correct would not have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company; No Company Material Adverse Effect. (i) The Company shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date, and (ii) since the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(c) Officer’s Certificate. The Company shall have furnished Parent with a certificate, dated as of the Closing Date and signed on its behalf by a duly authorized officer of the Company to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV shall be true and correct in all material respects (without giving effect to any materiality or material adverse effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date (except to the extent such representation or warranty expressly speaks to a specific date or period, in which case such representation or warranty shall be so true and correct as of such specified date or during such period).

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Officer’s Certificate. Each of Parent and Merger Sub shall have furnished the Company with a certificate, dated as of the Closing Date and signed on its behalf by a duly authorized officer of Parent or Merger Sub, as applicable, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was materially contributed to by, or was the result of, such party’s failure to comply with its obligations under this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.

(a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (unless otherwise provided herein, notwithstanding any Company Shareholder Approval):

(i) by mutual written agreement of Parent and the Company;

(ii) by either Parent or the Company, by giving written notice of such termination to the other party, if:

(A) the Closing shall not have occurred at or prior to 11:59 p.m. (Atlanta, Georgia time) on November 30, 2024 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(a)(ii)(A) shall not be available (1) to any party whose breach of, or failure to perform or comply with, any obligation under this Agreement materially contributed to, or resulted in, the failure of the Closing to occur at or prior to 11:59 p.m. (Atlanta, Georgia time) on the Outside Date, or (2) to Parent during the pendency of any Action by the Company for specific performance of this Agreement (including to cause Parent to force the obligation of the Financing Sources to fund the Financing under the Debt Documents or Equity Documents, as applicable) or for the thirty day period following any final resolution of any such Action;

(B) any Laws have been enacted, enforced, entered, adopted or promulgated having the effect of making illegal or otherwise prohibiting the Transactions, or if any Governmental Entity of competent jurisdiction shall have issued an Order permanently enjoining or otherwise prohibiting the Transactions and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(a)(ii)(B) shall not be available to any party whose breach of, or failure to perform or comply with, any obligation under this Agreement has been the cause of, or resulted in, the issuance of such Order; or

(C) the Company Shareholder Approval is not obtained at the duly held Company Shareholders Meeting (including any adjournments and postponements thereof); provided, that the right to terminate this Agreement under this Section 8.1(a)(ii)(C) shall not be available to the Company if the failure to obtain such Company Shareholder Approval was primarily caused by any action or failure to act of the Company that constitutes a material breach by the Company of its obligations under this Agreement;

(iii) by the Company prior to the receipt of the Company Shareholder Approval, if, concurrently with the termination of this Agreement, the Company enters into a Company Acquisition Agreement with respect to a Company Superior Proposal; provided, that the Company shall have complied with Section 5.2(e) and shall have paid, or shall pay substantially concurrently with such termination, the Company Termination Fee to Parent in accordance with Section 8.2(b);

(iv) by Parent prior to the Company Shareholders Meeting, if the Company Board shall have made a Company Recommendation Change; provided, that Parent’s right to terminate this Agreement pursuant to this Section 8.1(a)(iv) will expire at 11:59 p.m. (Atlanta, Georgia time) on the 10th Business Day following the date on which such right to terminate first arose;

(v) by the Company, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of Parent or Merger Sub, which breach, failure or failure to be true, either individually or in the aggregate, (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.3, and (ii) is not cured within the earlier of (A) the Outside Date, and (B) 30 days following delivery of written notice thereof to Parent; provided, that (1) the Company shall have given Parent written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(a)(v) and the basis for such termination, and (2) the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(a)(v) if the Company is then in knowing material breach of its representations and warranties or Willful and Material Breach of any covenant or agreement contained in this Agreement;

(vi) by Parent, if there shall have been a breach of, or a failure to perform or comply with, any of the covenants or a failure to be true of any of the representations or warranties on the part of the Company which breach, failure or failure to be true, either individually or in the aggregate (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.2, and (ii) is not cured within the earlier of (A) the Outside Date, and (B) 30 days following delivery of written notice thereof to the Company; provided, that (1) Parent shall have given the Company written notice, delivered at least 30 days prior to such termination (or promptly, if such notice is given within 30 days of the Outside Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(a)(vi) and the basis for such termination, and (2) Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(a)(vi) if Parent is then in knowing material breach of its representations and warranties or Willful and Material Breach of any covenant or agreement contained in this Agreement; or

(vii) by the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than conditions that are to be satisfied by actions taken at the Closing) have been satisfied, (ii) the Company has irrevocably notified Parent in writing that the Company is ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Closing within two Business Days after the delivery by the Company to Parent of such notice and the Company stood ready, willing and able to effect the Closing through the end of such two Business Day period, it being understood that such right of termination by the Company will continue during the pendency of any Action by the Company for specific performance of this Agreement (including to cause Parent to force the obligation of the Financing Sources to fund the Financing under the Debt Documents or Equity Documents, as applicable) and for the thirty day period following any final resolution of any such Action.

(b) A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision of this Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 8.1 for any such termination.

Section 8.2 Effect of Termination.

(a) Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice (or such other date as specified in such notice or required by Section 8.1) by the terminating party to the other parties. If this Agreement is validly terminated pursuant to Section 8.1, then this Agreement shall be of no further force or effect, with no liability on the part of any party (or any stockholder, director, officer, employee, Affiliate or Representative of such party) to the other parties hereto; provided, however, that (i) the provisions of Section 6.7, the indemnification and reimbursement obligations of Section 6.15, this Section 8.2, Article IX and Article X, the Limited Guarantee and the Confidentiality Agreement shall survive such termination in accordance with their respective terms and (ii) no such termination shall relieve any party from any liability or damages resulting from such party’s Willful and Material Breach of any covenant or obligation contained in this Agreement prior to its termination, in which case the non-breaching party shall be entitled to all rights and remedies available at Law or in equity.

(b) Company Termination Fee.

(i) If this Agreement is validly terminated (A) by Parent pursuant to Section 8.1(a)(iv) (Company Recommendation Change), (B) by the Company pursuant to Section 8.1(a)(iii) (Company Superior Proposal), (C) by Parent pursuant to Section 8.1(a)(vi) (Company’s Material Breach and Failure to Cure) solely by reason of a breach of Section 5.2 (Non-Solicitation; Acquisition Proposals), Section 6.1 (Preparation of Company Proxy Statement) or Section 6.2 (Company Shareholders Meeting) or (D) by either Parent or the Company pursuant to Section 8.1(a)(ii)(A) (Outside Date) or Section 8.1(a)(ii)(C) (No Company Shareholder Approval), and (1) prior to such termination any Person publicly announces a Company Takeover Proposal which shall not have been withdrawn, and (2) at any time on or prior to the first anniversary of such termination the Company or any of its Subsidiaries enters into a definitive agreement and consummates a transaction (whether before or after the end of such period), with respect to such Company Takeover Proposal (provided, that solely for purposes of this Section 8.2(b)(i)(D), the term “Company Takeover Proposal” shall have the meaning set forth in the definition of Company Takeover Proposal except that all references to 20% shall be deemed to be references to 50%), then the Company shall pay to Parent the Company Termination Fee by wire transfer (to an account designated in writing by Parent) of immediately available funds (1) in the case of termination by Parent pursuant to Section 8.1(a)(iv) (Company Recommendation Change), Section 8.1(a)(vi) (Company’s Material Breach and Failure to Cure) solely by reason of a breach by the Company of a covenant set forth in Section 5.2 (Non-Solicitation; Acquisition Proposals), Section 6.1 (Preparation of Company Proxy Statement) or Section 6.2 (Company Shareholders Meeting) within two Business Days after such termination, (2) in the case of termination by the Company pursuant to Section 8.1(a)(iii) (Company Superior Proposal), prior to or substantially concurrently with such termination, or (3) in the case of termination by either Parent or the Company pursuant to Section 8.1(a)(ii)(A) (Outside Date) or Section 8.1(a)(ii)(C) (No Company Shareholder Approval), on the date of consummation of the transactions contemplated by the Company Takeover Proposal described in Section 8.2(b)(i)(D). “Company Termination Fee” shall mean a cash amount equal to $12,500,000. Notwithstanding anything to the contrary in this Agreement, payment of the Company Termination Fee shall constitute liquidated damages, and from and after such termination as described in this Section 8.2(b)(i), the Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(b)(i) and Section 8.2(b)(ii).

(ii) The Company acknowledges that the agreements contained in Section 8.2(b) are integral parts of the Transactions, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay the Company Termination Fee in a timely manner, and, in order to obtain such payment, Parent or Merger Sub commences an Action that results in a judgment against the Company, the Company shall pay to Parent interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred by Parent or Merger Sub in connection with such Action. The parties agree that, except with respect to any Willful and Material Breach by the Company of any covenant or obligation contained in this Agreement prior to its termination, in the event the Company Termination Fee is payable (A) the payment of the Company Termination Fee shall be the sole and exclusive remedy available to Parent, Merger Sub and their respective Affiliates with respect to this Agreement and the Transactions, and (B) upon payment of the Company Termination Fee, the Company and its directors, officers, employees, equity holders, stockholders and Representatives shall have no further liability to Parent, Merger Sub and their respective Affiliates under this Agreement. In no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.

(c) Parent No-Close Termination Fee; Parent Regulatory Termination Fee.

(i) If this Agreement is validly terminated by the Company pursuant to Section 8.1(a)(vii) (Failure to Close), Parent shall pay to the Company the Parent No-Close Termination Fee by wire transfer (to an account designated in writing by the Company) of immediately available funds, within two Business Days after such termination. “Parent No-Close Termination Fee” shall mean a cash amount equal to $22,000,000.

(ii) If this Agreement is validly terminated by either Parent or the Company pursuant to (A) Section 8.1(a)(ii)(A) (Outside Date) or (B) Section 8.1(a)(ii)(B) (Nonappealable Order) (to the extent that such restraint arises under any Antitrust Law) and, in the case of (A), all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied other than (1) conditions that are to be satisfied by actions taken at the Closing, and (2)(a) the conditions set forth in Section 7.1(b) (Governmental Approvals) or (b) the conditions set forth in Section 7.1(c) (No Restraints) (to the extent that such restraint arises under any Antitrust Law), Parent shall pay to the Company the Parent Regulatory Termination Fee by wire transfer (to an account designated in writing by the Company) of immediately available funds within two Business Days after such termination. “Parent Regulatory Termination Fee” shall mean a cash amount equal to $12,500,000.

(iii) Notwithstanding anything to the contrary in this Agreement, payment of the Parent No-Close Termination Fee and payment of the Parent Regulatory Termination Fee, as applicable, shall constitute liquidated damages, and from and after such termination as described in this Section 8.2(c), Parent shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 8.2(c). Parent acknowledges that the agreements contained in Section 8.2(c) are integral parts of the Transactions, and that, without these agreements, the Company would not enter into this Agreement. Accordingly, if Parent fails to pay the Parent No-Close Termination Fee or the Parent Regulatory Termination Fee, as applicable, in a timely manner, and, in order to obtain such payment, the Company commences an Action that results in a judgment against the Parent or Merger Sub, Parent shall pay to the Company interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made, together with reasonable legal fees and expenses incurred by the Company in connection with such Action. The parties agree that, except with respect to any Willful and Material Breach by Parent or Merger Sub of any covenant or obligation contained in this Agreement prior to its termination, in the event the Parent No-Close Termination Fee or the Parent Regulatory Termination Fee, as applicable, is payable (A) the payment of the

Parent No-Close Termination Fee or the Parent Regulatory Termination Fee, as applicable, shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the Transactions and (B) upon payment of the Parent No-Close Termination Fee or the Parent Regulatory Termination Fee, as applicable, Parent and Merger Sub and their respective directors, officers, employees, equity holders, stockholders and Representatives shall have no further liability to the Company under this Agreement. In no event shall Parent be obligated to pay the Parent No-Close Termination Fee or the Parent Regulatory Termination Fee on more than one occasion.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Waivers. Subject to applicable Law, the other provisions of this Agreement and the rules and regulations of NYSE, and in accordance with the immediately following sentence, this Agreement may be amended by the parties by action taken or authorized by or on behalf of their respective boards of directors, at any time prior to the Closing Date, whether before or after adoption of this Agreement by the Company Shareholders or Parent in its capacity as the sole stockholder of Merger Sub; provided, however, that, after the Company has obtained the Company Shareholder Approval, no amendment may be made that, by applicable Law or in accordance with the rules and regulations of NYSE, requires the further approval of the Company Shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and otherwise in accordance with this Section 9.1. At any time prior to the Effective Time, Parent or the Company may, to the extent legally permissible and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, (b) waive any inaccuracies in the representations and warranties by the other party or parties contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other party or parties with any of the agreements or conditions contained herein. Any agreement by a party to such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary herein, the provisions relating to the Debt Financing Sources that are set forth in the last sentence of this Section 9.1 (Amendment and Waivers), Section 9.6 (Entire Agreement; No Third-Party Beneficiaries), Section 9.8(c) (Governing Law; Consent to Exclusive Jurisdiction) and Section 9.11 (Certain Recourse) (and any provision or definition of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions as they relate to the Debt Financing Sources) may not be modified, waived or terminated in a manner that is adverse to any Debt Financing Source without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of such Debt Financing Source.

Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive after the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time.

Section 9.3 Expenses. Except as otherwise specifically provided herein, all fees, costs and expenses (including all legal, accounting, broker, finder and investment banker fees) incurred in connection with this Agreement and the Transactions are to be paid by the party incurring such fees, costs and expenses.

Section 9.4 Notices. Any and all notices or other communications or deliveries provided hereunder shall be in writing and shall be deemed to have been delivered and received on the earliest of (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (c) immediately upon delivery by hand or by email transmission (provided that the sender of such email does not receive written notification of delivery failure), in each case to the intended recipient as set forth below. The address for such notices and communications shall be as follows:

(i)	if to Parent or Merger Sub, to:

c/o IQVentures Holdings, LLC

516 Emerald Pkwy

Dublin, Ohio 43017

Email:	cmiller@iqventures.com; kyle@iqventures.com;
mdurbin@iqventures.com
Attention:	Cory Miller; Kyle Hanson; Michael Durbin

with a copy to:

King & Spalding LLP

1180 Peachtree Street, NE, Suite 1600

Atlanta, Georgia 30309

Telephone No.: (404) 572-4875

Email:	calsmith@kslaw.com
Attention:	Cal Smith

(ii)	if to the Company, to:

The Aaron’s Company, Inc.

400 Galleria Parkway, SE, Suite 300

Atlanta, Georgia 30339

Email:	rachel.george@aarons.com
Attention:	Rachel G. George, Executive Vice President, General Counsel,
Corporate Secretary, Chief Compliance Officer and Chief Corporate Affairs Officer

with a copy to:

Jones Day

1221 Peachtree Street

Atlanta, Georgia 30361

Telephone No.: (404) 581-8617

Email:	darcywhite@jonesday.com
Attention:	Darcy R. White

Section 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the documents and instruments referred to in this Agreement, including the Company Disclosure Letter, the Surviving Corporation Articles of Incorporation, the Surviving Corporation Bylaws, the Limited Guarantee and the Confidentiality Agreement, the contents of and matters contemplated by each of which shall constitute facts ascertainable outside of the Agreement as provided by Section 14-2-1101(d) of the GBCC, (a) constitutes the entire agreement and supersedes all prior written or oral statements, representations, warranties, promises, assurances, agreements and understandings among the parties relating to or in connection with the subject matter of this Agreement, and (b) is not intended to confer on any Person other than the parties and their respective successors and permitted assigns, any rights or remedies hereunder, except (i) as provided in Section 6.7 (which is intended for the benefit of the Indemnified Parties, each of whom will be a third-party beneficiary of

Section 6.7), and (ii) the Debt Financing Sources and their respective successors, legal representatives and permitted assigns (each of which will be a third-party beneficiary with respect to their respective rights under Section 9.1, this Section 9.6, Section 9.8, Section 9.11 and Section 9.12).

Section 9.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and the parties agree that the court or other Governmental Entity making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 9.8 Governing Law; Consent to Exclusive Jurisdiction.

(a) Subject to the second sentence of this Section 9.8(a), this Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, the negotiation of this Agreement, the performance of this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Georgia, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction. Notwithstanding the foregoing, the matters contained in Article I and Article II shall be governed by the GBCC, including matters relating to the filing of the Certificate of Merger, the effects of the Merger, dissenters’ rights and all determinations as to Dissenting Shares, and all matters relating to the fiduciary duties of the Company Board shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b) Any Action based upon, arising out of or related to this Agreement or the Transactions shall only be brought in the Georgia State-wide Business Court, or in the event (but only in the event) such court does not have subject matter jurisdiction over such Action, then such Action shall only be brought in any other state or Federal court within the State of Georgia (the “Chosen Courts”), and each of the parties irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Chosen Courts in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in the Chosen Courts, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9.8(b). For greater certainty, the preceding sentences will not limit the rights of the parties to obtain execution of a judgment in any other jurisdiction. Each party consents to process being served in any such Action by the mailing of a copy thereof to the address (set forth in Section 9.4) below its name and agrees that such service upon receipt will constitute good and sufficient service of process or notice thereof. Nothing in this Section 9.8(b) will affect or eliminate any right to serve process in any other manner permitted by applicable Law or Order. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the exclusive personal jurisdiction of the courts referenced in this Section 9.8(b).

(c) Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and irrevocably (i) agree that any Action against or involving a Debt Financing Source based upon, arising out of or related to the Transactions, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any New York state or federal court sitting in the State of New York in the Borough of Manhattan and any appellate court thereof, and each party submits for itself and its property with respect to any such Action to the exclusive jurisdiction of such court, (ii) agree not to bring any such Action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Action brought in any such court, (iv) waive any objection they may now or hereafter have to personal jurisdiction, venue or convenience of forum of any such Action in such courts, and agree that all claims in respect of the Action shall be heard and determined only in such courts, and (v) agree any such Action will be governed and construed in accordance with the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction, except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in the Debt Commitment Letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provision shall be governed by and construed in accordance with the law of the State of Georgia).

Section 9.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated (whether by operation of law or otherwise) (a) by Parent without the prior written consent of the Company (provided that Parent may collaterally assign its rights under this Agreement to any Debt Financing Source without the prior written consent of the Company), or (b) by the Company without the prior written consent of Parent. Any attempted assignment in violation of the immediately preceding sentence will be void.

Section 9.10 Specific Performance.

(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, at Law or in equity, (ii) subject to Section 8.2(c) in all respects, the provisions set forth in Section 8.2 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement, and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific performance, and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at Law or in equity. The parties acknowledge and agree that any party entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such injunction and any party against whom such injunction is entered agrees not to request or demand any bond or security in connection therewith.

(b) Without limiting the provisions of Section 6.15, it is hereby acknowledged and agreed that (A) subject to the next sentence of this Section 9.10(b), the Company shall be entitled to seek specific performance to cause Parent to enforce, including against anticipatory breach, the obligations of the Financing

Sources to fund the Financing under the Debt Documents or the Equity Documents, as applicable, and (B) in the event that any of Financing Source initiates litigation against Parent with respect to the Debt Financing or Equity Financing, as applicable, or advises Parent that it does not intend to proceed with the Debt Financing or Equity Financing, as applicable, in violation of the terms of the Debt Commitment Letter or the other Debt Documents or the Equity Commitment Letter or other Equity Documents, as applicable, the Company shall be entitled to specific performance to require Parent to take enforcement action, including seeking specific performance, to cause Financing Source to provide such Debt Financing or Equity Financing, as applicable. Notwithstanding the foregoing, it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies to enforce the obligations of Parent and Merger Sub to effect the Closing shall be subject to the requirements that (i) the conditions set forth in Section 7.1 and Section 7.2 have been satisfied by the applicable party or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing, but which are capable of being satisfied), (ii) the Company has irrevocably notified Parent in writing that (A) the Company is ready, willing and able to consummate the Merger, and (B) if such injunction, specific performance or other equitable remedies to require Parent and Merger Sub to consummate the Merger and cause the Equity Financing to be funded at the Closing (and to require the Debt Financing Sources to provide the Debt Financing) are granted and complied with, then the Company shall take such actions that are required by this Agreement to cause the Closing to occur in accordance with Section 1.3, and (iii) the Debt Financing has been funded or will be funded if the Equity Financing is funded (in each case, following any efforts by Parent to specifically enforce the obligations of the Financing Sources consistent with this Section 9.10(b)).

(c) For the avoidance of doubt, the Company may pursue both a grant of specific performance to the extent permitted by this Section 9.10 and the payment of damages as contemplated by Section 8.2(a).

Section 9.11 Certain Recourse. Notwithstanding anything to the contrary contained herein, the Company agrees that it will not have any rights or claims against any Debt Financing Source (in its capacity as such) in connection with this Agreement, the Debt Financing or the Transactions, whether at Law or in equity, in Contract, tort or otherwise; provided, that nothing in this Section 9.11 shall in any way limit the obligations of Parent under this Agreement or any Debt Financing Source’s obligations to Parent or its Affiliates under the Debt Commitment Letter or the other Debt Documents; provided, further, that following the Closing, the foregoing will not limit the rights of the parties to the Debt Financing under the Debt Documents.

Section 9.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BETWEEN THE PARTIES HERETO (OR THE FINANCING SOURCES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION OF THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, THE TRANSACTIONS OR THE FINANCING.

Section 9.13 Transfer Taxes. Except as expressly provided in Article II, all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes, and fees incurred in connection with this Agreement and the Transactions (collectively, “Transfer Taxes”) shall be paid by Parent and Merger Sub when due. The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes.

ARTICLE X

DEFINITIONS; INTERPRETATION

Section 10.1 Cross References. Each of the following terms is defined in the section set forth opposite such term.

Defined Term	Section

Acceptable Confidentiality Agreement	5.2(c)
Agreement	Preamble

Defined Term	Section
Alternative Financing	6.15(c)
Articles of Incorporation	1.5
Bonus Amounts	6.10(c)
Book-Entry Shares	2.1(a)
Bylaws	1.5
Certificate of Merger	1.3
Certificates	2.1(a)
Chosen Courts	9.8(b)
Closing	1.2
Closing Date	1.2
Commitment Letters	4.6(b)
Company	Preamble
Company Acquisition Agreement	5.2(a)
Company Board	3.2(a)
Company Common Stock	3.4(a)
Company Disclosure Letter	Article III
Company Employee	6.10(a)
Company ESPP	2.3(h)
Company Financial Statements	3.5(b)
Company IP	3.15(b)
Company Permits	3.8
Company Plan	3.12(a)
Company Plans	3.12(a)
Company Preferred Stock	3.4(a)
Company Proxy Statement	3.10
Company Recommendation	3.2(b)
Company Recommendation Change	5.2(e)
Company SEC Documents	3.5(a)
Company Shareholder Approval	3.2(a)
Company Shareholders Meeting	6.2(a)
Company Termination Fee	8.2(b)(i)
D&O Insurance	6.7(d)
Data Room	10.3(m)
Debt Commitment Letter	4.6(a)
Debt Documents	6.15(d)
Debt Financing	4.6(a)
Dissenting Shareholder	2.4
Dissenting Shares	2.4
Effective Time	1.3
Equity Commitment Letter	4.6(b)
Equity Documents	6.15(d)
Equity Financing	4.6(b)
ERISA	3.12(a)
Filing Party	6.3(d)
Financial Advisor	3.18
Financing	4.6(b)
Financing Documents	6.15(d)
Franchised Location	3.25(b)
GAAP	3.5(b)
GBCC	1.1
General Enforceability Exceptions	3.2(a)

Defined Term	Section
Guarantor	4.13
HSR Act	3.3(b)
Information Technology Systems	10.2
Lease	3.14(b)
Limited Guarantee	4.13
Material Contract	3.9(a)
Maximum Amount	6.7(d)
Merger	1.1
Merger Consideration	2.1(a)
Merger Sub	Preamble
Modified Company RCA	2.3(d)
Modified Unvested Company RSA	2.3(c)(ii)
New Plans	6.10(b)
Non-U.S. Plan	3.12(b)(vii)
NYSE	3.3(b)
Outside Date	8.1(a)(ii)(A)
Parent	Preamble
Parent No-Close Termination Fee	8.2(c)(i)
Parent Regulatory Termination Fee	8.2(c)(ii)
Paying Agent	2.2(a)
Payment Fund	2.2(a)
Prohibited Modification	6.15(d)
Rental Contract Form	3.23(a)
Required Amounts	4.6(c)
Rights	3.4(a)
Shares	Recitals
Surviving Corporation	1.1
Surviving Corporation Articles of Incorporation	1.5
Surviving Corporation Bylaws	1.5
Transfer Taxes	9.13

Section 10.2 Certain Terms Defined. The following terms shall have the meanings set forth below for purposes of this Agreement:

“Action” means any claim, charge, investigation, action, cause of action, arbitration, litigation, suit or other similarly formal legal proceeding by or before any Governmental Entity.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Antitrust Laws” means any Laws or Orders of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

“Approvals” means any consent, approval or authorization of, permit or license issued or granted by, Order, waiver or exemption by, negative clearance from, or the expiration or early termination of any waiting period imposed by, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)).

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in Atlanta, Georgia are authorized or obligated by Law or Order to close.

“Code” means the Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any labor agreement or other Contract with a union, works council, labor organization, or other employee representatives.

“Company Cash Awards” means the Company RCAs and the Company Performance Units.

“Company Equity Awards” means the awards of Company Options, Company RSUs, Company RSAs and the Company PSAs.

“Company Material Adverse Effect” means any fact, condition, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but will not include facts, conditions, circumstances, occurrences, effects, changes, events or developments that are or are resulting from, arising out of or relating to (a) any changes in general United States or global economic or business conditions (including any disruption thereof or in any supply chains), (b) any changes in conditions generally affecting any of the industries in which the Company and its Subsidiaries operate, (c) any change in the market price or trading volume of the Company Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such change in the market price or trading volume may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), (d) any regulatory, legislative or political conditions (or change to existing conditions, Law or interpretations of Law) or securities, credit, financial or other capital markets conditions (or change to existing conditions), in each case, in the United States or any foreign jurisdiction, (e) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), (f) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or partners, and any Transaction Litigation, (g) the performance by the Company of its obligations that are expressly required under this Agreement or any action taken or not taken at the express written request of, or with the express written consent of, Parent, (h) any change or development in GAAP (or other accounting requirements or principles) or in any applicable Law or the interpretation or enforcement thereof, including any tax, trade or tariff policy (or authoritative interpretations thereof), in each case after the date of this Agreement, (i) geopolitical or social conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), civil disobedience, sabotage or terrorism, cyberterrorism or cyberattack or any escalation or worsening of any such hostilities, or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving any jurisdiction in which the Company operates, or any changes thereto, (j) (i) any hurricane, tornado, flood, earthquake or other natural disaster, or (ii) any epidemic, pandemic, outbreak of illness or other public health event, or (iii) in each case of (i) or (ii), any worsening thereof, (k) any adverse change to any of the Company’s credit ratings (it being understood that the facts or occurrences giving rise to or contributing to such change to any of the Company’s credit ratings may, if not otherwise excluded hereunder, be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), or (l) any fact, condition, circumstance, event, change, effect, occurrence or development that is disclosed in the Company Disclosure Letter or Company SEC Documents (other than any forward-looking risk factors and other forward- looking disclosures, in each case, to the extent such disclosures are not based on statements of present fact); provided, in the cases of the foregoing clauses (a), (b), (d), (h), (i) and (j), to the extent such facts, conditions, circumstances, occurrences, effects, changes, events or developments have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Company and its Subsidiaries operate; provided, further that the exception in clause (f) shall not be taken into account in determining whether any facts, conditions, circumstances, events, or developments occurring as contemplated by Section 3.3 would be deemed to be a Company Material Adverse Effect (or Section 7.2(a) as it relates to Section 3.3).

“Company Option” means each option to purchase Shares granted under the Company Stock Plans that is outstanding and unexercised as of immediately prior to the Effective Time.

“Company PCU” means each individual performance unit denominated in cash and granted under the Company Stock Plans pursuant to a 2024 grant agreement that is subject to performance-based vesting conditions.

“Company PSA” means each performance-based right to earn a Share-denominated amount granted under the Company Stock Plans subject to performance-based vesting conditions that is outstanding as of immediately prior to the Effective Time.

“Company RCA” means each award of restricted cash granted under the Company Stock Plans pursuant to a 2024 cash grant agreement that is outstanding as of immediately prior to the Effective Time.

“Company RSA” means each restricted Share granted under the Company Stock Plans that is outstanding as of immediately prior to the Effective Time.

“Company RSU” means each restricted stock unit granted under the Company Stock Plans that is outstanding as of immediately prior to the Effective Time.

“Company Shareholders” means all holders of Shares of the Company in their capacity as such.

“Company Stock Plans” means the The Aaron’s Company, Inc. 2015 Equity and Incentive Plan, the The Aaron’s Company, Inc. 2020 Equity and Incentive Plan and the The Aaron’s Company, Inc. Amended and Restated 2020 Equity and Inventive Plan, in each case, as amended from time to time.

“Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (except that references therein to 20% shall be replaced by 50%) that the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel (taking into account any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal), (a) is reasonably capable of being completed in accordance with its terms, taking into account all financial, legal, regulatory and other aspects of such proposal deemed relevant in good faith by the Company Board, including all conditions contained therein and the availability of financing (to the extent applicable), and (b) is more favorable in the aggregate to the Company Shareholders (in their capacity as such) than the terms and conditions of the Merger.

“Company Systems” means software, computer firmware, computer hardware, electronic data processing, telecommunications networks, network equipment, interfaces, platforms, peripherals, and computer systems (collectively, “Information Technology Systems”), and information contained therein or transmitted thereby, in each case, owned or licensed by the Company or any of its Subsidiaries.

“Company Takeover Proposal” means (a) any proposal or offer for or with respect to a merger, consolidation, business combination, recapitalization, exchange or tender offer, share exchange, joint venture, reorganization, dissolution or other similar transaction or series of related transactions involving the Company or any of its Subsidiaries that if consummated would result in any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) becoming the beneficial owner or owners of 20% or more of the voting power of the Company, (b) any proposal or offer to acquire in any manner 20% or more of the outstanding Company Common Stock, (c) any proposal or offer to acquire in any manner (including the acquisition of stock in any Subsidiary of the Company), directly or indirectly, assets or businesses of the Company or its Subsidiaries representing 20% or more of the consolidated assets (as determined on a fair market value basis as of the date of such purchase or acquisition), revenues or gross profit of the Company, (d) any proposal or offer relating to any other joint venture, recapitalization, reorganization or other similar transaction involving the Company that would have the same effect as described in the foregoing clauses (a) through (c) or (e) any combination of the foregoing, in each case, other than the Transactions.

“Confidentiality Agreement” means that certain letter agreement, dated November 28, 2023, between the Company and BasePoint Capital, LLC, together with that certain joinder thereto, dated June 5, 2024, executed by Parent.

“Contract” means any express, legally binding agreement, lease, sublease, license, contract, note, bond, mortgage, indenture, deed of trust, franchise, concession, arrangement, commitment, obligation or other legally binding arrangement, in each case, other than purchase orders, invoices, statements of work or work orders.

“Data Protection Laws and Requirements” means, collectively, all of the following to the extent relating to the Personal Information or other sensitive information or otherwise relating to privacy, security or security breach notification requirements: (a) all Laws (including any applicable Laws of jurisdictions where Personal Information is collected) governing the privacy or security of Personal Information, and any other Laws applicable to the collection, storage, processing or distribution of Personal Information; (b) the external-facing rules, policies, and procedures (whether physical or technical in nature, or otherwise) of the Company and its Subsidiaries; and (c) the Payment Card Industry Data Security Standard.

“Debt Financing Sources” means (in their capacities as such) the entities that have committed to provide or arrange or otherwise have entered into agreements pursuant to the Debt Commitment Letter or in connection with all or any part of the Debt Financing described therein, or replacement debt financings, in connection with the Transactions, including the parties to any commitment letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, including any arrangers, administrative agents or collateral agents part of the Debt Financing, and the Representatives and controlled Affiliates of each of the foregoing involved in the Debt Financing; provided, that none of Parent, Merger Sub or any of their controlled Affiliates shall be a Debt Financing Source.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, adverse claim of ownership or use, title defect, easement, right of way, or other encumbrance of any kind.

“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Equity Financing Sources” means the entities that have committed to provide the Equity Financing pursuant to the Equity Commitment Letter.

“Exchange Act” means the Securities Exchange Act of 1934.

“Filings” means any registrations, applications, declarations, reports, submissions or other filings with, or any notices to, any Person (including any third party or Governmental Entity (including any Governmental Antitrust Entity)).

“Financing Sources” means the Debt Financing Sources and the Equity Financing Sources.

“Franchise” means any grant by the Company or any of its Subsidiaries to any Person of the right to engage in or carry on a business, or to sell or offer to sell any product or service in the Franchise System, under or in association with any trademark, which constitutes a “franchise,” as that term is defined under (a) the FTC Rule, regardless of the jurisdiction in which the franchised business is located or operates; or (b) the Franchise Law applicable in the jurisdiction in which the franchised business is located or operates, if any.

“Franchise Agreement” means any written agreement between the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has granted any other Person the right to develop or operate any lease-purchase or rent-to-own Franchised Business.

“Franchised Business” means any business developed and operated pursuant to a franchise (as such term is defined under the Franchise Laws) grant from the Company or any of its Subsidiaries using the Franchise System.

“Franchise Disclosure Document” means all of the uniform franchise offering circulars, franchise disclosure documents and other disclosure documents used in the offer and sale of franchises by the Company or any of its Subsidiaries in its efforts to comply with any Franchise Laws.

“Franchise Law” means the FTC Rule and any other domestic or foreign law or law regulating the offer or sale of Franchises, business opportunities, seller-assisted marketing plans or similar relationships, or governing the relationships between franchisors and franchisees, manufacturers and dealers, or grantors and distributors, including those laws that address unfair practices related to, or the default, termination, non-renewal, transfer of, franchises, dealerships and distributorships.

“Franchise System” means the Aaron’s® franchise system operated by the Company and its Subsidiaries.

“Franchisee” means a Person who is a party to a Franchise Agreement with the Company or any of its Subsidiaries and part of the Franchise System.

“FTC Rule” means the U.S. Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Section 436.1 et seq.

“Governmental Antitrust Entity” means any of the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction with respect to the Transactions pursuant to applicable Antitrust Laws.

“Governmental Entity” means (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any non-governmental self-regulatory agency, securities exchange, commission or authority, in each of clauses (a) through (d), whether supranational, national, federal, state, county, municipal, provincial, and whether local or foreign.

“Indebtedness” of any Person means (a) all indebtedness for borrowed money, and (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument.

“Indemnified Party” means each current and former director or officer of the Company or any of its Subsidiaries and each such person who serves or served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, together with such person’s heirs, executors or administrators.

“Intellectual Property Rights” means United States or foreign intellectual property, including (a) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, provisionals, extensions and reexaminations thereof, (b) trademarks, service marks, logos, trade names, corporate names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) copyrights and copyrightable works and all applications and registrations in connection with any of the foregoing, (d) inventions and discoveries (whether patentable or not), industrial designs, trade secrets recognized under applicable Law, confidential information and know-how, (e) rights in computer software, databases and data, (f) uniform resource locators, web site addresses and Internet domain names, and registrations therefor, and (g) all other proprietary rights whether now known or hereafter recognized in any jurisdiction.

“Intervening Event” means a material fact or event that has occurred or arisen after the date of this Agreement, that was not known to the Company Board (or, if known, the consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement) and materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following constitute or be taken into account in determining whether an “Intervening Event” has occurred: (a) the receipt, terms or existence of any Company Takeover Proposal or any matter relating thereto, (b) the mere fact, in and of itself, that there has occurred any change in the market price or trading volume of the capital stock of the Company, or (c) the mere fact, in and of itself, that the Company or any of its Subsidiaries has met, exceeded or failed to meet internal or publicly announced financial projections, forecasts or predictions; provided, that, with respect to the foregoing clauses (b) and (c), any underlying fact or event giving rise to such change, meeting, exceedance or failure may be considered and taken into account in determining whether an “Intervening Event” has occurred if not falling into the foregoing clause (a) of this definition.

“IP Registrations” means all patents, patent applications, trademarks or service mark registrations or applications for such registrations, internet domain name registrations and copyright registrations and applications.

“IRS” means the Internal Revenue Service.

“Knowledge” means (a) with respect to Parent, (after reasonable inquiry of their direct reports) the actual knowledge of Kyle Hanson and Michael Durbin, and (b) with respect to the Company, (after reasonable inquiry of their direct reports) the actual knowledge of Douglas A. Lindsay and C. Kelly Wall.

“Law” means any law (whether local or common), statute, code, ordinance, regulation, treaty (including any Tax treaty) or rule of any Governmental Entity.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise used or occupied (but not owned) by the Company or any Subsidiary of the Company.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste, in each case, as defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act.

“Open Source Software” means any software that is licensed pursuant to (a) any license that is, or is substantially similar to, a license approved as of the date hereof by the Open Source Initiative and listed at http://www.opensource.org/licenses; or (b) any license under which software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms.

“Order” means any order, writ, judgment, ruling, injunction, assessment, stipulation, determination, award or decree of any Governmental Entity.

“Organizational Documents” means (a) in the case of a corporation, its certificate of incorporation (or analogous document) and bylaws; (b) in the case of a limited liability company, its certificate of formation and operating agreement (or analogous documents); or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

“Owned Real Property” means all interests in real property owned by the Company or any Subsidiary of the Company, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto.

“Permitted Encumbrances” means (a) Encumbrances that relate to Taxes, assessments and governmental charges or levies imposed upon the Company that are not yet due and payable or that are being contested in good faith by appropriate proceedings or for which reserves have been established on the most recent financial statements included in the Company SEC Documents, (b) Encumbrances imposed by Law that relate to obligations that are not yet due and have arisen in the ordinary course of business, (c) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations, (d) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances imposed upon the Company arising or incurred in the ordinary course of business, (e) Encumbrances that relate to zoning, entitlement and other land use and environmental Laws, (f) other imperfections or irregularities in title, charges, easements, survey exceptions, leases, subleases, license agreements and other occupancy agreements, reciprocal easement agreements, restrictions and other customary encumbrances on title to or use of real property, (g) any Laws affecting any Site, (h) any utility company rights, easements or franchises for electricity, water, steam, gas, sanitary sewer, surface water, drainage, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon any of the Sites, or other general easements granted to Governmental Entities in the ordinary course of developing or operating any Site, (i) any encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway, (j) as to any Leased Real Property, any Encumbrance affecting the interest of the lessor thereof, (k) Encumbrances related to any Indebtedness that will be released and terminated in connection with Closing; and (l) any matters disclosed in reports delivered or made available to Parent by the Company prior to the date of this Agreement; provided, however, that in the case of clauses (e) through (i), none of the foregoing, individually or in the aggregate, materially adversely affects the continued use of the property to which its relates in the conduct of the business currently conducted thereon.

“Person” means a natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated society or association, joint venture, Governmental Entity or other legal entity or organization.

“Personal Information” means any information that constitutes “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information,” or any analogous term, under applicable Law.

“Protection Period” means the period following a change in control of the Company during which a Company Cash Award or Company Equity Award is subject to vesting on a termination without “cause” and/or for “good reason,” as applicable.

“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, financing sources, investment bankers, attorneys, accountants and other representatives.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Site” means each location where the Company or any Subsidiary of the Company conducts business, including each Owned Real Property and Leased Real Property.

“SOX” means the Sarbanes-Oxley Act of 2002.

“Subsidiary” means, with respect to any party, any foreign or domestic corporation or other entity, whether incorporated or unincorporated, of which (a) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership), or (b) at least a majority of the securities or other equity interests having by their terms ordinary voting power to elect a majority of the directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of such party’s Subsidiaries, or by such party and one or more of its Subsidiaries.

“Takeover Laws” means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Common Stock, including any “business combination,” “control share acquisition,” “fair price,” “moratorium,” “takeover,” “interested shareholder” or other similar anti-takeover Law.

“Tax” means any (a) federal, state, provincial, local, non-U.S. or other tax, including any income, gross receipts, net proceeds, alternative or add on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, consumption, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, withholding, unemployment or social security or other tax of whatever kind that is imposed by any Governmental Entity, and (b) interest, fines, penalties or additions to tax incurred in connection with any items described in the preceding clause (a).

“Tax Returns” mean all federal, state, provincial, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns required to be filed with a taxing authority with respect to Taxes (including any amendments thereto).

“Transaction Litigation” means any claim or Action (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving either the Company, the Company Board, any committee thereof or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the Transactions (including any such claim or Action based on violation of Law or allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board).

“Transactions” means the Merger and the other transactions contemplated by this Agreement, other than the Financing.

“Unvested Company RSA” means each Company RSA that is not a Vested Company RSA.

“Vested Company RSA” means each Company RSA that is vested as of immediately prior to the Effective Time.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 and any comparable Law.

“Willful and Material Breach” means a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, in each case, with the actual knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement.

Section 10.3 Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) References herein to Articles, Sections, Annexes, Exhibits or Schedules shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(b) The words such as “herein” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear.

(c) The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(d) The word “or” is not exclusive.

(e) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

(f) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(g) References to “$” and “dollars” are to the currency of the United States of America. All Dollar amounts contemplated by this Agreement, to the extent applicable, shall be rounded down to the nearest penny.

(h) The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”

(i) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(j) (i) References to any statute or any provision of any statute shall be deemed to refer to such statute as amended from time to time and to any rules and regulations promulgated thereunder and to any successor statutes, rules or regulations, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any statute or any provision of any statute will be deemed to refer to such statute or provision (and any rules and regulations promulgated thereunder) as of such date, and (ii) references to any Person include the successors and permitted assigns of that Person.

(k) With respect to the determination of any period of time, the words “from” or “through” mean “from and including” or “through and including” respectively, and the words “to” and “until” each means “to but excluding”.

(l) All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person.

(m) Any document that is described as being “delivered,” “furnished,” “made available” or similarly shall mean that the Company has (i) posted such materials to the virtual data room entitled “Project Polo” maintained by Datasite the “Data Room”, in a manner that enables viewing of such materials by Parent or its Representatives at least 24 hours prior to the date of this Agreement, or (ii) set forth a true and complete copy of such materials in the Company Disclosure Letter.

(n) The Company, Parent and Merger Sub are referred to herein individually as a “party” and collectively as “parties.”

(o) The phrase “ordinary course of business” and similar phrases will mean, with respect to any Person, the ordinary course of such Person’s business consistent with past custom and practice, but giving effect to any adjustments or modifications thereto (regardless of whether consistent with past custom and practice) taken to comply with applicable Law or in response to or as a result of any extraordinary event occurring after the date of this Agreement that was not reasonably foreseeable as of the date of this Agreement and that is outside the control of the Company and its Subsidiaries or Parent and its Affiliates, as applicable.

(p) The Company Disclosure Letter is hereby incorporated and made a part hereof and is an integral part of this Agreement. As used in any section of the Company Disclosure Letter, unless the context would otherwise require, the term “material” and the concept of the “material” nature of an effect upon the Company shall be measured relative to the Company and its Subsidiaries, taken as a whole, as their business is currently being conducted. The Company may, at its option, include in the Company Disclosure Letter items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation or warranty that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be referred to and incorporated in any other section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on its face. Reference to any Contract or Company Plans set forth in the Company Disclosure Letter includes all amendments, purchase orders and schedules thereto from time to time through the date of this Agreement. Nothing contained in any section of the Company Disclosure Letter should be construed as an admission of liability or responsibility of any party to any third party in connection with any pending or threatened Action or otherwise. Except as otherwise expressly set forth in any section of the Company Disclosure Letter, in no event shall the listing or disclosure of any information or document in any section of the Company Disclosure Letter or in the documents referred to or incorporated by reference in any such section of the Company Disclosure Letter constitute or be deemed to imply any representation, warranty, undertaking, covenant or other obligation of the Company not expressly set out in this Agreement or shall such disclosure be construed as extending the scope of any representation or warranty, undertaking, covenant or obligation set out in this Agreement. Any capitalized terms used in any Section of the Company Disclosure Letter or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(q) The parties agree that they have participated jointly in the drafting of this Agreement and have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[Signatures on Following Page.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

IQVENTURES HOLDINGS, LLC

By:	/s/ Cory Miller
Name: Cory Miller
Title: President

POLO MERGER SUB, INC.

By:	/s/ Cory Miller
Name: Cory Miller
Title: President

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

The Aaron’s Company, Inc.

By:	/s/ Douglas A. Lindsay
Name: Douglas A. Lindsay
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

June 16, 2024

The Board of Directors

The Aaron’s Company, Inc.

400 Galleria Parkway SE

Suite 300

Atlanta, Georgia 30339

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.50 per share (the “Company Common Stock”), of The Aaron’s Company, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of IQVentures Holdings, LLC (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of June 16, 2024 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Polo Merger Sub, Inc. (the “Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $10.10 per share in cash, without interest (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (iv) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company, the Acquiror and the Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors

B-1

to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint lead bookrunner on an amendment to the Company’s credit facility in February 2024. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

B-2

Annex C

Article 13 of the Georgia Business Corporation Code

TITLE 14. CORPORATIONS, PARTNERSHIPS, AND ASSOCIATIONS

CHAPTER 2. BUSINESS CORPORATIONS

ARTICLE 13. DISSENTERS’ RIGHTS

PART 1

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

§ 14-2-1301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

§ 14-2-1302. Right to dissent.

(a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i) The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii) Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii) The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4) An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5) Consummation of an action described in subsection (a) or (b) of Code Section 14-2-1805;

(6) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(7) Consummation of a division, as defined in Code Section 33-14-120, to which the corporation is a party, provided any such appraisal is subject to the limitations of Code Section 33-14-127.

(b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1) In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A) Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B) Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

§ 14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS’ RIGHTS

§ 14-2-1320. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b) If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

§ 14-2-1321. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2) Must not vote his shares in favor of the proposed action.

(b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

§ 14-2-1322. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b) The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4) Be accompanied by a copy of this article.

§ 14-2-1323. Duty to demand payment.

(a) A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

§ 14-2-1324. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

§ 14-2-1325. Payment.

(a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b) The offer of payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5) A copy of this article.

(c) If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

§ 14-2-1326. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

§ 14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

PART 3

JUDICIAL APPRAISAL OF SHARES

§ 14-2-1330. Court action.

(a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

§ 14-2-1331. Court costs and attorney fees.

(a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

§ 14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

PRELIMINARY - SUBJECT TO COMPLETION

THE AARON’S COMPANY, INC.

CORPORATE SECRETARY

400 GALLERIA PARKWAY, SE

SUITE 300

ATLANTA,GA 30339

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2024 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD], 2024 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55024-TBD	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE AARON’S COMPANY, INC.

PRELIMINARY - SUBJECT TO COMPLETION

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.				For	Against	Abstain

1.  To approve the Agreement and Plan of Merger, dated June 16, 2024 (as it may be amended from time to time, the “merger agreement”), by and among IQVentures Holdings, LLC, Polo Merger Sub, Inc. and The Aaron’s Company, Inc. (the “Company”).

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2.  To approve on a non-binding, advisory basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger of Polo Merger Sub, Inc., a wholly-owned direct subsidiary of IQVentures Holdings, LLC, with and into the Company.

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3.  To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

				☐	☐	☐

Shareholders will also transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY - SUBJECT TO COMPLETION

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V55025-TBD

PRELIMINARY - SUBJECT TO COMPLETION

THE AARON’S COMPANY, INC.

Special Meeting of Shareholders

[TBD], 2024 [TBD] AM EDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Douglas A. Lindsay, C. Kelly Wall and Rachel G. George, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of THE AARON’S COMPANY, INC. (the “Company”) that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] AM, EDT on [TBD], 2024, at the law offices of Jones Day, located at 1221 Peachtree Street N.E., Suite 400, Atlanta, Georgia 30361, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this card is signed and returned without voting instructions, you will be deemed to have instructed the proxies to vote your shares in accordance with the recommendations of the Company’s Board of Directors.

Participants in any retirement plan of the Company may vote their proportionate share of Company common stock held in the plan by signing and returning this card, or by voting electronically or by telephone. By doing so, you are instructing the trustee to vote all of your shares at the meeting, and at any and all adjournments or postponements thereof, as you have indicated with respect to the matters referred to on the reverse side of this proxy. If this card is signed and returned without voting instructions, you will be deemed to have instructed the plan trustee to vote your shares in accordance with the recommendations of the Company’s Board of Directors listed above. If this card is not returned (and your shares are not otherwise voted electronically or by telephone) or if this card is returned unsigned, your shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.

Continued and to be signed on reverse side